Filed Pursuant to Rule 424(b)(3)
Registration No. 333-286589
PROXY STATEMENT FOR ANNUAL MEETING OF

CONTEXTLOGIC INC.
PROXY STATEMENT/PROSPECTUS
A REORGANIZATION AND HOLDING COMPANY MERGER IS PROPOSED
YOUR VOTE IS IMPORTANT
Dear Stockholders of ContextLogic Inc.:
It is my pleasure to invite you to attend the 2025 Annual Meeting of Stockholders (“Annual Meeting” or “2025 Annual Meeting”) of ContextLogic Inc. (“ContextLogic” or the “Company”), to be held on Thursday, July 10, 2025 at 10:00 a.m. Pacific Daylight Time. Our Annual Meeting will be completely virtual. We believe a virtual annual meeting provides safe and expanded access, improves communication, enables increased stockholder attendance and participation, and provides cost savings. You may attend the virtual meeting, submit questions, and vote your shares electronically during the meeting via live webcast by visiting www.virtualshareholdermeeting.com/LOGC2025.
At the Annual Meeting, you will be asked to consider and act upon the following actions:
(1)
to approve an agreement and plan of reorganization (the “Reorganization Agreement”) to effect a transaction intended to help protect the long-term value to the Company of our substantial net operating loss carryforwards (“NOLs”) in which ContextLogic will become a wholly owned subsidiary of Easter Parent, Inc., a newly formed holding company (“Holdings”), immediately followed by a conversion of ContextLogic into a Delaware limited liability company, and each outstanding share of class A common stock of ContextLogic (“ContextLogic common stock”) will be exchanged for one share of common stock of Holdings and each option to purchase shares of common stock of ContextLogic will be assumed by Holdings and become exercisable for an equivalent number of shares of Holdings common stock, each restricted stock unit to be settled in shares of ContextLogic common stock will assumed by Holdings and remain subject to the same terms and conditions as were applicable to such restricted stock unit award, but will be converted into an award with respect to the same number of shares of Holdings common stock, and each share of common stock of Holdings will be subject to certain transfer restrictions that would prohibit transfers having the effect of increasing the ownership of Holdings stock by (i) any person from less than 4.9% to 4.9% or more or (ii) any person owning or deemed to own 4.9% or more of Holdings’ stock (together, the “Reorganization” and the proposal, the “Reorganization Proposal”);

(2)
a proposal to elect two Class III directors, Ted Goldthorpe and Jennifer Chou, to serve on our Board of Directors until the 2028 Annual Meeting of Stockholders or until their successors are duly elected and qualified (the “Election Proposal”);

(3)	a proposal to ratify the appointment of BPM LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2025 (the “Ratification Proposal”);
(4)	a proposal to approve, on an advisory basis, our named executive officer compensation for the year ended December 31, 2024, as disclosed herein (the “Compensation Proposal”);
(5)
a proposal to approve the adjournment of the Annual Meeting, if necessary, to solicit additional proxies if there are insufficient votes at the time of the Annual Meeting to approve the Reorganization Proposal (the “Adjournment Proposal”); and

(6)	to conduct any other business properly brought before the meeting.
If the Reorganization Proposal is approved and the transactions contemplated by the Reorganization Agreement, which we refer to as the “Reorganization,” are completed, we will become a wholly owned subsidiary of the newly formed holding company, and your shares will automatically be exchanged for the same number of shares of the Delaware holding company.
We intend to seek approval to list and trade the Holdings common stock on the OTCQB Venture Market on the Over-the-Counter markets (the “OTC Markets”) under the symbol “LOGC,” the same ticker symbol currently used by the Company. We intend to rename Holdings to “ContextLogic Holdings Inc.” following the Reorganization.
This proxy statement/prospectus is amended and restated from the version mailed on or around May 30, 2025, to give effect to (i) the amended and restated agreement and plan of reorganization, by and among ContextLogic, Holdings and Easter Merger Sub, Inc. (“Merger Sub” and the agreement, the “A&R Reorganization Agreement”) and (ii) to provide updates to the disclosure with respect to the ContextLogic common stock being delisted from The Nasdaq Global Market and its subsequent listing on the OTCQB Venture Market on the OTC Markets, as further described in its Current Report on Form 8-K, filed with the SEC on May 30, 2025.
All descriptions and terms of the Reorganization Agreement including in this proxy statement/prospectus, which is amended and restated from the version mailed on or around May 30, 2025, give effect to the A&R Reorganization Agreement and as the same may be further amended, modified, supplemented and/or restated. Unless otherwise specified, references to this proxy statement/prospectus refer to this amended and restated proxy statement/prospectus, updated from the version that was first mailed to shareholders on or around May 30, 2025.
Our Board of Directors has unanimously determined that the Reorganization Proposal and the Reorganization Agreement and the transactions contemplated thereby, including the Reorganization, as well as the Election Proposal, the Ratification Proposal, the Compensation Proposal, and the Adjournment Proposal, are fair to, advisable and in the best interests of, the Company and its stockholders. Accordingly, our board has unanimously approved the reorganization agreement and recommends that you vote “FOR” the Reorganization Proposal, “FOR” the Election Proposal, “FOR” the Ratification Proposal, “FOR” the Compensation Proposal and “FOR” the Adjournment Proposal.
Your vote is very important. We cannot complete the Reorganization unless holders of a majority of the outstanding shares of our common stock vote to approve the Reorganization Proposal. If you fail to vote on the Reorganization Proposal, it will have the same effect as if you were to vote against the Reorganization Proposal.
Details regarding the business to be conducted at our Annual Meeting are more fully described in the accompanying Notice of Annual Meeting of Stockholders and Proxy Statement.
On or around May 30, 2025, we mailed to our stockholders the proxy statement for our 2025 Annual Meeting of Stockholders (the “Proxy Statement”), a proxy card, and our Annual Report for the fiscal year ended December 31, 2024 (the “Annual Report”) (collectively the “proxy materials”). The Proxy Statement and proxy card will provide instructions on how to vote online or by telephone, and how to receive printed proxy materials by mail.
WHETHER OR NOT YOU PLAN TO VIRTUALLY ATTEND OUR ANNUAL MEETING, YOUR VOTE IS IMPORTANT AND WE ENCOURAGE YOU TO VOTE PROMPTLY. YOU MAY VOTE BY PROXY OVER THE INTERNET OR BY TELEPHONE, OR, BY MAIL BY FOLLOWING THE INSTRUCTIONS ON YOUR PROXY CARD. IF YOU VIRTUALLY ATTEND OUR ANNUAL MEETING, YOU WILL HAVE THE RIGHT TO REVOKE YOUR PROXY AND VOTE ELECTRONICALLY DURING THE MEETING VIA THE LIVE WEBCAST. IF YOU HOLD YOUR SHARES THROUGH AN ACCOUNT WITH A BROKERAGE FIRM, BANK, OR OTHER NOMINEE, PLEASE FOLLOW THE INSTRUCTIONS YOU RECEIVE FROM YOUR BROKERAGE FIRM, BANK, OR OTHER NOMINEE TO VOTE YOUR SHARES.
We encourage you to read the accompanying proxy statement/prospectus carefully because it explains the proposed Reorganization, the documents related to the Reorganization and other related matters. You can also obtain other information about us from documents that we have filed with the Securities and Exchange Commission. You should also carefully consider the risks that are described in the “Risk Factors” section beginning on page 26.
On behalf of the Board of Directors, thank you for your continued interest in and support for ContextLogic Inc.
Sincerely,
Rishi Bajaj
Chief Executive Officer
2648 International Blvd., Ste 115
Oakland, CA 94601
ir.contextlogicinc.com
June 18, 2025
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the securities to be issued under this proxy statement/prospectus or passed upon the adequacy or accuracy of this proxy statement/prospectus. Any representation to the contrary is a criminal offense.
This amended and restated proxy statement/prospectus is dated June 18, 2025 and the initial proxy statement/prospectus was first mailed to ContextLogic Inc. stockholders on or about May 30, 2025.

ABOUT THIS PROXY STATEMENT/PROSPECTUS
This proxy statement/prospectus, which forms part of a registration statement on Form S-4 filed with the Securities and Exchange Commission (the “SEC”) by Holdings, constitutes a prospectus of Holdings under Section 5 of the Securities Act, with respect to the shares of common stock of Holdings to be issued to ContextLogic stockholders pursuant to the Reorganization Agreement. This document also constitutes a proxy statement of ContextLogic under Section 14(a) of the Exchange Act.
You should rely only on the information contained or incorporated by reference into this proxy statement/prospectus with respect to the Reorganization. No one has been authorized to provide you with information that is different from that contained in, or incorporated by reference into, this proxy statement/prospectus with respect to the Reorganization. This proxy statement/prospectus is dated as of the date set forth on the cover hereof. You should not assume that the information contained in this proxy statement/prospectus is accurate as of any date other than that date. You should not assume that the information incorporated by reference into this proxy statement/prospectus is accurate as of any date other than the date of such incorporated document. Neither the mailing of this proxy statement/prospectus to ContextLogic stockholders nor the issuance by Holdings of its common stock in connection with the Reorganization will create any implication to the contrary.
This proxy statement/prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities, or the solicitation of a proxy, in any jurisdiction to or from any person to whom it is unlawful to make any such offer or solicitation in such jurisdiction.
ADDITIONAL INFORMATION
This document, which is sometimes referred to as this proxy statement/prospectus, constitutes a proxy statement of ContextLogic Inc., which we refer to as the “Company,” with respect to the solicitation of proxies by the Company for the annual meeting described within, and a prospectus of Easter Parent, Inc., which we refer to as “Holdings,” for the shares of common stock of Holdings to be issued to Company stockholders in connection with the proposed Reorganization. As permitted under the rules of the SEC, this proxy statement/prospectus incorporates important business and financial information about us that is contained in documents filed with the SEC that are not included in or delivered with this proxy statement/prospectus. You may obtain copies of these documents incorporated by reference into this proxy statement/prospectus, including copies of financial statements and management’s discussion and analysis, without charge, from the website maintained by the SEC at www.sec.gov, as well as other sources. See “Where You Can Find Additional Information” beginning on page 73. You may also obtain copies of these documents, without charge, from the Company by writing or calling:
ContextLogic Inc.
2648 International Blvd., Ste 115
Oakland, CA 94601
Telephone: (415) 965-8476
You also may obtain documents incorporated by reference into this proxy statement/prospectus by requesting them in writing or by telephone from the proxy solicitor for the reorganization at the following address and telephone numbers:
MacKenzie Partners, Inc.
1407 Broadway, 27th Floor
New York, New York 10018
Call Toll-Free (800) 322-2885
Email: proxy@mackenziepartners.com
To receive timely delivery of the documents in advance of the Annual Meeting, you should make your request no later than July 2, 2025, which is five business days before the Annual Meeting.
In addition, you may obtain copies of documents filed by ContextLogic with the SEC on ContextLogic’s website at ir.contextlogicinc.com. We are not incorporating the contents of the websites of ContextLogic or any other entity into this proxy statement/prospectus.
i

ContextLogic Inc. 2648 International Blvd., Ste 115 Oakland, CA 94601

NOTICE OF 2025 ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON JULY 10, 2025
Dear Stockholders of ContextLogic Inc.:
You are cordially invited to attend the 2025 Annual Meeting (“Annual Meeting” or “2025 Annual Meeting”) of Stockholders of ContextLogic Inc., a Delaware corporation. The meeting will be held on Thursday, July 10, 2025, at 10:00 a.m. Pacific Daylight Time. Our Annual Meeting will be completely virtual. You may attend the meeting, submit questions, and vote your shares electronically during the meeting via live webcast by visiting www.virtualshareholdermeeting.com/LOGC2025. At the Annual Meeting, our stockholders will be asked:
(1)
To approve an agreement and plan of reorganization (the “Reorganization Agreement”) to effect a transaction intended to help protect the long-term value to our company of our substantial net operating loss carryforwards, which we refer to herein as “NOLs,” in which ContextLogic will become a wholly owned subsidiary of Easter Parent, Inc., a newly formed holding company (“Holdings”), immediately followed by a conversion of ContextLogic into a Delaware limited liability company, and each outstanding share of class A common stock of ContextLogic (“ContextLogic common stock”) will be exchanged for one share of common stock of Holdings. Any options you hold to purchase ContextLogic common stock will be assumed by Holdings and become exercisable for the equivalent number of shares of common stock of Holdings, each restricted stock unit to be settled in shares of ContextLogic common stock will assumed by Holdings and remain subject to the same terms and conditions as were applicable to such restricted stock unit award, but will be converted into an award with respect to the same number of shares of Holdings common stock, and each share of common stock of Holdings will be subject to certain transfer restrictions that would prohibit transfers having the effect of increasing the ownership of Holdings stock by (i) any person from less than 4.9% to 4.9% or more or (ii) any person owning or deemed to own 4.9% or more of Holdings’ stock (together, the “Reorganization,” and the proposal, the “Reorganization Proposal”);

(2)
To elect two Class  III directors, Ted Goldthorpe and Jennifer Chou, to serve on our Board of Directors until the 2028 Annual Meeting of Stockholders or until their successors are duly elected and qualified (the “Election Proposal”);

(3)	To ratify the appointment of BPM LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2025 (the “Ratification Proposal”);
(4)	To approve, on an advisory basis, our named executive officer compensation for the year ended December 31, 2024, as disclosed herein (the “Compensation Proposal”);
(5)	To approve, if necessary, the adjournment of the Annual Meeting to solicit additional proxies in favor of the Reorganization Proposal (the “Adjournment Proposal”); and
(6)	To conduct any other business properly brought before the meeting.
Our Board of Directors has approved the proposed Reorganization Agreement and unanimously determined that the Reorganization Proposal and the Reorganization Agreement and the transactions contemplated thereby, including the Reorganization, as well as the Election Proposal, the Ratification Proposal, the Compensation Proposal, and the Adjournment Proposal, are fair to, advisable and in the best interests of, the Company and its stockholders, and unanimously recommends that stockholders vote “FOR” the Reorganization Proposal, “FOR” the Election Proposal, “FOR” the Ratification Proposal, “FOR” the Compensation Proposal and “FOR” the Adjournment Proposal.

The items of business listed above are more fully described in the Proxy Statement accompanying this Notice. The record date for the Annual Meeting is May 19, 2025 (the “Record Date”). Only stockholders of record at the close of business on the Record Date may vote at the meeting or any adjournment thereof.
Regardless of the number of shares you own, your vote is important. Therefore, even if you currently plan to virtually attend the 2025 Annual Meeting, please vote or submit your proxy as soon as possible so that your shares can be voted at the 2025 Annual Meeting in accordance with your instructions. Both telephone and internet voting are available. For specific instructions on voting, please refer to the instructions in the proxy card. If you do virtually attend the 2025 Annual Meeting and wish to vote electronically, you may withdraw your proxy at that time.
The proxy statement/prospectus of which this notice is a part provides a detailed description of the Reorganization and the Reorganization Agreement and the other matters to be considered at the annual meeting. We urge you to carefully read this proxy statement/prospectus (including the Annexes hereto) and any documents incorporated by reference herein in their entirety. In particular, we urge you to carefully read the section entitled “Risk Factors” beginning on page 26.
This proxy statement/prospectus is amended and restated from the version mailed on or around May 30, 2025, to give effect to (i) the amended and restated agreement and plan of reorganization, by and among ContextLogic, Holdings and Easter Merger Sub, Inc. (“Merger Sub” and the agreement, the “A&R Reorganization Agreement”) and (ii) to provide updates to the disclosure with respect to the ContextLogic common stock being delisted from The Nasdaq Global Market and its subsequent listing on the OTCQB Venture Market on the Over-the-Counter markets (the “OTC Markets”), as further described in its Current Report on Form 8-K, filed with the SEC on May 30, 2025.
All descriptions and terms of the Reorganization Agreement including in this proxy statement/prospectus, which is amended and restated from the version mailed on or around May 30, 2025, give effect to the A&R Reorganization Agreement and as the same may be further amended, modified, supplemented and/or restated. Unless otherwise specified, references to this proxy statement/prospectus refer to this amended and restated proxy statement/prospectus, updated from the version that was first mailed to shareholders on or around May 30, 2025.
If you have already delivered a properly executed proxy card and do not wish to change your vote, you do not need to deliver another proxy card. However, if you wish to change your vote after reviewing the changes described in this proxy statement/prospectus, you should fill out and deliver the enclosed proxy card. The receipt of your revised proxy card and/or new voting instructions will revoke and supersede any proxy or voting instructions previously submitted.
By Order of the Board of Directors,

Oakland, California

June 18, 2025
You are cordially invited to attend the virtual meeting. Whether or not you expect to attend the virtual meeting, please vote as soon as possible. We encourage you to vote via the Internet. For further details, see “Questions and Answers regarding the Annual Meeting and Proposals.”

ContextLogic Inc. 2648 International Blvd., Ste 115 Oakland, CA 94601

FOR THE 2025 ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON JULY 10, 2025
This Proxy Statement and proxy card are furnished in connection with the solicitation of proxies to be voted at the 2025 Annual Meeting of Stockholders (“Annual Meeting” or “2025 Annual Meeting”) of ContextLogic Inc. (sometimes referred to as “we,” “us,” “our,” the “Company,” or “ContextLogic”), which will be held virtually on Thursday, July 10, 2025, at 10:00 a.m. Pacific Daylight Time via live webcast by visiting www.virtualshareholdermeeting.com/LOGC2025.
On or around May 30, 2025, we began sending this Proxy Statement, the attached Notice of 2025 Annual Meeting of Stockholders and the enclosed proxy card to all stockholders entitled to vote at the Annual Meeting. Although not part of this Proxy Statement, we are also sending, along with this Proxy Statement, our Annual Report as amended by Amendment No. 1 thereto, which includes our financial statements for the year ended December 31, 2024.
IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE 2025 ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JULY 10, 2025
This Proxy Statement, the Notice of 2025 Annual Meeting of Stockholders, our form proxy card and our Annual Report are available for viewing, printing and downloading at proxyvote.com. To view these materials please have your 16-digit control number(s) available that appears on your proxy card.
Additionally, you can find a copy of our Annual Report on Form 10-K for the year ended December 31, 2024, as amended by Amendment No. 1 thereto, filed with the SEC on March 12, 2025 and April 17, 2025, respectively, which include our financial statements for the fiscal year ended December 31, 2024, or on the website of the SEC, at www.sec.gov, or in the “SEC Filings” section of the “Financial Information” section of our Investor Relations website located at ir.contextlogicinc.com. You may also obtain a printed copies of our Annual Report on Form 10-K and Amendment No. 1 thereto, which includes our financial statements, free of charge, by sending a written request to corporatesecretary@contextlogicinc.com. Exhibits will be provided upon written request and payment of an appropriate processing fee.

v

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS
Certain statements in this proxy statement/prospectus, and in documents incorporated by reference in this proxy statement/prospectus, contain “forward-looking” information, as defined in Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), which represent our management’s beliefs and assumptions concerning future events. When used in this proxy statement/prospectus and in documents incorporated herein by reference, forward-looking statements include, without limitation, statements regarding financial forecasts or projections, and our expectations, beliefs, intentions or future strategies that are signified by the words “anticipates,” “assumption,” “believes,” “continue,” “could,” “estimates,” “expects,” “foresees,” “forecasts,” “intends,” “goals,” “judgment,” “may,” “might,” “outlook,” “plans,” “potential,” “predicts,” “projects,” “seeks,” “should,” “targets,” “will,” “would” and the negative of these terms or other similar expressions. All such forward-looking statements are based upon current plans, estimates, expectations and ambitions that are subject to risks, uncertainties and assumptions, many of which are beyond the control of the Company, that could cause actual results to differ materially from those expressed in such forward-looking statements. Key factors that could cause actual results to differ materially include, but are not limited to:
•	the risk that because the ContextLogic common stock is quoted on the OTC Markets, your ability to sell your shares in the secondary trading market may be limited;
•	the risk that we may not obtain the expected benefits of the Reorganization;
•	the risk that certain conditions of the Reorganization may not be satisfied, or completed on a timely basis, if at all;
•	the risk that the OTC Markets may not list the common stock of Holdings on its markets;
•	the risk that the imposition of transfer restrictions may cause the market price of Holdings’ common stock to decline;
•
the risk that if the Reorganization does not qualify as a nontaxable transaction in whole or in part, the ContextLogic stock holders may be required to pay substantial U.S. federal income taxes as a result of the Reorganization;

•	the risk that the transfer restrictions may impede or discourage efforts by a third party to acquire Holdings;
•	the possibility that future legislation may result in Holdings being unable to realize the tax benefits of the NOLs;
•	the possibility that Holdings may not be able to make use of the existing tax benefits of the NOLs because Holdings may not generate taxable income;
•
the possibility that the IRS could challenge the amount of the NOLs or claim that the Company or Holdings experienced an ownership change, which could reduce the amount of NOLs that Holdings can use; and

•	the risk that the Company’s business could be adversely affected if the Reorganization is not approved.
Forward-looking statements are subject to a number of risks, uncertainties and assumptions. Matters and factors that could cause actual results to differ materially from those expressed or implied in such forward-looking statements include but are not limited to the matters and factors described in the section “Risk Factors” below or in ContextLogic’s Annual Report on Form 10-K for the year ended December 31, 2024, as amended by Amendment No. 1 thereto, filed with the SEC on March 12, 2025 and April 17, 2025, respectively, ContextLogic's Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2025, filed with the SEC on May 9, 2025 and as further updated from time to time by ContextLogic’s subsequent filings with the SEC, which are incorporated by reference into this prospectus/proxy statement.
In addition, statements that “we believe” and similar statements reflect our beliefs and opinions on the relevant subject, including, but not limited to, statements regarding the strategic alternatives considered by our Board of Directors, including the decisions taken thereto; future financial performance; our future liquidity and operating expenditures; financial condition and results of operations; competitive changes in the marketplace; the outcome of ongoing litigation; our expected tax rate; the effect of changes in or the application of new or revised tax laws; the effect of new accounting pronouncements; and other characterizations of future events or circumstances. These statements are based on information available to us as of the date of this proxy statement/prospectus. While we believe such information provides a reasonable basis for these statements, such information may be limited or incomplete. Our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all relevant information. These statements are inherently uncertain, and investors are cautioned not to unduly rely on these statements.
Consequently, all of the forward-looking statements made in this proxy statement/prospectus are qualified by the information contained or incorporated by reference herein, including the information contained under this caption, the information contained in this proxy statement/prospectus, including under the section “Risk Factors,” and the information incorporated by reference herein. No assurance can be given that these are all of the factors that could cause actual results to vary materially from the forward-looking statements.
You should not put undue reliance on forward-looking statements. No assurances can be given that any of the events anticipated by the forward-looking statements will transpire or occur, or if any of them do occur, what impact they will have on the results of operations, financial condition or cash flows of ContextLogic or Holdings. Actual results may differ materially from those discussed in this proxy statement/prospectus. All forward-looking statements speak only as of the date of this proxy statement/prospectus and neither ContextLogic nor Holdings assumes any duty to update or revise forward-looking statements, whether as a result of new information, future events, uncertainties or otherwise, as of any future date.

QUESTIONS AND ANSWERS REGARDING THE ANNUAL MEETING AND THE PROPOSALS
Set forth below are some key questions and answers to provide you with more information about the Annual Meeting. These questions and answers are qualified in their entirety by reference to the more detailed information appearing elsewhere in or accompanying this proxy statement/prospectus. We urge you to review the entire proxy statement/prospectus and accompanying materials carefully.
INTRODUCTION
What was the Asset Sale with Qoo10, Inc.?
On February 10, 2024, ContextLogic Inc. (“we,” “us,” “our,” the “Company,” or “ContextLogic”) entered into an asset purchase agreement (the “Asset Purchase Agreement”) with Qoo10 Inc., a Delaware corporation (“Qoo10 Delaware”), and, for certain specified purposes, Qoo10 Pte. Ltd., a Singapore private limited company and Qoo10 Delaware’s parent company (“Qoo10”), pursuant to which (i) we agreed to sell substantially all of our assets to Qoo10 Delaware or an affiliate designated by Qoo10 Delaware (such designated affiliate, the “Buyer”), other than (A) our net operating loss carryforwards (“NOLs”) and certain other tax attributes, (B) our marketable securities and (C) our cash and cash equivalents, and (ii) Qoo10 agreed to acquire those assets and assume substantially all of our liabilities as specified in the Asset Purchase Agreement (the “Asset Sale”).
On April 18, 2024, the holders of a majority of the outstanding shares of our common stock voted to approve the Asset Sale. Pursuant to such vote and satisfaction of other customary closing conditions, the Asset Sale closed on April 19, 2024, and immediately following the closing of the Asset Sale, we received/retained approximately $162 million in cash, cash equivalents and marketable securities (consisting of government securities) (the “Post-Closing Cash”), as well as the NOLs and other tax attributes described herein.
As consideration for the Asset Sale, the Buyer (i) paid to us cash that resulted in the Post-Closing Cash described below, and (ii) assumed substantially all of our liabilities as specified in the Asset Purchase Agreement.
As of December 31, 2023, we had federal NOLs of approximately $2.7 billion. In addition, we had Post-Closing Cash of approximately $162 million immediately following the closing of the Asset Sale. The term “Post-Closing Cash” refers to (i) the cash consideration paid by the Buyer at the closing plus (ii) the cash, cash equivalents and marketable securities that were retained by us (and withheld from the Asset Sale) minus (iii) the transaction expenses payable by us at closing.
For more information about the Asset Sale, please see our Current Report on Form 8-K filed on April 23, 2024, which disclosed the consummation of the Asset Sale.
What do we plan to do with the Post-Closing Cash?
As a result of the Asset Sale, we have exited the operation of our e-commerce business and other historical operations. However, we currently do not intend to liquidate. The Board of Directors is continuing to evaluate alternatives for the use of the Post-Closing Cash. Those alternatives are currently expected to include using the Post-Closing Cash to fund, at least in part, the acquisition of assets.
Do I still need to read this amended and restated proxy statement/prospectus if I read the previous proxy statement/prospectus filed on May 28, 2025 and mailed on or about May 30, 2025?
Yes. This amended and restated proxy statement/prospectus provides an update of certain information, particularly information that was not included in the previous proxy statement/prospectus dated May 28, 2025, or that was included in the previous proxy statement/prospectus dated May 28, 2025, and will change as a result of the A&R Reorganization Agreement and the ContextLogic common stock being delisted from The Nasdaq Global Market and its subsequent listing on the OTCQB Venture Market on the OTC Markets.
Has the date and time of the Annual Meeting changed?
No. The Annual Meeting will be held virtually on Thursday, July 10, 2025 at 10:00 a.m. Pacific Daylight Time via live webcast by visiting www.virtualshareholdermeeting.com/LOGC2025.
What should I do if I have already voted?
If you have already delivered a properly executed proxy card and do not wish to change your vote, you do not need to deliver another proxy card. However, if you wish to change your vote after reviewing the changes described in this proxy statement/prospectus, you should fill out and deliver the enclosed proxy card. The receipt of your revised proxy card and/or new voting instructions will revoke and supersede any proxy or voting instructions previously submitted.
Are there any additional proposals to be acted upon at the Annual Meeting that were not described in the proxy statement/prospectus dated May 28, 2025?
No. There are no additional proposals to be acted upon at the Annual Meeting that were not described in the previous proxy statement/prospectus.
Are there any changes to any of the proposals to be acted upon at the Annual Meeting and described in the proxy statement/prospectus dated May 28, 2025?
No. The Reorganization Proposal and related approval of the Reorganization Agreement has not changed, although the Reorganization Agreement has been amended and restated by the A&R Reorganization Agreement since this proxy statement/prospectus was originally mailed to shareholders.
Why am I receiving these materials?
These proxy materials are being provided because the Board of Directors is soliciting your proxy to vote at our 2025 Annual Meeting which will be held virtually on Thursday, July 10, 2025, at 10:00 a.m. Pacific Daylight Time via live webcast by visiting www.virtualshareholdermeeting.com/LOGC2025, in order to, among other things, obtain the stockholder approval necessary to adopt the Reorganization Agreement. The adoption of the Reorganization Agreement requires the affirmative vote of a majority of the issued and outstanding shares of ContextLogic common stock entitled to vote thereon. It is important that stockholders vote their shares on this matter, in addition to the other proposals provided herein, regardless of the number of shares owned.
This document is being delivered to you as both a proxy statement and a prospectus in connection with the Reorganization. It is the proxy statement by which ContextLogic’s Board of Directors is soliciting proxies from ContextLogic stockholders to vote at the annual meeting, or at any adjournment or postponement of the annual meeting. In addition, this document is the prospectus of Holdings pursuant to which it will issue common stock to the ContextLogic stockholders in connection with the Reorganization.
This Proxy Statement, along with the accompanying Notice of 2025 Annual Meeting of Stockholders and proxy card, summarizes the purposes of the Annual Meeting and the information you need to know to vote at the Annual Meeting.
We have sent you this Proxy Statement, the Notice of 2025 Annual Meeting of Stockholders, the proxy card and a copy of our Annual Report because you owned shares of our common stock on the record date.
What is a virtual Annual Meeting?
The Annual Meeting will be conducted as a virtual meeting of stockholders by means of a live webcast. We believe a virtual annual meeting provides safe and expanded access, improves communication, enables increased stockholder attendance and participation and provides cost savings. You can virtually attend the Annual Meeting at www.virtualshareholdermeeting.com/LOGC2025, where you will be able to vote your shares and submit your questions during the meeting via the Internet. There will not be a physical meeting location and you will not be able to attend the Annual Meeting in person.
We invite you to virtually attend the Annual Meeting and request that you vote on the proposals described in this Proxy Statement. However, you do not need to attend the virtual Annual Meeting to vote your shares. Instead, you may vote by internet, by telephone, or, by completing and mailing in your proxy card.
The Annual Meeting starts at 10:00 a.m. Pacific Daylight Time on Thursday, July 10, 2025. We encourage you to access the meeting website prior to the start time to allow for check in. If you encounter any difficulties with accessing the virtual meeting at any point, please call the technical support number that will be posted on the virtual meeting log-in page.
You do not need to register to virtually attend the Annual Meeting webcast. Follow the instructions on your proxy card to access the Annual Meeting.

If you wish to submit a question on the day of the Annual Meeting, you may log in to the virtual meeting platform at www.virtualshareholdermeeting.com/LOGC2025 and submit your question through the Q&A tab. Questions pertinent to meeting matters will be answered during the Annual Meeting, subject to time constraints. Questions regarding personal matters, or other matters not pertinent to Annual Meeting matters will not be answered.
What are the proposals I will be voting on at the Annual Meeting?
As a stockholder, you are entitled and requested to:
1.
approve the agreement and plan of reorganization (the “Reorganization Agreement”) pursuant to which ContextLogic would become a wholly owned subsidiary of Easter Parent, Inc., a newly formed Delaware corporation, immediately followed by a conversion of ContextLogic into a Delaware limited liability company, and each outstanding share of ContextLogic common stock would be exchanged for one share of common stock of Holdings, options to purchase shares of ContextLogic common stock would be assumed by Holdings and become exercisable for the equivalent number of shares of common stock of Holdings, restricted stock units to be settled in shares of ContextLogic common stock will assumed by Holdings and remain subject to the same terms and conditions as were applicable to such restricted stock unit awards, but will be converted into awards with respect to the same number of shares of Holdings stock, and each share of common stock of Holdings will be subject to certain transfer restrictions that would prohibit transfers having the effect of increasing the ownership of Holdings common stock by (i) any person from less than 4.9% to 4.9% or more or (ii) any person owning or deemed to own 4.9% or more of Holdings stock (the “Reorganization” and the proposal, the “Reorganization Proposal”);

2.	approve the election of our Class III directors to serve until the 2028 Annual Meeting of Stockholders, who include Ted Goldthorpe and Jennifer Chou (the “Election Proposal”);
3.	approve the ratification of the appointment of BPM LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2025 (the “Ratification Proposal”);
4.	approve, on an advisory basis, our named executive officer compensation for the year ended December 31, 2024, as disclosed herein (the “Compensation Proposal”); and
5.
approve the adjournment of the Annual Meeting to a later date, if necessary, to permit further solicitation of proxies because there are not sufficient votes to approve the Reorganization Proposal (the “Adjournment Proposal”).

In addition, you are entitled to vote on any other matters that are properly brought before the Annual Meeting.
What stockholder vote is required for the approval of each proposal at the Annual Meeting?
The following are the vote requirements for the approval of the proposals at the Annual Meeting:
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Reorganization Proposal: Approval of the Reorganization Proposal requires the affirmative vote of a majority of the issued and outstanding shares of ContextLogic common stock entitled to vote thereon. Abstentions and broker non-votes will be counted as present for purposes of determining the presence of a quorum, and will have the same effect as a vote “AGAINST” this proposal.

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Election Proposal: Directors are elected by a plurality of the votes cast with respect to such director. This means that, with respect to the Election Proposal, nominees receiving the most “For” votes will be elected. Abstentions will be counted as present for purposes of determining the presence of a quorum, but will not be considered as votes cast for or against this proposal, and will therefore have no effect on the outcome of the vote. Broker non-votes will be counted as present for purposes of determining the presence of a quorum, but are not considered votes cast on this proposal and will not have any effect on the election of directors, and therefore, have no effect on the outcome of the vote.

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Ratification Proposal: To be approved, the Ratification Proposal must receive more “For” votes than “Against” votes cast at the Annual Meeting. Abstentions will be counted as present for purposes of determining the presence of a quorum, but will not be considered as votes cast for or against this proposal, and will therefore have no effect on the outcome of the vote. Broker non-votes will be counted as present for purposes of determining the presence of a quorum, but are not counted for any purpose in determining whether this matter has been approved, and therefore, have no effect on the outcome of the vote.
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Compensation Proposal: To be approved, the Compensation Proposal must receive more “For” votes than “Against” votes cast at the Annual Meeting. Abstentions will be counted as present for purposes of determining the presence of a quorum, but will not be considered as votes cast for or against this proposal, and will therefore have no effect on the outcome of the vote. Broker non-votes will be counted towards a quorum, but are not counted for any purpose in determining whether this matter has been approved, and therefore, have no effect on the outcome of the vote. However, the advisory approval of our named executive officer compensation for the year ended December 31, 2024 is advisory and non-binding in nature and cannot overrule any decisions made by our Board of Directors.

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Adjournment Proposal: To be approved, the Adjournment Proposal must receive more “For” votes than “Against” votes cast at the Annual Meeting. Abstentions will be counted as present for purposes of determining the presence of a quorum, but will not be considered as votes cast for or against this proposal, and will therefore have no effect on the outcome of the vote. Broker non-votes will be counted as present for purposes of determining the presence of a quorum, but are not counted for any purpose in determining whether this matter has been approved, and therefore, have no effect on the outcome of the vote.

How does the Board of Directors recommend that I vote at the Annual Meeting?
ContextLogic’s Board of Directors unanimously (i) determined that the Reorganization Agreement and the transactions contemplated thereby, including the Reorganization, the Reorganization Proposal as well as the Election Proposal, the Ratification Proposal, the Compensation Proposal, and the Adjournment Proposal, are fair to, advisable and in the best interests of, the Company and its stockholders, (ii) approved and declared advisable the Reorganization Agreement, the Reorganization, the Reorganization Proposal, the Election Proposal, the Ratification Proposal, the Compensation Proposal, and the Adjournment Proposal and the other transactions contemplated thereby, (iii) determined to recommend, upon the terms and subject to the conditions set forth in the Reorganization Agreement, that the Company’s stockholders vote to adopt the Reorganization Proposal; and (iv) determined to recommend, that the Company’s stockholders vote to approve the Election Proposal, the Ratification Proposal, the Compensation Proposal, and the Adjournment Proposal.
The ContextLogic Board of Directors unanimously recommends that ContextLogic stockholders vote “FOR” the Reorganization Proposal, “FOR” the Election Proposal, “FOR” the Ratification Proposal, “FOR” the Compensation Proposal and “FOR” the Adjournment Proposal.
If any other matter is presented at the Annual Meeting, your proxy provides that your shares will be voted by the proxy holder listed in the proxy in accordance with his or her best judgment. At the time this Proxy Statement was first made available, we knew of no matters that need to be acted on at the Annual Meeting, other than those discussed in this proxy statement.
Who can vote at the Annual Meeting?
Only stockholders of record at the close of business on May 19, 2025 (the “Record Date”) will be entitled to vote at the Annual Meeting. On this Record Date, there were 26,682,233 shares of our common stock outstanding. Each holder of our common stock has the right to one vote for each share of common stock held as of the record date.
Registered Stockholders. If shares of our common stock are registered directly in your name with our transfer agent, Equiniti Trust Company, LLC, then you are considered the stockholder of record with respect to those shares, and the proxy materials were provided to you directly by us. As the stockholder of record, you have the right to grant your voting proxy directly to the individuals listed on the proxy card or to vote electronically at the Annual Meeting. Throughout this Proxy Statement, we refer to these registered stockholders as “stockholders of record.”
Street Name Stockholders. If shares of our common stock are held on your behalf in a brokerage account or by a bank or other nominee, then you are considered to be the beneficial owner of shares that are held in “street name” or a street name stockholder and the proxy materials were forwarded to you by your broker or nominee, who is considered the stockholder of record with respect to those shares. As the beneficial owner, you have the right to direct your broker, bank, or other nominee as to how to vote your shares. Beneficial owners are also invited to attend the Annual Meeting. However, since a beneficial owner is not the stockholder of record, you may not virtually attend the Annual Meeting and vote electronically at the Annual Meeting unless you follow your broker’s procedures for voting. Throughout this Proxy Statement, we refer to stockholders who hold their shares through a broker, bank, or other nominee as “street name stockholders.”
How do I vote?
If on May 19, 2025, your shares were registered directly in your name with our transfer agent, Equiniti Trust Company, LLC, then you are a stockholder of record. Stockholders of record may vote by using the Internet, by telephone, or by mail as described below. Stockholders may also attend the virtual meeting and vote electronically. If you hold shares through a bank or broker, please refer to your proxy card, or other information forwarded by your bank or broker to see which voting options are available to you.
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You may vote via the Internet at www.proxyvote.com by following the instructions for Internet voting on the proxy card mailed to you. Internet voting is available 24 hours a day and will be accessible until 11:59 p.m. Eastern Time on July 10, 2025. Easy-to-follow instructions are available to allow you to vote your shares and confirm that your instructions have been properly recorded.

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You may vote by telephone by dialing 800-690-6903 and following the instructions for voting by phone on the proxy card mailed to you. Telephone voting is available 24 hours a day and will be accessible until 11:59 p.m. Eastern Time on July 10, 2025. Easy-to-follow voice prompts are available to allow you to vote your shares and confirm that your instructions have been properly recorded.

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You may vote by mail by completing and mailing in the paper proxy card you received. The method you use to vote will not limit your right to vote at the Annual Meeting if you decide to virtually attend the Annual Meeting.

•	If you wish to vote electronically at the meeting, go to www.virtualshareholdermeeting.com/LOGC2025 using your unique control number included in the proxy materials mailed to you.
If you have already voted by submitting a proxy card or voting insturctions that you received in connection with the initial mailing of our proxy statement/prospectus on or around May 30, 2025, and you do not submit a new proxy card or voting instructions, your previously submitted proxy or voting instructions will be voted at the Annual Meeting. If you wish to change your vote with respect to any of the proposals, you may resubmit your proxy by completing, signing, dating and returning the enclosed proxy card, which will revoke the original proxy card in in its entirety and only your votes as indicated on the revised proxy card will be counted.
What if I return a proxy card but do not make specific choices?
If you return a signed and dated proxy card without marking any voting selections, your shares will be voted (i) “For” the Reorganization Proposal, “For” the Election Proposal, “For” the Ratification Proposal, “For” the Compensation Proposal, and “For” the Adjournment Proposal. However, if you are not a stockholder of record, and your shares are held instead through a broker, nominee, fiduciary, or other custodian, you must provide voting instructions to the stockholder of record of the shares in accordance with the stockholder of record’s requirements in order for your shares to be properly voted. If any other matter is properly presented at the meeting, your proxy (one of the individuals named on your proxy card) will vote your shares using his or her best judgment.
Who is paying for this proxy solicitation?
We are making this solicitation of proxies on behalf of our Board of Directors and will pay the solicitation costs. Our directors, officers, and other employees may, without additional compensation except reimbursement for actual expenses, solicit proxies by mail, in person, or by telecommunication. We will reimburse brokers, fiduciaries, custodians, and other nominees for out-of-pocket expenses incurred in sending our proxy materials to, and obtaining instructions relating to such materials from, beneficial owners. In addition, we have retained MacKenzie Partners, Inc. at a fee estimated to be approximately $20,000, plus reasonable out-of-pocket expenses, to act as our proxy solicitor in connection with the proposals to be acted upon at the Annual Meeting. Pursuant to our agreement with MacKenzie Partners, Inc. they will provide advice regarding proxy solicitation issues and solicit proxies from our stockholders on our behalf in connection with the Annual Meeting.
If you have any questions about submitting your proxy or require assistance, please contact our proxy solicitor at:
MacKenzie Partners, Inc.
1407 Broadway, 27th Floor
New York, New York 10018
Call Toll-Free (800) 322-2885
Email: proxy@mackenziepartners.com
What does it mean if I receive more than one proxy card?
If you receive more than one proxy card, your shares are registered in more than one name or are registered in different accounts. Please complete, sign, and return each proxy card, or submit a proxy to ensure that all of your shares are voted.
What if I share an address with another stockholder of ContextLogic Inc.?
If you reside at the same address as another ContextLogic Inc. stockholder, you and other ContextLogic Inc. stockholders residing at the same address will receive a single copy of the proxy materials. If you wish to receive an additional, separate copy of the proxy materials, please make a written request to: ContextLogic Inc., 2648 International Blvd., Ste 115, Oakland, CA 94601, Attention: Corporate Counsel and Secretary. Upon your request, we will promptly deliver a separate copy to you. The Annual Report, Proxy Statement, and Notice of 2025 Annual Meeting to Stockholders are also available at www.proxyvote.com.
Can I change my vote after submitting my proxy?
Yes. You can revoke your proxy at any time before the final vote at the meeting. You may revoke your proxy in any one of three ways:
•	You may submit another properly completed proxy card with a later date.
•	You may send a written notice indicating that you are revoking your proxy to the Secretary of the Company at 2648 International Blvd., Ste 115, Oakland, CA 94601.
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You may virtually attend the Annual Meeting and vote electronically by going to www.virtualshareholdermeeting.com/LOGC2025 and using your unique control number that was included in the proxy materials that you received in the mail. Simply attending the meeting will not, by itself, revoke your proxy.

Who will solicit proxies on behalf of our Board of Directors?
Proxies may be solicited on behalf of our Board of Directors, without any additional compensation, by our directors and employees.
The original solicitation of proxies by mail may be supplemented by telephone, telegram, facsimile, electronic mail, and personal solicitation by our directors and officers (who will receive no additional compensation for such solicitation activities). You may also be solicited by advertisements in periodicals, press releases issued by us, and postings on our corporate website at www.ir.contextlogicinc.com. Unless expressly indicated otherwise, information contained on our corporate website is not part of this Proxy Statement.
How are votes counted?
Votes will be counted by the Inspector of Elections appointed for the meeting, who will separately count “For” and “Against” votes, votes “Withheld,” abstentions, and broker non-votes. Abstentions and broker non-votes will be counted as present for purposes of determining the presence of a quorum.
If your shares are held by your bank or broker as your nominee (that is, in “street name”), you will need to obtain a voting instruction form from the institution that holds your shares and follow the instructions included on that form regarding how to instruct your broker to vote your shares. If you do not give instructions to your broker, your broker can vote your shares with respect to “discretionary” items, but not with respect to “non-discretionary” items. See below for more information regarding: “What are “broker non-votes”?” and “Which proposals are considered “routine” or “non-routine”?”
What are “broker non-votes”?
Banks, brokers or other nominees who hold shares in “street name” for a beneficial owner of those shares typically have the authority to vote in their discretion on “routine” proposals when they have not received instructions from beneficial owners. However, banks, brokers or other nominees are not allowed to exercise their voting discretion with respect to the approval of matters deemed “non-routine.” Generally, a broker non-vote occurs on an item when (a) a bank, broker or other nominee has discretionary authority to vote on one or more “routine” proposals to be voted on at a meeting of stockholders, but is not permitted to vote on other “non-routine” proposals without instructions from the beneficial owner of the shares and (b) the beneficial owner fails to provide the bank, broker or other nominee with such instructions. On non-discretionary items for which you do not give your broker instructions, the shares will be treated as broker non-votes. Accordingly, if you own shares through a nominee, such as a broker or bank, please be sure to instruct your nominee how to vote to ensure that your vote is counted on each of the proposals.
What proposals are considered “routine” or “non-routine”?
“Non-routine” matters are matters that may substantially affect the rights or privileges of shareholders, such as mergers, shareholder proposals, election of directors (even if not contested), executive compensation (including any advisory shareholder vote on executive compensation) and certain corporate governance proposals, even if these proposals are supported by management. Any election of a member of the Board of Directors, whether contested or uncontested, is considered “non-routine,” and therefore, brokers do not have discretion to vote your shares held in street name for the Election Proposal in the absence of instructions from you. We also believe that the Reorganization Proposal, Compensation Proposal and the Adjournment Proposal are each “non-routine” and therefore, if your shares are held through a broker, nominee, fiduciary, or other custodian, your broker does not have discretion to vote the shares with respect to those proposals and your shares will not be voted on those proposals unless you provide voting instructions to your broker.
Any abstentions will have the effect of votes “AGAINST” the Reorganization Proposal. The failure to vote will have the same effect as a vote “AGAINST” the Reorganization Proposal. Broker non-votes, if any, would have the same effect as a vote “AGAINST” the Reorganization Proposal.
We believe the Ratification Proposal is a “routine” proposal and thus your broker has discretion to vote the shares with respect to that proposal.
What is the quorum requirement?
A quorum of stockholders is necessary to hold a valid meeting. A quorum exists if stockholders holding at least 1/3 of the voting power of the shares of common stock issued and outstanding and entitled to vote at the meeting are present at the Annual Meeting in person or represented by proxy.
Your shares will be counted towards the quorum only if you submit a valid proxy vote or vote at the meeting. Abstentions will be counted towards the quorum requirement.
How will my shares be voted if I mark “Abstain” on my proxy card?
We will count a properly executed proxy card marked “Abstain” as present for purposes of determining whether a quorum is present, but the shares represented by that proxy card will not be voted at the Annual Meeting for the proposals so marked.
I share an address with another stockholder, and we received only one paper copy of the proxy materials. How may I obtain an additional copy of the proxy materials?
We have adopted a procedure approved by the SEC called “householding,” under which we can deliver a single copy of the proxy materials and annual report to multiple stockholders who share the same address unless we received contrary instructions from one or more of the stockholders. This procedure reduces our printing and mailing costs. Stockholders who participate in householding will continue to be able to access and receive separate proxy cards. Upon written or oral request, we will promptly deliver a separate copy of the proxy materials and annual report to any stockholder at a shared address to which we delivered a single copy of any of these documents. To receive a separate copy, or, if you are receiving multiple copies, to request that we only send a single copy of next year’s proxy materials and annual report, you may contact us as follows:
ContextLogic Inc.
2648 International Blvd., Ste 115
Oakland, CA 94601
Attention: Corporate Counsel and Secretary
Stockholders who hold shares in street name may contact their brokerage firm, bank, broker-dealer or other nominee to request information about householding.
How can I find out the results of the voting at the Annual Meeting?
Preliminary voting results will be announced at the Annual Meeting. Final voting results will be available on a Current Report on Form 8-K filed with the SEC within four business days after the end of the Annual Meeting.
When are stockholder proposals due for next year’s Annual Meeting?
If you wish to submit a proposal to be considered for inclusion in next year’s proxy materials, your proposal must follow the guidelines outlined in SEC Regulation 14A, Rule 14a-8 and received by the Secretary of the Company on or before January 31, 2025. If you wish to submit a proposal to be presented at the 2026 Annual Meeting of Stockholders, but which will not be included in the Company’s proxy materials, including to nominate a director, your Solicitation Notice, as defined in our Bylaws, must be received by the Secretary of the Company at ContextLogic Inc., 2648 International Blvd., Ste 115, Oakland, CA 94601, Attention: Corporate Counsel and Secretary, no earlier than March 12, 2026, and no later than April 11, 2026, provided, however, that if the 2026 Annual Meeting of Stockholders is held before June 10, 2026 or after September 18, 2026, then your proposal must be received no earlier than the close of business on the 120th day prior to such meeting and not later than the close of business on the later of the 90th day prior to such meeting or the 10th day following the day on which notice or public announcement of the date of such meeting is first made. You are advised to review our Bylaws, which contain additional requirements about advance notice of stockholder proposals and director nominations. In addition to satisfying the foregoing advance notice requirements under our Bylaws, to comply with the universal proxy rules under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than May 11, 2026.
THE REORGANIZATION
Why is ContextLogic proposing the Reorganization?
The Reorganization is being proposed with the intention to help ContextLogic preserve the long-term value of its NOLs, which can be used to reduce our future income tax liability. If an ownership change for tax purposes were to occur, significant limitations would be imposed on our use of the NOLs. In the Reorganization, restrictions on certain transfers of Holdings stock would be put in place that would reduce the likelihood of the occurrence of an ownership change for tax purposes. This will, in turn, reduce the risk that our NOLs will be impaired.
What vote is required to approve the Reorganization?
Under Delaware law, our restated certificate of incorporation and our amended and restated bylaws, the affirmative vote of the holders of a majority of our outstanding shares of common stock is required to approve the Reorganization.
What will I receive in the Reorganization for my shares of common stock?
You will receive one share of common stock of Holdings in exchange for each respective share of ContextLogic common stock that you hold at the time of the Reorganization and each share of common stock of Holdings will be subject to certain transfer restrictions that would prohibit transfers having the effect of increasing the ownership of Holdings stock by (i) any person from less than 4.9% to 4.9% or more or (ii) any person owning or deemed to own 4.9% or more of Holdings’ stock.

Will ContextLogic equity and other long-term incentive awards be affected by the Reorganization?
Each option to purchase shares of ContextLogic common stock, whether vested or unvested, will be assumed by Holdings and remain subject to the same terms and conditions as were applicable to such option, but be converted into an option to purchase a number of shares of Holdings common stock equal to the number of shares of ContextLogic common stock immediately prior to the Reorganization, with a per share exercise price equal to the per share exercise price applicable to such option immediately prior to Reorganization. For example, if you currently hold options to purchase 10,000 shares of common stock of ContextLogic at a price of $1.00 per share, as a result of the Reorganization your options will be exercisable for 10,000 shares of Holdings common stock at a price of $1.00 per share.
Each ContextLogic restricted stock unit award will be assumed by Holdings and remain subject to the same terms and conditions as well applicable to such ContextLogic restrict unit award prior to the Reorganization, but will be converted into an award with respect to a number of shares of Holdings common stock equal to the number of shares of ContextLogic common stock immediately prior to reorganization. For example, if you currently hold restricted stock units to settled with 10,000 shares of common stock of ContextLogic, as a result of the Reorganization your restricted stock units will be converted into an award to be settled with 10,000 shares of Holdings common stock.
After the Reorganization, will Holdings have the same directors and executive officers as ContextLogic?
Yes. The directors and executive officers of Holdings immediately after the Reorganization will be the same as ContextLogic’s directors and executive officers immediately prior to the Reorganization.
What will be the business of Holdings after the Reorganization?
The sole activity of Holdings immediately after the Reorganization will be to hold 100% of the equity of ContextLogic. The consolidated assets, liabilities and stockholders’ equity of Holdings immediately following the Reorganization will be the same as the consolidated assets, liabilities and stockholders’ equity of ContextLogic immediately prior to the Reorganization. Overall, the consolidated company’s business will remain the same immediately after the Reorganization. We intend to rename Holdings to “ContextLogic Holdings Inc.” following the Reorganization.
Additionally, Holdings will indirectly hold our interests in ContextLogic Holdings LLC, a Delaware limited liability company and subsidiary of the Company (“Holdings LLC”). Holdings LLC issued and sold 75,000 class A convertible preferred units to an affiliate of BC Partners (the “Investor”) for an aggregate purchase price of $75,000,000 and 26,322,115.38 million class B common units to the Company, pursuant to the initial closing of an investment transaction on March 6, 2025.
What will the name of the public company be following the Reorganization?
The name of the public company following the Reorganization is intended to be “ContextLogic Holdings Inc.”.
Am I entitled to appraisal rights instead of receiving the Reorganization Consideration for my shares of ContextLogic common stock under the DGCL?
Yes. As a holder of record or beneficial owner of shares of ContextLogic common stock, you are entitled to exercise appraisal rights under Section 262 (“Section 262”) of the Delaware General Corporation Law (“DGCL”) in connection with the Reorganization if you take certain actions and meet certain conditions set forth in Section 262 of the DGCL. Under the DGCL, stockholders and beneficial owners of shares of ContextLogic common stock who do not vote for the adoption of the Reorganization Agreement have the right to seek appraisal of the fair value of their shares of ContextLogic common stock as determined by the Delaware Court of Chancery if the Reorganization is consummated, but only if they comply fully with all applicable requirements of Section 262 of the DGCL. Any appraisal amount determined by the court could be more than, the same as, or less than the value of shares of Holdings to be received as a consequence of the Reorganization (the “Reorganization Consideration”). Any stockholder or beneficial owner intending to exercise appraisal rights must, among other things, submit a written demand for appraisal to ContextLogic before the vote to approve the Reorganization Proposal is taken and must not vote or otherwise submit a proxy to vote in favor of adoption of the Reorganization Agreement. Failure to follow exactly the procedures specified under Section 262 of the

DGCL will result in the loss of appraisal rights. Because of the complexity of the DGCL relating to appraisal rights, if you are considering exercising your appraisal rights we encourage you to seek the advice of your own legal counsel. See “Proposal 1— Reorganization Proposal—Appraisal Rights” beginning on page 49 of this proxy statement/prospectus.
The Reorganization Agreement may be terminated and the Reorganization abandoned prior to the filing of the certificate of merger, whether before or after adoption of the Reorganization Agreement by the stockholders of ContextLogic, by action of the Board of Directors of ContextLogic, if the Board of Directors of ContextLogic determines that the consummation of the Reorganization would not, for any reason, be advisable and in the best interests of ContextLogic and its stockholders. In addition, if the holders or beneficial owners of shares representing more than 1% of the issued and outstanding shares of ContextLogic common stock as of immediately prior to closing of the polls on the vote of stockholders to adopt the Reorganization Agreement shall have demanded appraisal rights under Section 262 of the DGCL, ContextLogic may, and intends to, terminate the Reorganization Agreement and abandon the Reorganization.
What will happen to my shares of common stock after the Reorganization?
If the Reorganization is approved, we will send you a letter of transmittal that will explain how to obtain shares of Holdings common stock in exchange for your shares of ContextLogic common stock. Exchange of any book-entry shares will be effected in accordance with the transfer agent’s customary procedures with respect to securities represented by book entries.
In addition, there are no shares of ContextLogic Series A Preferred Stock outstanding and under the Reorganization Agreement, the Certificate of Designation of Series A Junior Participating Preferred Stock of ContextLogic (the “Certificate of Designation”) will be eliminated. As a result, Holdings will not have Series A Junior Participating Preferred Stock on completion of the Reorganization.
What if I fail to exchange my ContextLogic stock for stock of Holdings?
If you fail to surrender your certificates representing ContextLogic stock, you will not receive certificates representing stock of Holdings. In that case, you will not be entitled to any distributions made with respect to stock of Holdings and you will not be able to transfer certificated shares of Holdings stock until the certificates representing your ContextLogic stock are surrendered.
Exchange of any book-entry shares will be effected in accordance with the transfer agent’s customary procedures with respect to securities represented by book entries and you will not be required to take any action to effect such exchange.
Will the common stock of Holdings be publicly traded?
Yes. After the Reorganization, we expect that the common stock of Holdings will be listed for trading on the OTCQB Venture Market on the OTC Markets under the symbol “LOGC,” the same ticker symbol currently used by the Company.
Will my ownership position in ContextLogic be diluted in the Reorganization?
No. You will own indirectly the same portion of ContextLogic after the Reorganization that you own directly now.
When is the Reorganization expected to be completed?
If we receive the requisite stockholder approval at the annual meeting, we currently expect to complete the Reorganization promptly thereafter. However, we cannot assure completion of the Reorganization by any particular date, if at all.
What if the Reorganization is not approved by the stockholders?
There will be no effect on your shares of ContextLogic stock, but we will not have the ability to prohibit transfers that could lead to or cause an ownership change aside from your rights, if any, under the Tax Benefits Preservation Plan entered into by the Company and Equiniti Trust Company, LLC as Rights Agent, dated as of February 10, 2024 (the “Tax Benefits Preservation Plan”).

The rights under the Tax Benefits Preservation Plan will expire on the earliest to occur of: (a) the close of business on February 10, 2027; (b) the time at which the Rights are redeemed or exchanged by the Company; (c) upon the closing of any merger or other acquisition transaction involving the Company pursuant to a merger or other acquisition agreement that has been approved by the Company’s Board of Directors before any person or group becomes an acquiring person (as defined in the Tax Benefits Preservation Plan); and (d) the time at which the Company’s Board of Directors determines that the NOLs and certain other tax attributes are utilized in all material respects or that an ownership change under Section 382 of the Code would not adversely impact in any material respect the time period in which the Company could use the NOLs and other tax attributes or materially impair the amount of NOLs and other tax attributes that could be used by the Company in any particular time period, for applicable tax purposes.
An ownership change could severely limit our ability to use our NOLs.
What are the U.S. federal income tax consequences of the Reorganization on the stockholders of ContextLogic?
The exchange of your shares of ContextLogic stock for Holdings stock should be tax-free, in which case you should not recognize any gain or loss upon your receipt of Holdings stock in exchange for ContextLogic stock in the Reorganization. Based on this treatment, the basis and the holding period that you such had in your ContextLogic stock should carry over to your Holdings stock. You should consult your own tax advisors concerning the specific tax consequences of the Reorganization to you, including any foreign, state, or local tax consequences of the Reorganization. For further information, see “Proposal 1—Reorganization Proposal—Material Federal Income Tax Consequences.”

THE TRANSFER RESTRICTIONS
What is the purpose of the transfer restrictions?
The purpose of the transfer restrictions is to help preserve the long-term value of our accumulated NOLs. The proposed transfer restrictions are designed to prohibit certain transfers of our common stock in excess of amounts that, because of provisions of the Code, could limit or impair our ability to use our NOLs to reduce our future income tax liability.
What transfers would be restricted by the proposed restrictions?
The transfer restrictions would restrict any person from buying or selling our stock (or any interest in our stock) if the transfer would result in a stockholder (or several stockholders, in the aggregate, who hold their stock as a “group” under the federal securities laws) owning 4.9% or more of our stock. The purpose of these restrictions is to limit direct or indirect transfers of stock of Holdings that would affect the percentage of stock that is treated as being owned by “5% shareholders” (within the meaning of Section 382 of the Code). Changes in ownership of our stock by such 5% shareholders can result in limitations on our ability to use our NOLs to reduce our future income tax liability.
Will the transfer restrictions apply to me if I own less than 4.9% of Holdings’ common stock?
Yes, but there will be no restrictions on the sale of common stock of Holdings by a stockholder who owns less than 4.9% of our stock to a purchaser who, after the sale, would also own less than 4.9% percent of our stock.
How long will the transfer restrictions remain in effect?
The transfer restrictions will remain in effect until the Board of Directors determines that an ownership change would not result in a substantial limitation on our ability to use our NOLs, that no significant value attributable to the NOLs would be preserved by continuing the transfer restrictions or that such restrictions are no longer in our best interests.
Will the transfer restrictions apply to me if I vote against the Reorganization?
Yes, if holders of a majority of the issued and issued and outstanding shares of ContextLogic common stock entitled to vote on the Reorganization Proposal approve the Reorganization and the Reorganization becomes effective, your shares of Holdings common stock will be subject to the transfer restrictions even if you vote against the Reorganization.
Can I sell my shares of common stock before the Annual Meeting without being subject to the transfer restrictions?
Yes. Transfers of our common stock prior to the completion of the Reorganization will not be subject to the transfer restrictions.
However, transfers of our stock are subject to the rights set forth in the Tax Benefits Preservation Plan, which was intended to preserve the Company’s NOLs and prevent an “ownership change” as defined in Section 382 of the Code by deterring any person or group, together with its affiliates and associates, from acquiring beneficial ownership of 4.9% or more of the Company’s outstanding stock.
The rights under the Tax Benefits Preservation Plan will expire on the earliest to occur of: (a) the close of business on February 10, 2027; (b) the time at which the Rights are redeemed or exchanged by the Company; (c) upon the closing of any merger or other acquisition transaction involving the Company pursuant to a merger or other acquisition agreement that has been approved by the Company’s Board of Directors before any person or group becomes an acquiring person (as defined in the Tax Benefits Preservation Plan); and (d) the time at which the Company’s Board of Directors determines that the NOLs and certain other tax attributes are utilized in all material respects or that an ownership change under Section 382 of the Code would not adversely impact in any material respect the time period in which the Company could use the NOLs and other tax attributes or materially impair the amount of NOLs and other tax attributes that could be used by the Company in any particular time period, for applicable tax purposes.

Will the Board of Directors be able to make exceptions for transfers that would otherwise be restricted?
Yes, the Board of Directors will have the discretion to approve transfers that would otherwise be restricted.
Are there risks that I should consider in deciding on how to vote on the Reorganization?
Yes, you should carefully read this proxy statement/prospectus, including the factors discussed in the section titled “Risk Factors” beginning on page 26.
What will happen to the Tax Benefits Preservation Plan previously entered into by the Company?
Given that the purpose of the transfer restrictions is to help preserve the long-term value of our accumulated NOLs and they are designed to prohibit certain transfers of our common stock in excess of amounts that, because of provisions of the Code, could limit or impair our ability to use our NOLs to reduce our future income tax liability, and given that the purpose of the Tax Benefits Preservation Plan was designed to preserve potentially valuable tax benefits to the Company as a result of the NOLs and to avoid an “ownership change” under the agreement, the consummation of the Reorganization and the provision of the transfer restrictions will result in the dissolution of the Tax Benefits Preservation Plan pursuant to the terms of the Reorganization Agreement, which is permissible under Section 11(o) of the Tax Benefits Preservation Plan as the transfer restrictions will not diminish substantially or otherwise eliminate the benefits intended to be afforded by the rights under the Tax Benefits Preservation Plan.

SUMMARY
This summary highlights selected information from this proxy statement/prospectus regarding the Reorganization and may not contain all of the information that may be important to you in evaluating the proposed Reorganization. The information contained in this summary is qualified in its entirety by, and should be read in conjunction with, the detailed information appearing elsewhere in this proxy statement/prospectus and in the Annexes. To understand fully the proposed Reorganization, we strongly encourage you to read this proxy statement/prospectus, the Annexes and our most recent Annual Report on Form 10-K for the year ended December 31, 2024, as amended by Amendment No. 1 thereto. We have included page references in this summary to direct you to a more complete discussion in this proxy statement/prospectus.

ContextLogic (see page 34)
Prior to the Asset Sale (as defined below), ContextLogic owned a global e-commerce platform known as “Wish” that connected millions of value-conscious consumers to hundreds of thousands of merchants globally. Wish combined technology and data science capabilities and an innovative discovery-based mobile shopping experience to create a highly-visual, entertaining, personalized, and discovery-based shopping experience for its users. Wish users engaged with the app in a similar manner to how they engage with social media, which is scrolling through visually-rich and interactive content. Wish provided its merchants with immediate access to its global base of monthly active users and a comprehensive suite of merchant services, including demand generation and engagement, data intelligence, promotional and logistics capabilities, integration partnerships, as well as business operations support, all in a cost-efficient manner. The scale of Wish’s user base and active global merchants means it accumulated significant data across user and merchant activities, which strengthened its data advantage, and created an even better experience for everyone on the platform, which in turn could attract more users and merchants. This flywheel effect had driven tremendous value to both users and merchants and has made Wish one of the largest e-commerce marketplaces in the world.
On February 10, 2024, we entered into the Asset Purchase Agreement with Qoo10 Delaware, and, for certain specified purposes, Qoo10, pursuant to which (i) we agreed to sell substantially all of our assets to Qoo10 Delaware or an affiliate designated by Qoo10 Delaware (such designated affiliate, the “Buyer”), other than (A) our NOLs and certain other tax attributes, (B) our marketable securities and (C) our cash and cash equivalents, and (ii) Qoo10 agreed to acquire those assets and assume substantially all of our liabilities as specified in the Asset Purchase Agreement (the “Asset Sale”).
On April 18, 2024, the holders of a majority of the outstanding shares of our common stock voted to approve the Asset Sale. Pursuant to such vote and satisfaction of other customary closing conditions, the Asset Sale closed on April 19, 2024, and immediately following the closing of the Asset Sale, we received/retained approximately $162 million in cash, cash equivalents and marketable securities (consisting of government securities) (the “Post-Closing Cash”), as well as the NOLs and other tax attributes described herein.
Following the completion of the Asset Sale, we have exited the operation of our marketplace and logistics business and other historical operations. However, we do not currently intend to liquidate. We are actively developing processes and procedures for evaluating strategic alternatives for the use of our Post-Closing Cash and reviewing, identifying and executing those strategic opportunities for the benefit of ContextLogic and its stockholders. Those alternatives are currently expected to include using the Post-Closing Cash to fund, at least in part, the acquisition of assets or a business.

Since the consummation of the Asset Sale as we pursue strategic opportunities, our primary source of income is interest earned on our marketable securities and cash and cash equivalents. Although our Board of Directors is evaluating various strategic alternatives regarding the use of the proceeds from the Asset Sale with a goal to maximize stockholder value, we have not yet identified any particular acquisitions or investments or committed to making any such decision by a particular date. We can provide no assurance that our Board of Directors and management will be able to attract the businesses we identify as viable for our objectives, due to competitive forces in the marketplace beyond our control, or consummate strategic transactions, including the acquisition of assets or a business, on terms and conditions that we believe will be in the best interests of ContextLogic and its stockholders. The Company is not registered under the Investment Company Act of 1940, as amended (“ICA”), and is not required to register as an investment company under the ICA. See “The Companies—ContextLogic Inc.” for additional information regarding ContextLogic.
Additionally, Holdings will indirectly hold our interests in Holdings LLC. Holdings LLC issued and sold 75,000 class A convertible preferred units of Holdings LLC to an affiliate of BC Partners for an aggregate purchase price of $75,000,000 and 26,322,115.38 million class B common units to the Company, pursuant to the initial closing of an investment transaction on March 6, 2025.
ContextLogic’s principal executive offices are located at 2648 International Blvd., Suite 115, Oakland, California, 94601. Our telephone number is (415) 965-8476. Our website address is https://ir.contextlogicinc.com. Information on ContextLogic’s website is not incorporated by reference into or otherwise part of the proxy statement/prospectus. ContextLogic’s common stock is listed on the OTCQB Venture Market on the OTC Markets under the symbol “LOGC.” Additional information about ContextLogic is included in documents incorporated by reference in the proxy statement/prospectus. Please see “Where You Can Find Additional Information.”
Easter Parent, Inc. (see page 35)
Easter Parent, Inc. is a Delaware corporation and wholly owned subsidiary of ContextLogic. Holdings was recently formed for the purpose of effecting the Reorganization. If the Reorganization is approved and consummated, ContextLogic would become a wholly owned subsidiary of Holdings after the Reorganization. We intend to rename Easter Parent, Inc. to “ContextLogic Holdings Inc.” following the Reorganization.
Easter Merger Sub, Inc. (see page 35)
Easter Merger Sub, Inc. is a Delaware corporation and a wholly owned subsidiary of Holdings. Merger Sub was recently formed for the purpose of effecting the Reorganization and will cease to exist if the Reorganization is approved and consummated.
Reasons for the Reorganization (see page 35)
The Reorganization is intended to help ContextLogic preserve the long-term value of its NOLs, which can be used to reduce our future income tax liability. Under current tax laws, an ownership change could severely limit ContextLogic’s ability to use these tax benefits. As a result of the Reorganization, shares of stock of Holdings (ContextLogic’s new parent) would be subject to transfer restrictions intended to decrease the risk that an ownership change would occur. The transfer restrictions that will be imposed by the Reorganization will be an effective way to preserve this important resource.
Summary of Reorganization
(see pages 35-38)
At the time of the Reorganization,
•
each share of ContextLogic common stock issued and outstanding immediately prior to the merger will be converted upon the effectiveness of the merger into the right to receive one share of common stock of Holdings;

•	following the consummation of the merger, there will not be any shares of Holdings preferred stock outstanding;
•
each option to purchase a share of common stock of ContextLogic outstanding immediately prior to the consummation of the merger will be assumed by Holdings upon the consummation of the merger and will automatically become exercisable for a share of common stock of Holdings;

•
each restricted stock unit to be settled in shares of ContextLogic common stock outstanding immediately prior to the merger will be assumed by Holdings upon the consummation of the merger and will remain subject to the same terms and conditions as were applicable to such restricted stock unit award, but will be converted into an award with respect to the same number of shares of Holdings common stock;

•
each share of common stock of Merger Sub held by Holdings immediately prior to the merger will be automatically converted upon the consummation of the merger into one share of common stock of ContextLogic;

•
each share of common stock of Holdings held by ContextLogic immediately prior to the merger will be surrendered to Holdings for cancellation and will be cancelled simultaneously with the effectiveness of the merger; and

•
upon the consummation of the merger, Holdings will assume and continue the Company’s obligations under the 2010 Equity Incentive Plan and continue the Company’s 2020 Equity Incentive Plan and the 2022 Inducement Plan, as amended.

The rights and powers of the common stock of Holdings, as in effect immediately after the Reorganization, will be substantially equivalent in all material respects to the rights and powers of the common stock of ContextLogic as in effect immediately prior to the Reorganization, except that the common stock of Holdings will be subject to the transfer restrictions. Please see “Proposal 1—Reorganization Proposal—Effects of the Reorganization on Stockholders” for a

discussion of the transfer restrictions and please see “Proposal 1—Reorganization Proposal—Material Federal Income Tax Consequences,” beginning on page 34 for a discussion of the tax effects of the Reorganization.
Completion of the Reorganization will result in the dissolution of the Tax Benefits Preservation Plan pursuant to the terms of the Reorganization Agreement, which is permissible under Section 11(o) of the Tax Benefits Preservation Plan as the transfer restrictions will not diminish substantially or otherwise eliminate the benefits intended to be afforded by the rights under the Tax Benefits Preservation Plan.
After the merger, ContextLogic will be converted into a Delaware limited liability company and continue as a wholly owned subsidiary of Holdings.
Completion of the Reorganization may be deferred by the Company’s Board of Directors or an authorized officer following the Annual Meeting if the Board of Directors or an authorized officer determines that deferral would be in the best interests of the Company and its stockholders.
The Reorganization Agreement, attached as Annex A, as amended and restated by the A&R Reorganization Agreement, attached as Annex D and each incorporated herein by reference, may be terminated and the Reorganization abandoned prior to the filing of the certificate of merger, whether before or after approval by ContextLogic stockholders, if the Board of Directors determines that the Reorganization for any reason would not be in the best interests of ContextLogic and its stockholders.
If the Reorganization is implemented, the number of authorized shares of common stock of Holdings will be:
3,000,000,000 shares of common stock, par value $0.0001 per share of which 26,682,233 shares will be issued and outstanding on the effective date of the Reorganization; and
100,000,000 shares of preferred stock, $0.0001 par value per share of which no shares will be issued and outstanding on the effective date of the Reorganization.
Board of Directors and Management of Holdings (see pages 39 and 40)
Immediately after the Reorganization, the executive officers of Holdings will be the same persons who serve as executive officers of ContextLogic immediately prior to the Reorganization and the directors of Holdings will be the directors who are in office immediately prior to the Reorganization. There will be no change in the compensation or benefits of the directors or executive officers of ContextLogic as a result of the Reorganization. They will continue to receive the same aggregate compensation and benefits as they presently receive from ContextLogic (unless and until such compensation and benefits are changed at some future time by the board of directors of Holdings).

Listing of Holdings’ common stock
(see page 37)
After the Reorganization, we expect that the common stock of Holdings will be listed for trading on the OTCQB Venture Market on the OTC Markets under the symbol “LOGC,” the same ticker symbol currently used by the Company.
Conditions to the Reorganization
(see page 40)
The Reorganization is subject to the satisfaction or waiver of the following conditions:
•	receipt by ContextLogic of any consents, approvals or authorizations that ContextLogic deems necessary or appropriate;
•	adoption of the Reorganization Agreement by the sole stockholder of Merger Sub;
•	approval of the Reorganization by holders of a majority of the issued and outstanding common stock of ContextLogic as of May 19, 2025;
•
appraisal rights shall have been demanded in respect of no more than 1% of the issued and outstanding shares held by holders or beneficial owners of ContextLogic common stock as of immediately prior to the closing of the polls on the vote of stockholders to adopt the Reorganization Agreement; and

•	termination of the Tax Benefits Preservation Plan.
Effective Time of the Reorganization
(see page 40)
The Reorganization will become effective immediately upon the filing of a certificate of merger with the Secretary of State of Delaware (or at such later time that may be specified in the certificate of merger), which the Company expects to occur promptly following approval of the Reorganization at the Annual Meeting.
Transfer Restrictions (see pages 46-48)
Subject to certain exceptions described elsewhere in this proxy statement/prospectus, the transfer restrictions will prohibit, without prior approval of Holdings’ Board of Directors, the direct or indirect sale, transfer, or disposition of any stock (as defined by Section 382 of the Code) of Holdings by (i) any person from less than 4.9% to 4.9% or more or (ii) any person owning or deemed to own 4.9% or more of Holdings’ stock.
Tax Consequences (see pages 42-44)
The Reorganization should be a tax-free “reorganization”. You should not recognize any gain or loss for federal income tax purposes upon your receipt of Holdings stock in exchange for your shares of Company stock in the Reorganization. You should consult your own tax advisors concerning the specific tax consequences of the Reorganization to you, including any foreign, state, or local tax consequences of the Reorganization. For further information, see “Proposal 1—Reorganization Proposal—Material Federal Income Tax Consequences” beginning on page 34 of this proxy statement/prospectus.
You should, however, consult your own tax adviser to determine the specific tax consequences of the Reorganization to you.

The consolidated assets and liabilities of Holdings will be recorded at the historical cost of ContextLogic as reflected on the consolidated financial statements of ContextLogic immediately prior to the Reorganization. Accordingly, the consolidated financial statements of Holdings immediately following the Reorganization will be the same as the consolidated financial statements of ContextLogic immediately prior to the Reorganization. The Reorganization will have no effect on ContextLogic’s historical consolidated financial statements.
Exchange of Stock Certificates
(see page 42)
Holders of certificated securities will be asked to surrender to the Company’s transfer agent certificates representing those securities, in exchange for certificates representing the applicable securities of Holdings in accordance with the procedures set forth in a letter of transmittal that will, as soon as practicable after the Reorganization, be mailed by the Company’s transfer agent to the record holders of the certificates representing those securities. Upon proper surrender to the Company’s transfer agent of a certificate representing common stock for exchange and cancellation, together with a properly completed letter of transmittal, the holder of that certificate will be entitled to receive in exchange therefor a certificate representing the equivalent securities, in the case of common stock. Exchange of any book-entry securities will be effected in accordance with the transfer agent’s customary procedures with respect to securities represented by book entry.
Book-Entry and Uncertificated Shares
(see page 42)
Exchange of any book-entry securities will be effected in accordance with the transfer agent’s customary procedures with respect to securities represented by book entry and you will not be required to take any action to effect such exchange.
Interests of Directors and Executive Officers and Significant Stockholders (see page 44)
Certain of the Company’s executive officers and directors own common stock, and/or options to purchase shares of common stock and/or restricted stock units to be settled in shares of common stock and, to that extent, their interest in the Reorganization is the same as that of the other holders of the common stock.
Risk Factors (see page 26)
There are risks and uncertainties related to the occurrence or non-occurrence of the Reorganization that you should carefully consider in deciding how to vote on the Reorganization. If any of these risks occur, the Company’s business and the value of the common stock could be materially adversely affected.
Other Effects of the Reorganization
(see page 40)
Holdings’ consolidated financial condition after the Reorganization would be the same as that of ContextLogic before the Reorganization. Therefore, the financial data for Company, presented on a pro forma basis to give effect to the proposed Reorganization, would look the same at ContextLogic’s current financial condition.

Additionally, Holdings LLC, which has an investment from the Investor, pursuant to the initial closing of an investment transaction on March 6, 2025 wherein Holdings LLC issued and sold 75,000 class A convertible preferred units of Holdings LLC to the Investor for an aggregate purchase price of $75,000,000 and 26,322,115.38 million class B common units to the Company, will remain a subsidiary of the Company following consummation of the Reorganization.
Appraisal Rights (see page 41)
If the Reorganization is consummated, record holders and beneficial owners of ContextLogic common stock who do not wish to accept the Reorganization Consideration are entitled to seek appraisal of their shares of ContextLogic common stock under Section 262 of the DGCL and, if all procedures described in Section 262 are strictly complied with, to receive payment in cash for the fair value of their shares of ContextLogic common stock exclusive of any element of value arising from the accomplishment or expectation of the Reorganization, as determined by the Delaware Court of Chancery, together with interest, if any, to be paid upon the amount determined to be the fair value. The “fair value” of your shares of ContextLogic common stock as determined by the Delaware Court of Chancery may be more or less than, or the same as, the Reorganization Consideration that you are otherwise entitled to receive under the Reorganization Agreement. These rights are known as “appraisal rights”. This proxy statement serves as a notice of such appraisal rights pursuant to Section 262.
Persons who exercise appraisal rights under Section 262 of the DGCL will not receive the Reorganization Consideration they would otherwise be entitled to receive pursuant to the Reorganization Agreement. They will receive instead an amount determined to be the “fair value” of their shares of ContextLogic common stock following petition to, and an appraisal by, the Delaware Court of Chancery, together with interest, if any, on the amount determined to be the fair value. Persons considering seeking appraisal should recognize that the fair value of their shares of ContextLogic common stock determined under Section 262 could be more than, the same as or less than the Reorganization Consideration they would otherwise be entitled to receive pursuant to the Reorganization Agreement. Strict compliance with the procedures set forth in Section 262 is required. Failure to comply strictly with all of the procedures set forth in Section 262 will result in the loss of appraisal rights. Consequently, and in view of the complexity of the provisions of Section 262, persons wishing to exercise appraisal rights are urged to consult their legal and financial advisors before attempting to exercise such rights.
A person who is a holder of record or beneficial owner of shares of ContextLogic common stock and who (i) makes a valid demand for an appraisal of such holder’s or beneficial owner’s shares of ContextLogic common stock, (ii) continuously holds or beneficially owns, as applicable, such shares of ContextLogic common stock through the Effective

Time, (iii) has not voted in favor of the Reorganization or otherwise waived or lost his, her or its appraisal rights, (iv) strictly complies with the procedures under Section 262, (v) does not thereafter validly withdraw his, her or its demand for appraisal of such shares of ContextLogic common stock and (vi) in the case of a beneficial owner, a person who (A) reasonably identifies in his, her or its demand for appraisal the holder of record of the shares of ContextLogic common stock for which the demand is made, (B) provides documentary evidence of such beneficial owner’s beneficial ownership and a statement that such documentary evidence is a true and correct copy of what it purports to be and (C) provides an address at which such beneficial owner consents to receive notices given by ContextLogic and to be set forth on the Chancery List (as defined in the section entitled “Proposal 1— Reorganization Proposal—Appraisal Rights” beginning on page 49 of this proxy statement), will be entitled to receive the fair value of his, her or its shares of ContextLogic common stock exclusive of any element of value arising from the accomplishment or expectation of the Reorganization, as determined by the Delaware Court of Chancery, together with interest, if any, to be paid upon the amount determined to be the fair value
A copy of Section 262 of the DGCL may be accessed without subscription or cost at the following publicly available website: https://delcode.delaware.gov/title8/c001/sc09/index.html#262. Any summary of Section 262 contained in this proxy statement, including the section entitled “Proposal 1— Reorganization Proposal—Appraisal Rights,” is not a complete statement of the law relating to appraisal rights and is qualified in its entirety by reference to Section 262. Any person who desires to exercise his, her or its appraisal rights should review carefully Section 262 and is urged to consult his, her or its legal advisor before electing or attempting to exercise such rights. For more information, please see the section entitled “Proposal 1— Reorganization Proposal—Appraisal Rights” beginning on page 49 of this proxy statement.
The Reorganization Agreement may be terminated and the Reorganization abandoned prior to the filing of the certificate of merger, whether before or after adoption of the Reorganization Agreement by the stockholders of ContextLogic, by action of the Board of Directors of ContextLogic, if the Board of Directors of ContextLogic determines that the consummation of the Reorganization would not, for any reason, be advisable and in the best interests of ContextLogic and its stockholders. In addition, if the holders or beneficial owners of shares representing more than 1% of the issued and outstanding shares of ContextLogic common stock as of immediately prior to closing of the polls on the vote of stockholders to adopt the Reorganization Agreement shall have demanded appraisal rights under Section 262 of the DGCL, ContextLogic may, and intends to, terminate the Reorganization Agreement and abandon the Reorganization.
Expenses (see page 44)
All expenses related to the Reorganization will be paid by the Company, whether or not the Reorganization is approved.

Vote Required for the Reorganization (see page 52)
The affirmative vote of the holders of a majority of our outstanding shares of ContextLogic common stock is required to approve the Reorganization.
Board Recommendation for the Reorganization (see page 53)
The Board of Directors of ContextLogic recommends you vote “FOR” the Reorganization.

RISK FACTORS
In addition to the other information included in this proxy statement/prospectus (including the Annexes hereto) and the information incorporated by reference herein, including, among others, the matters addressed in the section entitled “Cautionary Statement Regarding Forward-Looking Statements,” in considering whether to vote in favor of the Reorganization Proposal, you should consider all of the information we have included in this proxy statement/prospectus, including its Annexes, and all of the information included in the documents we have incorporated by reference, including the Company’s Annual Report on Form 10-K for the year ended December 31, 2024, as amended by Amendment No. 1 thereto, and the Company's Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2025, as such risks may be updated or supplemented in each company’s subsequently filed Quarterly Reports on Form 10-Q or Current Reports on Form 8-K, and the risk factors described in the documents incorporated by reference. In addition, you should pay particular attention to the risks described below.
Risks Related to the Company
We recently transferred the trading of the ContextLogic common stock from The Nasdaq Stock Market to the OTCQB. Because the ContextLogic common stock is quoted on the OTC Markets, your ability to sell your shares in the secondary trading market may be limited.
On May 30, 2025, the Company notified The Nasdaq Stock Market LLC (“Nasdaq”) of its decision to voluntarily withdraw from the hearings process, the result of which resulted in the ContextLogic common stock being delisted from The Nasdaq Global Market. The Company filed a Form 25 with the SEC relating to the delisting of the ContextLogic common stock on June 9, 2025, and anticipates that the delisting of the ContextLogic common stock from Nasdaq will become effective 10 days after the filing, unless otherwise directed by Nasdaq. On June 4, 2025, the ContextLogic common stock was quoted for trading with the OTCQB Venture Market of OTC Markets. The decision to move ContextLogic common stock from trading on Nasdaq to the OTC Markets was influenced by several factors, including the Company’s evaluation of its ability to continue maximizing the value of its assets while also considering the advantages of remaining listed on Nasdaq versus the regulatory requirements, the time management dedicated to compliance and reporting, and the costs involved in maintaining the listing.
As a result of the transfer of the ContextLogic common stock from Nasdaq to the OTCQB, we anticipate that our stockholders could experience negative consequences related to our securities, including but not limited to: limited availability of market quotations for our securities; a reduced level of trading activity in the secondary trading market for shares of our common stock; a limited amount of analyst coverage; and decreased ability to issue additional securities or obtain additional financing in the future.
Because the ContextLogic common stock is quoted on the OTCQB market, your ability to sell your shares in the secondary trading market may be limited. Since June 4, 2025, the OTCQB is the only liquidity platform for the ContextLogic common stock. We cannot assure our stockholders that the ContextLogic common stock will continue to trade on this liquidity platform, whether broker-dealers will continue to provide public quotes of the ContextLogic common stock on this liquidity platform, whether the trading volume of the ContextLogic common stock will be sufficient to provide for respective efficient liquidity platforms or whether quotes for the ContextLogic common stock will continue on this liquidity platform in the future, which could result in significantly lower trading volumes and reduced liquidity for investors seeking to buy or sell our common stock. As a result, prices for shares of our common stock may be lower than might otherwise prevail if the ContextLogic common stock was listed on a national securities exchange.
Risks Related to the Reorganization and Transfer Restrictions
We may not obtain the expected benefits of the Reorganization.
We believe our reorganization into a holding company structure will provide us with benefits in the future, as described under “Proposal 1—Reorganization Proposal—Reasons for the Reorganization” at page 34. These expected benefits may not be obtained if Holdings fails to complete acquisitions or if market conditions or other circumstances prevent us from taking advantage of the strategic, business and financing flexibility that it affords us. In addition, the holding company structure may not keep the assets and liabilities of the Company and any new businesses we acquire legally separate. As a result, we may incur the costs of implementing the

Reorganization Proposal without realizing the possible benefits. These costs include the increased administrative costs and expenses associated with keeping separate records, and in some cases making separate regulatory filings for Holdings and the Company.
The Reorganization is subject to conditions, including certain conditions that may not be satisfied, or completed on a timely basis, if at all. If we fail to complete the Reorganization, we cannot obtain the expected benefits of the Reorganization and we may suffer administrative losses based on our efforts to seek the Reorganization.
The Reorganization Agreement contains conditions to Closing that must be fulfilled (or, as permitted by law, waived by the parties) in order to complete the Reorganization. These conditions include, among other customary conditions, the approval of ContextLogic stockholders of the Reorganization, that the holders or beneficial owners of ContextLogic common stock shall not have demanded appraisal rights in respect of more than 1% of the issued and outstanding ContextLogic common stock as of immediately prior to the closing of the polls on the vote to adopt the Reorganization Agreement, and termination of the Tax Benefits Preservation Plan. Several of these conditions, such as obtaining ContextLogic stockholder approval, are partially or largely outside of the control and timing of Holdings and ContextLogic and may be driven by factors unrelated to the Reorganization or the parties thereto, including administrative backlog. Please see “Proposal 1—Reorganization Proposal—Conditions to the Reorganization,” at page 34, for a more detailed discussion. We cannot predict whether and when these other conditions will be satisfied. Any failure to complete or delay in completing the Reorganization could cost the Company additional time, effort and attention, as well as cause us not to realize some or all of the expected benefits that we expect as a result of completing the Reorganization successfully within its expected time frame.
The OTC Markets may not list the common stock of Holdings on its markets.
If the Reorganization is successfully completed, we expect that the common stock of Holdings will be listed for trading on OTCQB Venture Market of the OTC Markets under the symbol “LOGC,” the same ticker symbol currently used by the Company. However, there can be no assurance that Holdings will be able to meet OTCQB’s initial listing requirements or that it will otherwise be approved for listing.
Additionally, if the common stock of Holdings is not admitted to trade on the OTC Markets, ContextLogic stockholders would receive shares of common stock that do not trade on the OTC Markets.
The imposition of transfer restrictions may cause the market price of Holdings’ common stock to decline.
If the Reorganization is approved and completed and you own common stock of ContextLogic, you will receive shares of common stock of Holdings as the parent company of ContextLogic after the Reorganization. These shares will be subject to the transfer restrictions described in this proxy statement/prospectus. These transfer restrictions currently do not apply to ContextLogic common stock. It is possible that the transfer restrictions will have an adverse effect on the liquidity and market price of Holdings common stock. Because of the implementation of the transfer restrictions, we cannot assure you that the market price of the shares of Holdings common stock will be comparable to the market price of ContextLogic’s common stock. If the transfer restrictions are approved, they will remain in effect until our stockholders vote to terminate such restrictions or the Board of Directors determines that an ownership change would not result in a substantial limitation on our ability to use our NOLs, that no significant value attributable to the NOLs would be preserved by continuing the transfer restrictions or that such restrictions are no longer in our best interests.
If the Reorganization does not qualify as a nontaxable transaction in whole or in part, the ContextLogic common stock holders may be required to pay substantial U.S. federal income taxes as a result of the Reorganization.
As discussed in “Proposal 1 – Reorganization Proposal—Material Federal Income Tax Consequences,” U.S. holders of shares of ContextLogic common stock generally should not recognize taxable gain or loss, in whole or in part, as a result of the Reorganization.
However, neither ContextLogic nor Holdings has requested, or intends to request, a ruling from the Internal Revenue Service (the “IRS”), with respect to the tax consequences of the Reorganization, and there can be no assurance that the companies’ position or any opinion of tax counsel would be sustained if challenged by the IRS. Such an IRS challenge could be based upon judicial doctrines, including but not limited to substance over form principles. If an IRS challenge were successful, holders of stock with an unrealized gain in the shares would recognize gain in connection with the Reorganization. Accordingly, if there is a final determination that the Reorganization does not qualify as a nontaxable transaction and is taxable for U.S. federal income tax purposes, ContextLogic stockholders generally would recognize taxable gain or loss on their receipt of Holdings stock in connection with the Reorganization in an amount equal to the difference between such stockholder’s adjusted tax basis in their shares of ContextLogic stock and the fair market value of the Holdings stock. For a more complete discussion of the material U.S. federal income tax consequences of the Reorganization, see the section entitled “Proposal 1—Reorganization Proposal—Material Federal Income Tax Consequences” on page 34.
The transfer restrictions may impede or discourage efforts by a third party to acquire Holdings, even if doing so would benefit Holdings stockholders.
Although the transfer restrictions are designed as a protective measure to preserve the NOLs, the transfer restrictions may have the effect of impeding or discouraging a merger, tender offer or proxy contest, even if such a transaction may be favorable to the interests of some or all of the stockholders of Holdings. This effect might prevent stockholders from realizing an opportunity to sell all or a portion of their shares of common stock of Holdings at a premium above market prices. In addition, the transfer restrictions may delay the assumption of control by a holder of a large block of the common stock of Holdings and the removal of incumbent directors and management, even if such removal may be beneficial to some or all of the stockholders of Holdings.
The transfer restrictions may not be enforceable, and an ownership change may occur with the result that the ability to use the NOLs could be severely limited.
The transfer restrictions could be challenged, and a court could refuse to enforce them. It also is possible that the IRS and other tax authorities could take the position that the transfer restrictions were not effective and did not protect the Company from an ownership change for tax purposes.
Risks Related to Holdings’ Future use of NOLs
Future legislation may result in Holdings being unable to realize the tax benefits of the NOLs.
It is possible that legislation or regulations will be adopted that would limit Holdings’ ability to use the tax benefits associated with the NOLs. We are not aware, however, of any proposed changes in the tax laws or regulations that would materially affect the ability of Holdings to use the NOLs.
Holdings may not be able to make use of the existing tax benefits of the NOLs because Holdings may not generate taxable income.
The use of the NOLs is subject to uncertainty because it is dependent upon the amount of taxable income and capital gains generated by Holdings and its consolidated subsidiaries. There can be no assurance that Holdings will have sufficient taxable income or capital gains in future years to use the NOLs.
The IRS could challenge the amount of the NOLs or claim that the Company or Holdings experienced an ownership change, which could reduce the amount of NOLs that Holdings can use.
The amount of the NOLs has not been audited or otherwise validated by the IRS. The IRS could challenge the amount of the NOLs, which could result in an increase Holdings’ future income tax liability. In addition, calculating whether an ownership change has occurred is subject to uncertainty, both because of the complexity and ambiguity of Section 382 and because of limitations on a publicly traded company’s knowledge as to the ownership of, and transactions in, its securities. Therefore, we cannot assure you that a governmental authority will not claim that the Company or Holdings experienced an ownership change and attempt to reduce or eliminate the benefit of the NOLs even though the stock of Holdings is subject to the transfer restrictions.
The Company’s business could be adversely affected if the Reorganization is not approved.
While the Tax Benefits Preservation Plan is currently in effect, there are currently no restrictions in place that prohibit transfers of ContextLogic’s common stock that would jeopardize the NOLs. If the Reorganization is not approved, we will not have the ability to prohibit such transfers. As a result, an ownership change could occur. An ownership change could severely limit our ability to use the NOLs to reduce our future liability to pay federal income tax.

The foregoing description of the Reorganization is qualified by reference to the Reorganization Agreement filed as Annex A and Annex D hereto, which is incorporated herein by reference.
Other Risk Factors of the Company
The Company is and will be subject to all the risks described above. In addition, the Company is and will continue to be subject to all the risks described in the Company’s Annual Report on Form 10-K for the year ended December 31, 2024, as amended by Amendment No. 1 thereto, filed with the SEC on March 12, 2025 and April 17, 2025, respectively as updated by subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K filed with the SEC and incorporated by reference into, this proxy statement/prospectus. For the location of information incorporated by reference into this proxy statement/prospectus, see “Where You Can Find Additional Information” beginning on page 73.

INFORMATION ABOUT THE ANNUAL MEETING AND VOTING
ContextLogic is providing the proxy statement/prospectus to its stockholders as of the record date in connection with the solicitation of proxies to be voted at the annual meeting (or any adjournment or postponement of the annual meeting).
General
Together with the proxy statement/prospectus, ContextLogic is also sending stockholders a notice of the annual meeting and a form of proxy card that is solicited by its Board of Directors for use at the annual meeting to be held on Thursday, July 10, 2025 at 10:00 a.m., Pacific Daylight Time, at www.virtualshareholdermeeting.com/LOGC2025 (the “Annual Meeting”), and any adjournments or postponements of the annual meeting.
Stockholders Entitled to Vote
Only stockholders of record at the close of business on the Record Date will be entitled to vote at the Annual Meeting. On the Record Date, there were 26,682,233 shares of ContextLogic common stock outstanding. Each holder of our ContextLogic common stock has the right to one vote for each share of common stock held as of the record date.
Registered Stockholders.
If shares of ContextLogic common stock are registered directly in your name with our transfer agent, Equiniti Trust Company, LLC, then you are considered the stockholder of record with respect to those shares, and the proxy materials were provided to you directly by us. As the stockholder of record, you have the right to grant your voting proxy directly to the individuals listed on the proxy card or to vote electronically at the Annual Meeting. Throughout this Proxy Statement, we refer to these registered stockholders as “stockholders of record.”
Street Name Stockholders.
If shares of ContextLogic common stock are held on your behalf in a brokerage account or by a bank or other nominee, then you are considered to be the beneficial owner of shares that are held in “street name” or a street name stockholder and the proxy materials were forwarded to you by your broker or nominee, who is considered the stockholder of record with respect to those shares. As the beneficial owner, you have the right to direct your broker, bank, or other nominee as to how to vote your shares. Beneficial owners are also invited to attend the Annual Meeting. However, since a beneficial owner is not the stockholder of record, you may not virtually attend the Annual Meeting and vote electronically at the Annual Meeting unless you follow your broker’s procedures for voting. Throughout this Proxy Statement, we refer to stockholders who hold their shares through a broker, bank, or other nominee as “street name stockholders.”
The Proposals and Required Vote
At the annual meeting, ContextLogic stockholders will be asked to consider and vote on the following proposals:
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Proposal No. 1 (Reorganization Proposal): The proposal to adopt the Reorganization Agreement and the transactions contemplated thereunder. To be approved, the Reorganization Proposal must receive the affirmative vote of a majority of the issued and outstanding shares of ContextLogic common stock entitled to vote. Abstentions and broker non-votes will be counted as present for purposes of determining the presence of a quorum, and will have the same effect as “AGAINST” the Reorganization Proposal.

•
Proposal No. 2 (Election Proposal): The proposal to elect our Class III directors to serve until the 2028 Annual Meeting of Stockholders, who include Ted Goldthorpe and Jennifer Chou. Directors are elected by a plurality of the votes cast with respect to such director. This means that, with respect to the Election Proposal, nominees receiving the most “For” votes will be elected. Abstentions will be counted as present for purposes of determining the presence of a quorum, but will not be considered as votes cast for or against this proposal, and will therefore have no effect on the outcome of the vote.

Broker non-votes will be counted as present for purposes of determining the presence of a quorum, but are not considered votes cast on this proposal and will not have any effect on the election of directors, and therefore, have no effect on the outcome of the vote.
•
Proposal No. 3 (Ratification Proposal): The proposal to ratify the appointment of BPM LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2025. To be approved, the Ratification Proposal must receive more “For” votes than “Against” votes cast at the Annual Meeting. Abstentions will be counted as present for purposes of determining the presence of a quorum, but will not be considered as votes cast for or against this proposal, and will therefore have no effect on the outcome of the vote. Broker non-votes will be counted as present for purposes of determining the presence of a quorum, but are not counted for any purpose in determining whether this matter has been approved, and therefore, have no effect on the outcome of the vote.

•
Proposal No. 4 (Compensation Proposal): The proposal to approve, on an advisory basis, our named executive officer compensation for the year ended December 31, 2024, as disclosed herein. To be approved, the Compensation Proposal must receive more “For” votes than “Against” votes cast at the Annual Meeting. Abstentions will be counted as present for purposes of determining the presence of a quorum, but will not be considered as votes cast for or against this proposal, and will therefore have no effect on the outcome of the vote. Broker non-votes will be counted towards a quorum, but are not counted for any purpose in determining whether this matter has been approved, and therefore, have no effect on the outcome of the vote. However, the advisory approval of our named executive officer compensation for the year ended December 31, 2024 is advisory and non-binding in nature and cannot overrule any decisions made by our Board of Directors.

•
Proposal No. 5 (Adjournment Proposal): The proposal to approve the adjournment of the annual meeting, if necessary, to permit further solicitation of proxies because there are not sufficient votes to approve the Reorganization Proposal. To be approved, the Adjournment Proposal must receive more “For” votes than “Against” votes. Abstentions will be counted as present for purposes of determining the presence of a quorum, but will not be considered as votes cast for or against this proposal, and will therefore have no effect on the outcome of the vote. Broker non-votes will be counted towards a quorum, but are not counted for any purpose in determining whether this matter has been approved, and therefore, have no effect on the outcome of the vote.

On all matters, each share of ContextLogic common stock held on the record date has one vote.
“Non-routine” matters are matters that may substantially affect the rights or privileges of shareholders, such as mergers, shareholder proposals, election of directors (even if not contested), executive compensation (including any advisory shareholder vote on executive compensation) and certain corporate governance proposals, even if these proposals are supported by management. Any election of a member of the Board of Directors, whether contested or uncontested, is considered “non-routine,” and therefore, brokers do not have discretion to vote your shares held in street name for the Election Proposal in the absence of instructions from you. We also believe that the Reorganization Proposal, Compensation Proposal and the Adjournment Proposal are each “non-routine” and therefore, if your shares are held through a broker, nominee, fiduciary, or other custodian, your broker does not have discretion to vote the shares with respect to those proposals and your shares will not be voted on those proposals unless you provide voting instructions to your broker.
Any abstentions will have the effect of votes “AGAINST” the Reorganization Proposal. The failure to vote will have the same effect as a vote “AGAINST” the Reorganization Proposal. Broker non-votes, if any, would have the same effect as a vote “AGAINST” the Reorganization Proposal.
We believe the Ratification Proposal is a “routine” proposal and thus your broker has discretion to vote the shares with respect to that proposal.
The holders of a majority of the outstanding shares of ContextLogic common stock entitled to vote on the Reorganization Proposal must vote to approve the Reorganization Proposal at the annual meeting as a condition to the completion of the Reorganization. If ContextLogic stockholders fail to approve the Reorganization Proposal by the requisite vote, the Reorganization will not occur.

Recommendation of the Company Board of Directors
ContextLogic’s Board of Directors unanimously (i) determined that the Reorganization Proposal and the Reorganization Agreement and the transactions contemplated thereby, including the Reorganization, as well as the Election Proposal, the Ratification Proposal, the Compensation Proposal, and the Adjournment Proposal, are fair to, advisable and in the best interests of, the Company and its stockholders, (ii) approved and declared advisable the Reorganization Agreement, the Reorganization, the Reorganization Proposal, the Election Proposal, the Ratification Proposal, the Compensation Proposal, and the Adjournment Proposal and the other transactions contemplated thereby, (iii) determined to recommend, upon the terms and subject to the conditions set forth in the Reorganization Agreement, that the Company’s stockholders vote to adopt the Reorganization Agreement; and (iv) determined to recommend, that the Company’s stockholders vote to approve the Election Proposal, the Ratification Proposal, the Compensation Proposal, and the Adjournment Proposal.
The ContextLogic Board of Directors unanimously recommends that ContextLogic stockholders vote “FOR” the Reorganization Proposal, “FOR” the Election Proposal, “FOR” the Ratification Proposal, “FOR” the Compensation Proposal and “FOR” the Adjournment Proposal.
How Record Holders Vote
You can vote at the Annual Meeting in person or by proxy. We recommend that you vote by proxy even if you plan to attend the Annual Meeting. You can always attend the Annual Meeting and revoke your proxy by voting in person.
If on May 19, 2025, your shares were registered directly in your name with our transfer agent, Equiniti Trust Company, LLC, then you are a stockholder of record. Stockholders of record may vote by using the Internet, by telephone, or by mail as described below. Stockholders may also attend the virtual meeting and vote electronically. If you hold shares through a bank or broker, please refer to your proxy card, or other information forwarded by your bank or broker to see which voting options are available to you.
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You may vote via the Internet at www.proxyvote.com by following the instructions for Internet voting on the proxy card mailed to you. Internet voting is available 24 hours a day and will be accessible until 11:59 p.m. Eastern Time on July 10, 2025. Easy-to-follow instructions are available to allow you to vote your shares and confirm that your instructions have been properly recorded.

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You may vote by telephone by dialing 800-690-6903 and following the instructions for voting by phone on the proxy card mailed to you. Telephone voting is available 24 hours a day and will be accessible until 11:59 p.m. Eastern Time on July 10, 2025. Easy-to-follow voice prompts are available to allow you to vote your shares and confirm that your instructions have been properly recorded.

•
You may vote by mail by completing and mailing in the paper proxy card you received. The method you use to vote will not limit your right to vote at the Annual Meeting if you decide to virtually attend the Annual Meeting.

•	If you wish to vote electronically at the meeting, go to www.virtualshareholdermeeting.com/LOGC2025 using your unique control number included in the proxy materials mailed to you.
By giving us your proxy, you are authorizing the individuals named on our proxy card, the proxies, to vote your shares in the manner you indicate. You may vote “FOR”, vote “AGAINST” or “ABSTAIN” from voting on (a) the Reorganization Proposal; (b) the Ratification Proposal; (c) the Compensation Proposal, and (d) the Adjournment Proposal. You may vote “FOR” or “WITHHOLD” for each director up for election in the Election Proposal.
If you return a signed and dated proxy card without marking any voting selections, your shares will be voted FOR each of the below proposals:
•	The Reorganization Proposal;
•	The Election Proposal;
•	The Ratification Proposal;
•	The Compensation Proposal; and
•	The Adjournment Proposal.

Revocation of Proxies
You can revoke your proxy at any time before the final vote at the meeting. You may revoke your proxy in any one of three ways:
•	You may submit another properly completed proxy card with a later date.
•	You may send a written notice indicating that you are revoking your proxy to the Secretary of the Company at 2648 International Blvd., Ste 115, Oakland, CA 94601.
•
You may virtually attend the Annual Meeting and vote electronically by going to www.virtualshareholdermeeting.com/LOGC2025 and using your unique control number that was included in the proxy materials that you received in the mail. Simply attending the meeting will not, by itself, revoke your proxy.

Quorum
Quorum and Adjournment.
A quorum of stockholders is necessary to hold a valid meeting. A quorum exists if stockholders holding at least 1/3 of the voting power of the shares of common stock entitled to vote at the meeting are present at the Annual Meeting in person or represented by proxy. Your shares will be counted towards the quorum only if you submit a valid proxy vote or vote at the meeting. Abstentions and broker non-votes will be counted towards the quorum requirement.
We will count a properly executed proxy card marked “Abstain” as present for purposes of determining whether a quorum is present, but the shares represented by that proxy card will not be voted at the Annual Meeting for the proposals so marked.
Abstentions are counted for the purpose of determining a quorum. If a quorum is not present or represented at the Annual Meeting, either the chairperson presiding at the Annual Meeting or, if directed to be voted on by the chairperson of the meeting, the holders of a majority of the voting power of the shares entitled to vote who are present in person or by proxy at the meeting, may adjourn the Annual Meeting, without notice other than announcement at the Annual Meeting, until a quorum shall be present or represented.
Expenses of Proxy Solicitation
We will pay for the entire cost of soliciting proxies. In addition to these mailed proxy materials, our directors and employees may also solicit proxies in person, by telephone, or by other means of communication. Directors and employees will not be paid any additional compensation for soliciting proxies. We may reimburse brokerage firms, banks, and other agents for the cost of forwarding proxy materials to beneficial owners.

PROPOSAL 1—REORGANIZATION PROPOSAL
Explanatory Note Regarding the Reorganization Agreement
This section of this proxy statement/prospectus describes the material provisions of the reorganization agreement, but does not describe all of the terms of the agreement and plan of reorganization (the “Reorganization Agreement”) and may not contain all of the information about the Reorganization Agreement that is important to you. ContextLogic, Holdings, and Merger Sub entered into the amended and restated agreement and plan of reorganization (the “A&R Reorganization Agreement”), which provides for appraisal rights of holders or beneficial owners of ContextLogic common stock, removes the condition requiring Holdings common stock to be approved for listing by the Nasdaq Global Select Market, and provides if the holders or beneficial owners of shares representing more than 1% of the issued and outstanding shares of ContextLogic common stock as of immediately prior to closing of the polls on the vote of stockholders to adopt the Reorganization Agreement shall have demanded appraisal rights under Section 262 of the DGCL, ContextLogic may terminate the Reorganization Agreement and abandon the Reorganization. The following summary is qualified by reference to the complete text of the Reorganization Agreement, as amended and restated by the A&R Reorganization Agreement, and as the same may be further amended, modified, supplemented and/or restated, attached as Annex A and Annex D to this proxy statement/prospectus and incorporated by reference in this proxy statement/prospectus. The rights and obligations of the Company are governed by the express terms and conditions of the Reorganization Agreement and not by this summary or any of the other information contained in this proxy statement/prospectus. You are urged to read the full text of the Reorganization Agreement because it is the legal document that governs the reorganization.
The Reorganization Agreement should not be read alone, but should instead be read in conjunction with the other information regarding the respective agreement, the reorganization, the Company, and its respective affiliates and businesses, which is contained in, or incorporated by reference into, this proxy statement/prospectus (including the Annexes hereto), as well as in the Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and any amendments thereto, and other filings that the Company has made or will make with the SEC. See “Where You Can Find Additional Information” beginning on page 73.
The Principal Parties
ContextLogic
Prior to the Asset Sale (as defined below), ContextLogic owned a global e-commerce platform known as “Wish” that connected millions of value-conscious consumers to hundreds of thousands of merchants globally. Wish combined technology and data science capabilities and an innovative discovery-based mobile shopping experience to create a highly-visual, entertaining, personalized, and discovery-based shopping experience for its users. Wish users engaged with the app in a similar manner to how they engage with social media, which is scrolling through visually-rich and interactive content. Wish provided its merchants with immediate access to its global base of monthly active users and a comprehensive suite of merchant services, including demand generation and engagement, data intelligence, promotional and logistics capabilities, integration partnerships, as well as business operations support, all in a cost-efficient manner. The scale of Wish’s user base and active global merchants means it accumulated significant data across user and merchant activities, which strengthened its data advantage, and created an even better experience for everyone on the platform, which in turn could attract more users and merchants. This flywheel effect had driven tremendous value to both users and merchants and has made Wish one of the largest e-commerce marketplaces in the world.
On February 10, 2024, we entered into the Asset Purchase Agreement with Qoo10 Delaware, and, for certain specified purposes, Qoo10, pursuant to which (i) we agreed to sell substantially all of our assets to Qoo10 Delaware or an affiliate designated by Qoo10 Delaware (such designated affiliate, the “Buyer”), other than (A) our NOLs and certain other tax attributes, (B) our marketable securities and (C) our cash and cash equivalents, and (ii) Qoo10 agreed to acquire those assets and assume substantially all of our liabilities as specified in the Asset Purchase Agreement (the “Asset Sale”).
On April 18, 2024, the holders of a majority of the outstanding shares of our common stock voted to approve the Asset Sale. Pursuant to such vote and satisfaction of other customary closing conditions, the Asset Sale closed on April 19, 2024, and immediately following the closing of the Asset Sale, we received/retained approximately $162 million in cash, cash equivalents and marketable securities (consisting of government securities) (the “Post-Closing Cash”), as well as the NOLs and other tax attributes described herein.

Following the completion of the Asset Sale, we have exited the operation of our marketplace and logistics business and other historical operations. However, we do not currently intend to liquidate. We are actively developing processes and procedures for evaluating strategic alternatives for the use of our Post-Closing Cash and reviewing, identifying and executing those strategic opportunities for the benefit of ContextLogic and its stockholders. Those alternatives are currently expected to include using the Post-Closing Cash to fund, at least in part, the acquisition of assets or a business.
Since the consummation of the Asset Sale as we pursue strategic opportunities, our primary source of income is interest earned on our marketable securities and cash and cash equivalents. Although our Board of Directors is evaluating various strategic alternatives regarding the use of the proceeds from the Asset Sale with a goal to maximize stockholder value, we have not yet identified any particular acquisitions or investments or committed to making any such decision by a particular date. We can provide no assurance that our Board of Directors and management will be able to attract the businesses we identify as viable for our objectives, due to competitive forces in the marketplace beyond our control, or consummate strategic transactions, including the acquisition of assets or a business, on terms and conditions that we believe will be in the best interests of ContextLogic and its stockholders. The Company is not registered under the Investment Company Act of 1940, as amended (“ICA”), and is not required to register as an investment company under the ICA.
ContextLogic’s principal executive offices are located at 2648 International Blvd., Suite 115, Oakland, California, 94601. Our telephone number is (415) 965-8476. Our website address is https://ir.contextlogicinc.com. Information on ContextLogic’s website is not incorporated by reference into or otherwise part of the proxy statement/prospectus. ContextLogic’s common stock is listed on the OTCQB Venture Market on the OTC Markets under the symbol “LOGC.” Additional information about ContextLogic is included in documents incorporated by reference in the proxy statement/prospectus. Please see “Where You Can Find Additional Information”.
Easter Parent, Inc.
Easter Parent, Inc. (“Holdings”) is a newly formed and wholly owned subsidiary of ContextLogic. Holdings was formed for the purpose of effecting the Reorganization. Holdings has no operating history and nominal assets, liabilities and capitalization. After the Reorganization, ContextLogic will be a wholly owned subsidiary of Holdings.
Easter Merger Sub, Inc.
Easter Merger Sub, Inc. (“Merger Sub”) is a newly formed and wholly owned subsidiary of Holdings. Merger Sub was formed for the purpose of effecting the Reorganization. Merger Sub has no operating history and nominal assets, liabilities and capitalization and will cease to exist after the Reorganization.
See the diagrams on page 38 for a depiction of the pre- and post-Reorganization relationship of these parties.
The principal place of business of each of ContextLogic, Holdings and Merger Sub is located at c/o: ContextLogic, 2648 International Blvd., Suite 115, Oakland, California, 94601 and its telephone number is (415) 965-8476.
Reasons for the Reorganization
The Reorganization is intended to help ContextLogic preserve the long-term value of its NOLs, which can be used to reduce our future income tax liability. Under current tax laws, an ownership change could severely limit ContextLogic’s ability to use these tax benefits. As a result of the Reorganization, shares of stock of Holdings (ContextLogic’s new parent) would be subject to transfer restrictions intended to decrease the risk that an ownership change would occur. The transfer restrictions that will be imposed by the Reorganization will be an effective way to preserve this important resource. Please see “—The Transfer Restrictions” below for a discussion on the Transfer Restrictions.
Reorganization Agreement
As depicted in the diagrams on page 38, pursuant to the terms of the Reorganization Agreement:
Reorganization
•	Merger Sub will be merged with and into ContextLogic. ContextLogic will survive and the separate existence of Merger Sub will cease;

•	ContextLogic will become a wholly owned subsidiary of Holdings;
•	ContextLogic, as the surviving corporation, shall succeed (to the extent permitted and/or provided by applicable law) to all of the rights, assets, liabilities and obligations of Merger Sub;
•	after the merger, ContextLogic will be converted into a Delaware limited liability company and continue as a wholly owned subsidiary of Holdings;
•
the corporate existence of ContextLogic will continue unaffected and unimpaired by the Reorganization, except that, upon the consummation of the Reorganization, all of the outstanding shares of common stock of ContextLogic will be owned by Holdings and, after the merger, will be converted to limited liability company interests pursuant to ContextLogic’s conversion into a Delaware limited liability company;

•	Holdings LLC will remain a subsidiary of the Company following consummation of the Reorganization; and
•	Holdings will be renamed to “ContextLogic Holdings Inc.” following the Reorganization.
Conversion of Shares
•
each share of ContextLogic common stock issued and outstanding immediately prior to the merger will be converted upon the effectiveness of the merger into the right to receive one share of common stock of Holdings;

•	following the consummation of the merger, there will not be any shares of Holdings preferred stock outstanding;
•
each option to purchase a share of common stock of ContextLogic outstanding immediately prior to the consummation of the merger will be assumed by Holdings upon the consummation of the merger and will automatically become exercisable for a share of common stock of Holdings;

•
each restricted stock unit to be settled in shares of ContextLogic common stock outstanding immediately prior to the merger will be assumed by Holdings upon the consummation of the merger and will remain subject to the same terms and conditions as were applicable to such restricted stock unit award, but will be converted into an award with respect to the same number of shares of Holdings common stock;

•
each share of common stock of Merger Sub held by Holdings immediately prior to the merger will be automatically converted upon the consummation of the merger into one share of common stock of ContextLogic;

•
each share of common stock of Holdings held by ContextLogic immediately prior to the merger will be surrendered to Holdings for cancellation and will be cancelled simultaneously with the effectiveness of the merger; and

•
upon the consummation of the merger, Holdings will assume and continue the Company’s obligations under the 2010 Equity Incentive Plan and continue the Company’s 2020 Equity Incentive Plan and the 2022 Inducement Plan, as amended.

Certificate of Incorporation and Bylaws
•
the restated certificate of incorporation of ContextLogic as in effect immediately prior to the merger will be amended and restated in connection with the Reorganization to read as set forth on Annex A to the Reorganization Agreement until the conversion of ContextLogic into a limited liability company. Upon the effectiveness of the conversion of ContextLogic into a limited liability company, the internal affairs of ContextLogic will be governed by its certificate of formation and limited liability company agreement as set forth below;

•
the second amended and restated certificate of incorporation of Holdings, which form is attached hereto as Annex B, will be substantially similar to the current restated certificate of incorporation of ContextLogic, except that the second amended and restated certificate of incorporation of Holdings will include the transfer restrictions; and

•	the amended and restated bylaws of Holdings, which form is attached hereto as Annex C, will be substantially similar to the current bylaws of ContextLogic.
The rights and powers of the common stock of Holdings, as in effect immediately after the Reorganization, will be substantially equivalent in all material respects to the rights and powers of the common stock of ContextLogic as in effect immediately prior to the Reorganization, except that the common stock of Holdings will be subject to the transfer restrictions. Please see “—Effects of the Reorganization on Stockholders” for a discussion of the transfer restrictions and please see “—Material Federal Income Tax Consequences,” beginning on page 42 for a discussion of the tax effects of the Reorganization.
After the merger and pursuant to the conversion of ContextLogic into a limited liability company, the certificate of incorporation and bylaws of ContextLogic will no longer be in effect, and ContextLogic will have a certificate of formation and a limited liability company agreement to reflect the fact that ContextLogic will be a wholly owned subsidiary of Holdings, will be a Delaware limited liability company, and will no longer be a publicly traded company.
Pursuant to the Reorganization Agreement, the Board of Directors may abandon the Reorganization, without any further action by stockholders, at any time prior to filing the certificate of merger with the Secretary of State of the State of Delaware, whether before or after adoption of the Reorganization Agreement by the stockholders, if the Board of Directors determines that the consummation of the Reorganization would not, for any reason, be advisable and in the best interests of the Company and its stockholders.
Listing of Holdings’ common stock
After the Reorganization, we expect that the common stock of Holdings will be listed for trading on the OTCQB Venture Market on the OTC Markets under the symbol “LOGC,” the same ticker symbol currently used by the Company.

Structure Charts
Depicted below are diagrams describing the Reorganization.

Current ContextLogic Structure

Stockholders
ContextLogic common stock
ContextLogic Inc.

Step 1. ContextLogic Forms Subsidiaries

Stockholders
ContextLogic common stock
ContextLogic Inc.
Easter Parent, Inc.
Easter Merger Sub, Inc.

Step 2. Merger

Stockholders
Exchange ContextLogic stock for Easter Parent, Inc. stock
ContextLogic Inc.
Easter Parent, Inc.
Easter Merger Sub, Inc.
Merger with ContextLogic Inc. surviving

Step 3. Post-merger Structure

Stockholders
Easter Parent, Inc. common stock with transfer restrictions
Easter Parent, Inc.
Current directors and officers of ContextLogic
Consolidated assets and liabilities of ContextLogic
ContextLogic Inc.
To be converted to a Delaware limited liability company after the merger.

Certificate of Incorporation and Bylaws
Pursuant to the Reorganization Agreement, amendments to the amended and restated certificate of incorporation and bylaws of Holdings are required in order to effectuate the aforementioned transfer restrictions and to preserve the Company’s NOLs.
The following is a summary of the material differences between Holdings’ second amended and restated certificate of incorporation and amended and restated bylaws to be in effect at the time of the Reorganization and prior to the issuance of shares thereunder, on the one hand, and ContextLogic’s restated certificate of incorporation and amended and restated bylaws in effect immediately before to the Reorganization, on the other. The full text of the forms of Holdings’ second amended and restated certificate of incorporation and amended and restated bylaws to be in effect at the time of and immediately after the Reorganization are attached as Annexes B and C, respectively, to this proxy statement/prospectus, and any discussion of Holdings’ second amended and restated certificate of incorporation and amended and restated bylaws contained in this proxy statement/prospectus, including the discussion below, is qualified in its entirety by reference to the complete text of each of them.
The second amended and restated certificate of incorporation of Holdings will be substantively identical to ContextLogic’s restated certificate of incorporation, as in effect immediately before the Reorganization with the following exceptions:
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ContextLogic’s restated certificate of incorporation does not contain the transfer restrictions that are included in Article XIV of the second amended and restated certificate of incorporation of Holdings; and

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Article IV of ContextLogic’s restated certificate of incorporation provides for blank-check preferred stock, and its Certificate of Designation provides for ContextLogic Series A Preferred Stock of which there are no shares outstanding and Article IV of the second amended and restated certificate of incorporation of Holdings provides for blank-check preferred stock. Pursuant to the terms of the Reorganization Agreement, the Certificate of Designation and the ContextLogic Series A Preferred Stock will be eliminated.

The amended and restated bylaws of Holdings will be substantively identical to ContextLogic’s amended and restated bylaws as in effect immediately before the Reorganization.
Effects of the Reorganization on Stockholders
After the Reorganization, the shares of common stock and preferred stock of Holdings will have the same voting rights and rights to dividends and distributions and will be identical in all other respects to the common stock and preferred stock of ContextLogic now authorized. There are no shares of preferred stock of ContextLogic currently outstanding. Each stockholder’s percentage ownership of Holdings’ stock will not be altered and each share of stock of Holdings will be subject to certain transfer restrictions that would prohibit transfers having the effect of increasing the ownership of Holdings stock by (i) any person from less than 4.9% to 4.9% or more or (ii) any person owning or deemed to own 4.9% or more of Holdings’ stock.
The common stock of Holdings issued pursuant to the Reorganization will be fully paid and non-assessable. The Reorganization is not intended as, and will not have the effect of, a “going-private transaction” covered by Rule 13e-3 under the Exchange Act. Following the Reorganization, Holdings will continue to be subject to the periodic reporting requirements of the Exchange Act.
Please see “—Material Federal Income Tax Consequences,” for a discussion of the tax effects of the Reorganization.
Board of Directors and Management
Immediately after the Reorganization, the Board of Directors of Holdings will consist of the same six individuals who comprise ContextLogic’s Board of Directors immediately before completion of the Reorganization, which directors will be elected at the Annual Meeting.
Immediately after the Reorganization, the Board of Directors of Holdings will have committees identical to the committees currently established by ContextLogic’s Board of Directors, which, after the Reorganization, will have the same members as the current comparable committees of the ContextLogic Board of Directors. Each committee of Holdings will have a charter that is identical to such committee’s charter prior to the Reorganization.
The individuals who are executive officers of ContextLogic immediately before the completion of the Reorganization will be the only executive officers of Holdings immediately following the Reorganization, holding corresponding offices.
Conditions to the Reorganization
The consummation of the Reorganization is subject to the satisfaction or waiver of the following conditions:
•	receipt by ContextLogic of any consents, approvals or authorizations that ContextLogic deems necessary or appropriate;
•	approval of the Reorganization by holders of a majority of the issued and outstanding common stock of ContextLogic as of May 19, 2025, voting together as a single class;
•	adoption of the Reorganization Agreement by the sole stockholder of Merger Sub;
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appraisal rights shall have been demanded in respect of no more than 1% of the issued and outstanding shares held by holders or beneficial owners of ContextLogic common stock as of immediately prior to the closing of the polls on the vote of stockholders to adopt the Reorganization Agreement; and

•	termination of the Tax Benefits Preservation Plan.
If the stockholders of ContextLogic do not approve the Reorganization, ContextLogic will continue to operate without the transfer restrictions, and Holdings and Merger Sub will be dissolved.
Except for compliance with applicable Delaware law and United States securities and tax laws, no regulatory requirements must be complied with and no governmental approvals must be obtained in connection with the Reorganization.
Deferral and Abandonment
Completion of the Reorganization may be deferred by the Company’s Board of Directors or any authorized officer following the Annual Meeting if the Board of Directors or an authorized officer determines that deferral would be in the best interests of ContextLogic and its stockholders. The Reorganization Agreement may be terminated and the Reorganization abandoned prior to the filing of the certificate of merger with the Secretary of State of Delaware, whether before or after approval by the stockholders, if the Board of Directors determines that consummation of the Reorganization would not, for any reason, be in the best interests of ContextLogic and its stockholders.
Effective Time
The Reorganization will become effective immediately upon the filing of a certificate of merger with the Secretary of State of the State of Delaware (or at such later time that may be specified in the certificate of merger). We expect that the certificate of merger will be filed and the Reorganization will be effective promptly following approval by the stockholders at the Annual Meeting.
Other Effects of the Reorganization
Holdings’ consolidated financial condition after the Reorganization would be the same as that of ContextLogic before the Reorganization. Therefore, the financial data for the Company, presented on a pro forma basis to give effect to the proposed Reorganization, would look the same as ContextLogic’s current financial condition. For example, there is no expected change in (1) the historical and pro forma per share data, (2) the book value per share and (3) the income (loss) per share from continuing operations of the ContextLogic prior to the Reorganization and Holdings. As such, for clarity and conciseness, pro forma and comparative financial information is not included in this proxy statement/prospectus.
Additionally, Holdings LLC, which has an investment from the Investor, pursuant to the initial closing of an investment transaction on March 6, 2025 wherein Holdings LLC issued and sold 75,000 class A convertible preferred units of Holdings LLC to the Investor for an aggregate purchase price of $75,000,000 and 26,322,115.38 million class B common units to the Company, will remain a subsidiary of the Company following consummation of the Reorganization.
Appraisal Rights
If the Reorganization is consummated, persons who do not wish to accept the Reorganization Consideration are entitled to seek appraisal of their shares of ContextLogic common stock under Section 262 and, if all procedures described in Section 262 are strictly complied with, to receive payment in cash for the fair value of their shares of ContextLogic common stock exclusive of any element of value arising from the accomplishment or expectation of the Reorganization, as determined by the Delaware Court of Chancery, together with interest, if any, to be paid upon the amount determined to be the fair value. The “fair value” of your shares of ContextLogic common stock as determined by the Delaware Court of Chancery may be more or less than, or the same as, the Reorganization Consideration that you are otherwise entitled to receive under the Reorganization Agreement. These rights are known as “appraisal rights”. This proxy statement serves as a notice of such appraisal rights pursuant to Section 262.
Persons who exercise appraisal rights under Section 262 will not receive the Reorganization Consideration they would otherwise be entitled to receive pursuant to the Reorganization Agreement. They will receive instead an amount determined to be the “fair value” of their shares of ContextLogic common stock following petition to, and an appraisal by, the Delaware Court of Chancery. Persons considering seeking appraisal should recognize that the fair value of their shares of ContextLogic common stock determined under Section 262 could be more than, the same as or less than the Reorganization Consideration they would otherwise be entitled to receive pursuant to the Reorganization Agreement. Strict compliance with the procedures set forth in Section 262 is required. Failure to comply strictly with all of the procedures set forth in Section 262 will result in the loss of appraisal rights. Consequently, and in view of the complexity of the provisions of Section 262, persons wishing to exercise appraisal rights are urged to consult their legal and financial advisors before attempting to exercise such rights.
A holder of record or beneficial owner of shares of ContextLogic common stock who (i) makes a valid demand for an appraisal of such holder’s or beneficial owner’s shares of ContextLogic common stock, (ii) continuously holds or beneficially owns, as applicable, such shares of ContextLogic common stock through the Effective Time, (iii) has not voted in favor of the Reorganization or otherwise waived or lost his, her or its appraisal rights, (iv) strictly complies with the procedures under Section 262, (v) does not thereafter validly withdraw his, her or its demand for appraisal of such shares of ContextLogic common stock, and (vi) in the case of a beneficial owner, a person who (A) reasonably identifies in his, her or its demand for appraisal the holder of record of the shares of ContextLogic common stock for which the demand is made, (B) provides documentary evidence of such beneficial owner’s beneficial ownership and a statement that such documentary evidence is a true and correct copy of what it purports to be, and (C) provides an address at which such beneficial owner consents to receive notices given by ContextLogic and to be set forth on the Chancery List (as defined in the section entitled “—Appraisal Rights” beginning on page 49 of this proxy statement), will be entitled to receive the fair value of his, her or its shares of ContextLogic common stock exclusive of any element of value arising from the accomplishment or expectation of the Reorganization, as determined by the Delaware Court of Chancery, together with interest, if any, to be paid upon the amount determined to be the fair value.
A copy of Section 262 of the DGCL may be accessed without subscription or cost at the following publicly available website: https://delcode.delaware.gov/title8/c001/sc09/index.html#262. Any summary contained in this proxy statement, including the section of this proxy statement entitled “—Appraisal Rights,” is not a complete statement of the law relating to appraisal rights and is qualified in its entirety by reference to Section 262. Any person who desires to exercise his, her or its appraisal rights should review carefully Section 262 and is urged to consult his, her or its legal advisor before electing or attempting to exercise such rights. For more information, please see the section entitled “—Appraisal Rights” beginning on page 49 of this proxy statement.
The Reorganization Agreement may be terminated and the Reorganization abandoned prior to the filing of the certificate of merger, whether before or after adoption of the Reorganization Agreement by the stockholders of ContextLogic, by action of the Board of Directors of ContextLogic, if the Board of Directors of ContextLogic determines that the consummation of the Reorganization would not, for any reason, be advisable and in the best interests of ContextLogic and its stockholders. In addition, if the holders or beneficial owners of shares representing more than 1% of the issued and outstanding shares of ContextLogic common stock as of immediately prior to closing of the polls on the vote of stockholders to adopt the Reorganization Agreement shall have demanded appraisal rights under Section 262 of the DGCL, ContextLogic may, and intends to, terminate the Reorganization Agreement and abandon the Reorganization.
Exchange of Stock Certificates
Holders of certificated securities will be asked to surrender to the Company’s transfer agent certificates representing those securities, in exchange for certificates representing the applicable securities of Holdings in accordance with the procedures set forth in a letter of transmittal that will, as soon as practicable after the Reorganization, be mailed by the Company’s transfer agent to the record holders of the certificates representing those securities. Upon proper surrender to the Company’s transfer agent of a certificate representing common stock for exchange and cancellation, together with a properly completed letter of transmittal, the holder of that certificate will be entitled to receive in exchange therefor a certificate representing the equivalent securities of Holdings. Exchange of any book-entry securities will be effected in accordance with the transfer agent’s customary procedures with respect to securities represented by book entry.
Each certificate of Holdings’ stock issued in the Reorganization will bear a legend that indicates that subsequent transfers of Holdings’ stock will be subject to the transfer restrictions, including the requirements for the forced sale of such stock under certain circumstances as described under the heading “Transfer Restrictions—Summary of Transfer Restrictions.”
Restrictions on Dividends and Distributions for Certificated Shares of Stock
Stockholders who fail to exchange their common stock certificates by surrendering such certificates, together with a properly completed letter of transmittal, to the Company’s transfer agent will not receive stock certificates representing their Holdings shares. Any dividends declared or distributions made on shares of Holdings’ stock which such holders have a right to receive will be retained by Holdings until such holders surrender their certificates in exchange for Holdings’ certificates or until paid to a public official pursuant to applicable abandoned property, escheat or similar laws. In no event will the Company’s transfer agent, ContextLogic or Holdings be liable to any holder for dividends or distributions on shares of Holdings’ stock delivered in good faith to a public official pursuant to any applicable abandoned property, escheat or similar law.
After the effective time of the Reorganization, there shall be no transfers on the stock transfer books of ContextLogic of the securities that were issued and outstanding immediately prior to the effective time. If, after the effective time, certificates representing shares of ContextLogic’s common stock are presented for transfer, no transfer shall be effected on the stock transfer books of Holdings with respect to such ContextLogic shares and no certificate shall be issued representing the shares of Holdings’ common stock for which ContextLogic shares are exchanged unless and until the certificate representing such shares (if certificated) is delivered to the Company’s transfer agent together with a properly completed letter of transmittal (or such other documents as are satisfactory to Holdings and the Company’s transfer agent in their sole discretion). In addition, it will be a condition to the issuance of any certificate for any shares of Holdings’ common stock in a name other than the name in which the surrendered common stock certificate is registered that the person requesting the issuance of such certificate either pay to the Company’s transfer agent any transfer or other taxes required by reason of the issuance of a certificate of representing shares of Holdings’ common stock in a name other than the registered holder of the certificate surrendered or establish to the satisfaction of the Company’s transfer agent that such tax has been paid or is not applicable.
Book-Entry and Uncertificated Shares
Exchange of any book-entry shares will be effected in accordance with the transfer agent’s customary procedures with respect to securities represented by book entries and you will not be required to take any action to effect such exchange.
Material Federal Income Tax Consequences
The legal conclusions identified in this section, “Material Federal Income Tax Consequences,” represent the opinion of our counsel, Schulte Roth & Zabel LLP. In this section, all references to “we,” “our,” and “us” refer to the Company and not to Schulte Roth & Zabel LLP.

The following is a summary of material U.S. federal income tax consequences relating to the Reorganization as of the date hereof. Except where noted, this summary deals only with a stockholder who holds common stock as capital assets. This summary is qualified in its entirety by reference to, and is based upon, laws, regulations, rulings and decisions now in effect, all of which are subject to change, which changes may or may not be retroactive.
For purposes of this summary, a “U.S. holder” means a beneficial owner of ContextLogic or Holdings securities (as the case may be) who is any of the following for U.S. federal income tax purposes: (i) a citizen or resident of the United States, (ii) a corporation created or organized in or under the laws of the United States, any state thereof, or the District of Columbia, (iii) an estate the income of which is subject to U.S. federal income taxation regardless of its source, or (iv) a trust if (1) its administration is subject to the primary supervision of a court within the United States and one or more U.S. persons have the authority to control all of its substantial decisions, or (2) it has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person. A non-U.S. holder of stock is a stockholder who is not a U.S. holder.
This summary is based upon provisions of the Code and regulations, rulings, and judicial decisions as of the date hereof. Those authorities may be changed or subject to differing interpretations, perhaps retroactively. Any change or differing interpretation could alter the U.S. federal income tax consequences, including the qualification of the Reorganization as a nontaxable transaction, to a U.S. or non-U.S. holder, as described in the summary.
This summary does not represent a detailed description of the U.S. federal income tax consequences to a stockholder in light of his, her or its particular circumstances. In addition, it does not represent a description of the U.S. federal income tax consequences to a stockholder who is subject to special treatment under the U.S. federal income tax laws and does not address the tax considerations applicable to stockholders who may be subject to special tax rules, such as: partnerships; financial institutions; insurance companies; real estate investment trusts; regulated investment companies; grantor trusts; tax-exempt organizations; dealers or traders in securities or currencies; stockholders who hold stock as part of a position in a straddle or as part of a hedging, conversion or integrated transaction for U.S. federal income tax purposes or U.S. holders that have a functional currency other than the U.S. dollar; stockholders who actually or constructively own 10 percent or more of the Company’s voting stock; or a non-U.S. holder who is a U.S. expatriate, “controlled foreign corporation” or “passive foreign investment company.” This summary also does not address any other tax attributes of any securities issued by ContextLogic.
Moreover, this description does not address the U.S. federal estate and gift tax, alternative minimum tax or other tax consequences of the Reorganization.
If any entity classified as a partnership for U.S. federal income tax purposes holds ContextLogic stock, the tax treatment of an owner of such entity will generally depend on the status of the owner and the activities of the entity.
ContextLogic, Holdings and Merger Sub should not, for federal income tax purposes, recognize any taxable gain or loss as a result of the Reorganization and the Reorganization and the adoption of the transfer restrictions should not, for federal income tax purposes, impair the ability of Holdings and ContextLogic to utilize the NOLs. The Reorganization should qualify as a nontaxable exchange as described under Section 368 of the Code or alternatively, under Sections 351 and 332 of the Code (together the “Nontaxable Exchange”). The legal conclusions that the Reorganization should qualify as a Nontaxable Exchange is not binding on the IRS. The IRS may challenge the position that the Reorganization does not qualify as a Nontaxable Exchange. Such an IRS challenge could be based upon judicial doctrines, including but not limited to substance over form principles. If an IRS challenge were successful, holders of stock with an unrealized gain in the shares would recognize gain in connection with the Reorganization.
Where applicable, each section below addresses the tax risks associated with the characterization of the transaction as nontaxable and the possibility of the IRS challenging such characterization. See “Risk Factors—If the Reorganization does not qualify as a nontaxable transaction in whole or in part the ContextLogic common stock holders may be required to pay substantial U.S. federal income taxes as a result of the Reorganization.”
Generally, for stockholders of ContextLogic, the Reorganization should be a nontaxable transaction and the aggregate adjusted basis of shares of Holdings stock should be the same as the aggregate adjusted basis of the

ContextLogic stock exchanged for such shares of Holdings stock. The holding period of the new, post-Reorganization shares of Holdings stock resulting from implementation of the Reorganization should include a U.S. holder’s holding periods for the pre-Reorganization ContextLogic stock.
Non U.S. Holders. The Reorganization should be a nontaxable transaction for U.S. federal income tax purposes, and a non-U.S. holder of the ContextLogic stock should not be subject to U.S. federal income tax.
Each stockholder should consult his, her or its own tax advisers concerning the particular U.S. federal tax consequences of the Reorganization, as well as the consequences arising under the laws of any other taxing jurisdiction, including any state, local or foreign income tax consequences.
Accounting Consequences
The consolidated assets and liabilities of Holdings will be recorded at the historical cost of ContextLogic as reflected on the consolidated financial statements of ContextLogic immediately prior to the Reorganization. Accordingly, the consolidated financial statements of Holdings immediately following the Reorganization will be the same as the consolidated financial statements of ContextLogic immediately prior to the Reorganization. For this reason, pro forma and comparative financial information regarding Holdings and its consolidated subsidiaries giving effect to the Reorganization have not been included in this proxy statement/prospectus. Similarly, no selected historical pro forma financial statements have been included in this proxy statement/prospectus because the Reorganization will have no effect on ContextLogic’s historical consolidated financial statements.
Interests of Directors, Executive Officers and Significant Stockholders in the Reorganization
All of the Company’s directors and many of its executive officers own ContextLogic common stock, or options to purchase shares of ContextLogic common stock, or restricted stock units to be settled in ContextLogic common stock, and to that extent, their interest in the Reorganization is the same as the interest in the Reorganization of the Company’s stockholders generally.
As of May 19, 2025 the Company’s directors and executive officers beneficially owned 131,851 shares of ContextLogic common stock, representing approximately 0.49% of the voting power of the Company’s common stock. Each director has advised the Company that he or she plans to vote all of his or her shares of common stock in favor of the Reorganization. The affirmative vote of the holders of a majority of the shares of ContextLogic’s common stock, voting together as a single class, outstanding on the record date is required to approve the Reorganization (with each share of ContextLogic common stock having one vote). The Company’s directors and executive officers, in the aggregate, represent approximately 0.49% of the votes entitled to be cast at the Annual Meeting with respect to the Reorganization.
Expenses
All expenses related to the Reorganization, including fees and expenses of the Company’s attorneys and accountants and expenses and costs of preparing, mailing and soliciting proxies pursuant to this proxy statement/prospectus, will be paid by the Company whether or not the Reorganization is approved by the Company’s stockholders.

TRANSFER RESTRICTIONS
Introduction
As of December 31, 2024, we had federal NOLs available to reduce future taxable income, if any, of $886 million that begin to expire in 2030 and continue to expire through 2037 and $2.0 billion that have an unlimited carryover period. As of December 31, 2024, we had state NOLs available to reduce future taxable income, if any, of $7.4 billion that begin to expire in 2026 and continue to expire through 2044 and $2.1 billion that have an unlimited carryover period.
NOLs benefit the Company by offsetting U.S. federal taxable income dollar-for-dollar by the amount of the NOLs, thereby reducing or eliminating the Company’s U.S. federal corporate income tax (other than the U.S. federal alternative minimum tax) on such income. Under legislation enacted in 2017, informally titled the Tax Cuts and Jobs Act (the “Tax Act”), as modified by the Coronavirus Aid, Relief, and Economic Security Act (the “CARES Act”), unused U.S. federal NOLs generated in tax years beginning after December 31, 2017, will not expire and may be carried forward indefinitely, but the deductibility of such federal NOLs in tax years beginning after December 31, 2020, is limited to 80% of taxable income. Additionally, portions of these NOLs could expire unused and be unavailable to offset future income tax liabilities. In addition, at the state level, there may be periods during which the use of NOLs is suspended or otherwise limited. The use of the NOLs is subject to uncertainty because it is dependent upon the amount of taxable income and capital gains generated by the Company. There can be no assurance that Holdings will have sufficient taxable income or capital gains in future years to use the NOLs before they expire. The benefit of the NOLs to the Company can be reduced or eliminated under Section 382 of the Code if the Company experiences an “ownership change,” as defined in Section 382 of the Code and described in more detail below. An ownership change can occur through one or more acquisitions of the Company’s stock, whether occurring contemporaneously or pursuant to a single plan, by which stockholders or groups of stockholders, each of whom owns or is deemed to own directly or indirectly at least 5% of the Company’s stock, increase their ownership of the Company’s stock by more than 50 percentage points within a three-year period.
The Board of Directors believes the best interests of ContextLogic and its stockholders will be served by adopting provisions that are designed to restrict direct and indirect transfers of the Company’s stock if such transfers will affect the percentage of stock that is treated as owned by a 5% stockholder, as defined in Section 382 of the Code. In order to implement these transfer restrictions, the Company must consummate the Reorganization so that the transfer restrictions can be included in the second amended and restated certificate of incorporation of Holdings and made applicable to all shares of Holdings issued after the inclusion of the transfer restrictions in Holdings’ second amended and restated certificate of incorporation of Holdings, including all of the shares of Holding stock in the reorganization. This proxy statement/prospectus refers to these provisions as the “transfer restrictions.” We believe that upon the consummation of the Reorganization, the transfer restrictions will be binding with respect to all shares of the Holdings stock issued in the Reorganization, regardless of whether the persons to whom such shares are issued voted in favor of the adoption of the Reorganization Agreement.
Calculating whether an ownership change has occurred is subject to inherent uncertainty. This uncertainty results from the complexity and ambiguity of the Section 382 provisions, as well as limitations on the knowledge that any publicly traded company can have about the ownership of and transactions in its securities.
The transfer restrictions will be included as Article XIV in the second amended and restated certificate of incorporation of Holdings. Stockholders are urged to read carefully the accompanying Annex B, which sets forth the complete text of the form of the second amended and restated certificate of incorporation of Holdings that will be in effect after the Reorganization.
Tax Benefits Preservation Plan
Given that the purpose of the transfer restrictions is to help preserve the long-term value of our accumulated NOLs and they are designed to prohibit certain transfers of our stock in excess of amounts that, because of provisions of the Code, could limit or impair our ability to use our NOLs to reduce our future income tax liability, and given that the purpose of the Tax Benefits Preservation Plan was designed to preserve potentially valuable tax benefits to the Company as a result of the NOLs and to avoid an “ownership change” under the agreement, the consummation of the Reorganization and the provision of the transfer restrictions will result in the dissolution of the Tax Benefits Preservation Plan pursuant to the terms of the Reorganization Agreement, which is permissible under Section 11(o) of the Tax Benefits Preservation Plan as the transfer restrictions will not diminish substantially or otherwise eliminate the benefits intended to be afforded by the rights under the Tax Benefits Preservation Plan.
Limitations on use of NOLs
The benefit of the NOLs to the Company can be reduced or eliminated under Section 382 of the Code if the Company experiences an “ownership change,” as defined in Section 382. Generally, an ownership change can occur through one or more acquisitions, whether occurring contemporaneously or pursuant to a single plan, by which one or more stockholders, each of whom owns or is deemed to own directly or indirectly 5% or more in value of a corporation’s stock, increase their aggregate percentage ownership by more than 50 percentage points over the lowest percentage of stock owned by such stockholders (with the lowest percentage measured separately for each stockholder) at any time during the preceding three-year period. The amount of the increase in the percentage of stock ownership of each 5% stockholder is computed separately, and each such increase is then added together with any other such increases to determine whether an ownership change has occurred. For this purpose, all holders who own less than 5% of a corporation’s stock are generally treated together as one 5% stockholder (although in some circumstances these smaller holders may be counted as two or more separate stockholders, with each being a “public group” and a separate 5% stockholder, for purposes of Section 382 of the Code). Transactions in the public markets among stockholders owning less than 5% of the equity securities generally do not affect the calculation of an ownership change (but can if a corporation has more than one public group). In addition, certain constructive ownership rules, which generally attribute ownership of stock owned by estates, trusts, corporations, partnerships or other entities to the ultimate indirect individual owner thereof, or to related individuals, are applied in determining the level of stock ownership of a particular stockholder. Special rules can result in the treatment of options or other similar interests as having been exercised if such treatment would result in an ownership change. All percentage determinations are based on the fair market value of a corporation’s stock.
For example, if a single investor acquired 50.1% of the Company’s stock in a three-year period, a change of ownership would occur. Similarly, if ten persons, none of whom owned the Company’s stock, each acquired slightly over 5% of the Company’s stock within a three-year period (so that such persons owned, in the aggregate, more than 50%), an ownership change would occur.
If the Company were to experience an ownership change, then the amount of taxable income in any year (or portion of a year) subsequent to the ownership change that could be offset by NOLs from periods prior to such ownership change could not exceed the product obtained by multiplying (i) the aggregate value of the Company’s stock immediately prior to the ownership change (with certain adjustments) by (ii) the then applicable federal long-term tax exempt rate (this resulting product is referred to as the Section 382 limitation), subject to certain other adjustments under the Code. If the Company experiences an ownership change for tax purposes, the Section 382 limitation could greatly reduce the amount of available NOLs that the Company would be able to utilize. Any portion of the annual Section 382 limitation amount not utilized in any year may be carried forward and increase the available Section 382 limitation amount for the succeeding tax year. Thus, an ownership change could significantly reduce or eliminate the annual utilization of the Company’s NOLs and cause a portion of such NOLs to expire prior to their use.
Summary of Transfer Restrictions
The following is a summary of the proposed transfer restrictions. This summary is qualified in its entirety by reference to the full text of the proposed transfer restrictions, which is contained in Article XIV of the second amended and restated certificate of incorporation of Holdings and set forth in the form on accompanying Annex B. Stockholders are urged to read in their entirety the transfer restrictions set forth in the accompanying Annex B.

Prohibited Transfers. The transfer restrictions generally will restrict any direct or indirect transfer (such as transfers of stock of Holdings that result from the transfer of interests in other entities that own stock of Holdings) if the effect would be to:
1.	increase the direct or indirect ownership of Holdings stock by any person (or public group) from less than 4.9% to 4.9% or more of the stock of Holdings; or
2.	increase the percentage of Holdings stock owned directly or indirectly by any person (or public group) owning or deemed to own 4.9% or more of the stock of Holdings.
Transfers included under the transfer restrictions include sales to persons (or public groups) whose resulting percentage ownership (direct or indirect) of stock would exceed the 4.9% thresholds discussed above. Complicated rules of constructive ownership, aggregation, segregation, combination and other stock ownership rules prescribed by the Code (and related regulations) will apply in determining whether a person or group of persons constitute a 5% stockholder under Section 382 and whether less than 5% stockholders will be treated as one or more “public groups,” each of which is a 5% stockholder under Section 382. Issuances of securities by Holdings (including securities issued pursuant to exercises of options and securities settled pursuant to the settlement of restricted stock units) would not be subject to the transfer restrictions.
For purposes of determining the existence and identity of, and the amount of stock owned by, any stockholder, Holdings will be entitled to rely conclusively on (a) the existence or absence of filings with the SEC of Schedules 13D and 13G (or any similar SEC filings) as of any date and (b) Holdings’ actual knowledge of the ownership of its stock. The transfer restrictions will include the right to require a proposed transferee, as a condition to registration of a transfer of common stock, to provide all information reasonably requested regarding such person’s direct and indirect ownership of Holdings’ common stock. The transfer restrictions may result in the delay or refusal of certain requested transfers of Holdings’ common stock.
As a result of these rules, the transfer restrictions could result in prohibiting ownership (thus requiring dispositions) of common stock of Holdings as a result of a change in the relationship between two or more persons or entities, or of a transfer of an interest in an entity other than Holdings, such as an interest in an entity that, directly or indirectly, owns stock of Holdings. The transfer restrictions will also apply to proscribe the creation or transfer of certain “options” (which are broadly defined by Section 382) in respect of Holdings stock to the extent that, in certain circumstances, creation, transfer or exercise of the option would result in a proscribed level of ownership.
Consequences of Prohibited Transfers. Upon adoption of the transfer restrictions, any direct or indirect transfer attempted in violation of the restrictions would be void as of the date of the purported transfer as to the purported transferee (or, in the case of an indirect transfer, the ownership of the direct owner of Holdings’ common stock would terminate simultaneously with the transfer), and the purported transferee (or in the case of any indirect transfer, the direct owner) would not be recognized as the owner of the shares of common stock owned in violation of the restrictions for any purpose, including for purposes of voting and receiving dividends or other distributions in respect of such shares, or in the case of options, receiving stock in respect of their exercise. In this proxy statement/prospectus, stock acquired in violation of the transfer restrictions is referred to as “excess stock.”
In addition to the purported transfer being void as of the date of the purported transfer, upon demand, the purported transferee must transfer the excess stock to Holdings’ agent. The Company may seek to recover any dividends or distributions paid with respect to any excess stock. Holdings’ agent is required to sell such excess stock in an arms’ length transaction (or series of transactions) that would not constitute a violation under the transfer restrictions. The net proceeds of the sale, together with any other distributions with respect to such excess stock received by Holdings’ agent, after deduction of all costs incurred by the agent, will be distributed first to the purported transferee in an amount, if any, equal to the cost (or in the case of gift, inheritance or similar transfer, the fair market value of the excess stock on the date of the violative transfer) incurred by the purported transferee to acquire such excess stock, and the balance of the proceeds, if any, will be distributed to a charitable beneficiary. If the excess stock is sold by the purported transferee, such person will be treated as having sold the excess stock on behalf of the agent, and will be required to remit all proceeds to Holdings’ agent (except to the extent Holdings grants written permission to the purported transferee to retain an amount not to exceed the amount such person otherwise would have been entitled to retain had Holdings’ agent sold such shares).

With respect to any transfer of stock which does not involve a transfer of “securities” of Holdings within the meaning of the Delaware General Corporation Law but which would cause any 4.9% stockholder to violate the transfer restrictions, the following procedure will apply in lieu of those described above. In such case, no such 4.9% stockholder shall be required to dispose of any interest that is not a security of Holdings, but such 4.9% stockholder and/or any person whose ownership of securities of Holdings is attributed to such 4.9% stockholder will be deemed to have disposed of (and will be required to dispose of) sufficient securities, simultaneously with the transfer, to cause such 4.9% stockholder not to be in violation of the transfer restrictions, and such securities will be treated as excess stock to be disposed of through the agent under the provisions summarized above, with the maximum amount payable to such 4.9% stockholder or such other person that was the direct holder of such excess stock from the proceeds of sale by the agent being the fair market value of such excess stock at the time of the prohibited transfer.
Modification and Waiver of Transfer Restrictions. The Board of Directors of Holdings will have the discretion to approve a transfer of stock that would otherwise violate the transfer restrictions. If the Board of Directors of Holdings decides to permit a transfer that would otherwise violate the transfer restrictions, then that transfer or later transfers may result in an ownership change that could limit the Company’s use of the NOLs. As a condition to granting an exemption from the transfer restrictions, the Board of Directors may require an opinion of counsel (the cost of which will be borne by the transferor and/or the transferee) that the transfer will not result in a limitation on the use of the NOLs under Section 382.
Expiration of Transfer Restrictions
The transfer restrictions will remain in effect until the Board of Directors determines that an ownership change would not result in a substantial limitation on our ability to use our NOLs, that no significant value attributable to the NOLs would be preserved by continuing the transfer restrictions or that such restrictions are no longer in our best interests.
Reasons for Transfer Restrictions
The purpose of the transfer restrictions is solely to help preserve the long-term value of the Company’s accumulated NOLs. The proposed transfer restrictions are designed to prohibit certain transfers of the Company’s stock in excess of amounts that, because of provisions of the Code, could inhibit the Company’s ability to use the Company’s NOLs to reduce future income tax liability.
The transfer restrictions may have anti-takeover effects because they will restrict the ability of a person or group from accumulating an aggregate of 4.9% or more of stock of Holdings and the ability of persons or groups now owning 4.9% or more of stock of Holdings from acquiring additional stock. The transfer restrictions are not in response to any effort to accumulate the common stock or to obtain control of ContextLogic. The Company’s Board of Directors considers the transfer restrictions to be reasonable and in the best interests of ContextLogic and its stockholders because the transfer restrictions reduce certain of the risks related to the Company’s future use of the NOLs. In the opinion of the Board of Directors, the fundamental importance to the Company’s stockholders of maintaining the availability of the NOLs is a more significant consideration than the indirect “anti-takeover” effect the transfer restrictions may have or the cost and expense of preparing this proxy.

APPRAISAL RIGHTS
If the Reorganization is consummated, persons who do not wish to accept the Reorganization Consideration are entitled to seek appraisal of their shares of ContextLogic common stock under Section 262 of the DGCL and, if all procedures described in Section 262 are strictly complied with, to receive payment in cash for the fair value of their shares of ContextLogic common stock exclusive of any element of value arising from the accomplishment or expectation of the Reorganization, as determined by the Delaware Court of Chancery, together with interest, if any, to be paid upon the amount determined to be the fair value. The “fair value” of your shares of ContextLogic common stock as determined by the Delaware Court of Chancery may be more or less than, or the same as, the Reorganization Consideration that you are otherwise entitled to receive under the Reorganization Agreement. These rights are known as “appraisal rights”. This proxy statement serves as a notice of such appraisal rights pursuant to Section 262.
Persons who exercise appraisal rights under Section 262 will not receive the Reorganization Consideration they would otherwise be entitled to receive pursuant to the Reorganization Agreement. They will receive an amount determined to be the “fair value” of their shares of ContextLogic common stock following petition to, and an appraisal by, the Delaware Court of Chancery. Persons considering seeking appraisal should recognize that the fair value of their shares of ContextLogic common stock determined under Section 262 could be more than, the same as or less than the Reorganization Consideration they would otherwise be entitled to receive pursuant to the Reorganization Agreement. Strict compliance with the procedures set forth in Section 262 is required. Failure to comply strictly with all of the procedures set forth in Section 262 will result in the loss of appraisal rights. Consequently, and in view of the complexity of the provisions of Section 262, persons wishing to exercise appraisal rights are urged to consult their legal and financial advisors before attempting to exercise such rights.
A copy of Section 262 of the DGCL may be accessed without subscription or cost at the following publicly available website: https://delcode.delaware.gov/title8/c001/sc09/index.html#262. The following summary is not a complete statement of the law relating to appraisal rights and is qualified in its entirety by reference to Section 262. In the event of any inconsistency between the information contained in this summary and the actual text of Section 262, the actual text of Section 262 controls. All references in Section 262 and in this summary to (i) a “stockholder” are to the record holder of shares of ContextLogic common stock unless otherwise expressly noted herein, (ii) to a “beneficial owner” are to a person who is a beneficial owner of shares of ContextLogic common stock held either in voting trust or by a nominee on behalf of such person, and (iii) to a “person” are to any individual, corporation, partnership, unincorporated association or other entity. Any person who desires to exercise his, her or its appraisal rights, or preserve the ability to do so, should review carefully Section 262, since failure to comply with the procedures of the statute will result in the loss of appraisal rights. The following summary does not constitute legal or other advice, nor does it constitute a recommendation that persons seek to exercise their appraisal rights under Section 262. A person who loses his, her or its appraisal rights will be entitled to receive the Reorganization Consideration under the Reorganization Agreement. Any stockholders or beneficial owner seeking to exercise his, her or its appraisal rights is urged to consult his, her or its legal advisor before electing or attempting to exercise appraisal rights.
A holder of record or beneficial owner of shares of ContextLogic common stock who (i) makes a valid demand for an appraisal of such holder’s or beneficial owner’s shares of ContextLogic common stock, (ii) continuously holds or beneficially owns, as applicable, such shares of ContextLogic common stock through the Effective Time, (iii) has not voted in favor of the Reorganization or otherwise waived or lost his, her or its appraisal rights, (iv) strictly complies with the procedures under Section 262, (v) does not thereafter validly withdraw his, her or its demand for appraisal of such shares of ContextLogic common stock and (vi) in the case of a beneficial owner, a person who (A) reasonably identifies in his, her or its demand for appraisal the holder of record of the shares of ContextLogic common stock for which the demand is made, (B) provides documentary evidence of such beneficial owner’s beneficial ownership and a statement that such documentary evidence is a true and correct copy of what it purports to be and (C) provides an address at which such beneficial owner consents to receive notices given by ContextLogic and to be set forth on the Chancery List (as defined below), will be entitled to receive the fair value of his, her or its shares of ContextLogic common stock exclusive of any element of value arising from the accomplishment or expectation of the Reorganization, as determined by the Delaware Court of Chancery, together with interest, if any, to be paid upon the amount determined to be the fair value.

Section 262 requires that where a proposed merger is to be submitted for approval at a meeting of stockholders, the corporation must notify stockholders that appraisal rights will be available not less than twenty (20) days before the meeting to vote on the merger. Such notice must include either a copy of Section 262 or information directing the stockholders to a publicly available electronic resource at which Section 262 may be accessed without subscription or cost. This proxy statement constitutes ContextLogic’s notice to our stockholders that appraisal rights are available in connection with the Reorganization, in compliance with the requirements of Section 262. If you wish to consider exercising your appraisal rights, you should carefully review the text of Section 262, which may be accessed without subscription or cost at the following publicly available website: https://delcode.delaware.gov/title8/c001/sc09/index.html#262. Failure to comply timely and properly with the requirements of Section 262 will result in the loss of your appraisal rights under the DGCL.
If you elect to demand appraisal of your shares of ContextLogic common stock, you must satisfy each of the following conditions: you must deliver to ContextLogic a written demand for appraisal of your shares of ContextLogic common stock before the vote is taken on the Reorganization Proposal at the Annual Meeting, which must (i) reasonably inform us of the identity of the holder of record or beneficial owner of shares of ContextLogic common stock who intends to demand appraisal of his, her or its shares of ContextLogic common stock (and, for beneficial owners only, such demand must reasonably identify the holder of record of the shares for which the demand is made, be accompanied by documentary evidence of such beneficial owner’s beneficial ownership and a statement that such documentary evidence is a true and correct copy of what it purports to be, and provide an address at which such beneficial owner consents to receive notices given by ContextLogic and to be set forth on the Chancery List) and (ii) that you intend to demand the appraisal of your shares. In addition, as described above, you must not vote or submit a proxy in favor of the proposal to adopt the Reorganization Agreement; you must hold or beneficially own, as applicable, your shares of ContextLogic common stock continuously through the Effective Time; and you must comply with the other applicable requirements of Section 262.
A ContextLogic stockholder or beneficial owner who elects to exercise appraisal rights must mail or deliver his, her or its written demand for appraisal to the following contact:
ContextLogic Inc.
2648 International Blvd., Ste 115
Oakland, CA 94601
Attention: Corporate Counsel and Secretary
Email: Legal@contextlogicinc.com
Within ten days after the Effective Time, the surviving corporation must give written notice that the Reorganization has become effective to each stockholder or beneficial owner of any class or series of stock of ContextLogic who is entitled to appraisal rights that the Reorganization was approved and that appraisal rights are available for any or all shares of such class or series of stock.
Within one hundred twenty days after the Effective Time, but not thereafter, the surviving corporation and any person who has properly and timely demanded appraisal of such person’s shares of ContextLogic common stock and otherwise complied with Section 262 may commence an appraisal proceeding by filing a petition in the Delaware Court of Chancery, with a copy served on the surviving corporation in the case of a petition filed by a person, demanding a determination of the fair value of the shares of ContextLogic common stock held by all persons entitled to appraisal. There is no present intent on the part of ContextLogic or the surviving corporation to file an appraisal petition and persons seeking to exercise appraisal rights should assume that ContextLogic and the surviving corporation will not file such a petition or initiate any negotiations with respect to the fair value of shares of ContextLogic common stock. Accordingly, persons who desire to have their shares of ContextLogic common stock appraised should initiate any petitions necessary for the perfection of their appraisal rights within the time periods and in the manner prescribed in Section 262. If, within one hundred twenty days after the Effective Time, no petition has been filed as provided above, all rights to appraisal will cease and any person that previously demanded appraisal will become entitled only to the Reorganization Consideration under the Reorganization Agreement.
At any time within sixty days after the Effective Time, any person who has not commenced an appraisal proceeding or joined a proceeding as a named party may withdraw the demand and accept the Reorganization Consideration specified by the Reorganization Agreement for that person’s shares of ContextLogic common stock by delivering to the surviving corporation a written withdrawal of the demand for appraisal. However, any such attempt to withdraw the demand made more than sixty days after the Effective Time will require written approval of the surviving corporation. Unless the demand is properly withdrawn by the person within sixty days after the effective date, no appraisal proceeding in the Delaware Court of Chancery will be dismissed as to any person without the approval of the Delaware Court of Chancery, with such approval conditioned upon such terms as the Delaware Court of Chancery deems just. If the surviving corporation does not approve a request to withdraw a demand for appraisal when that approval is required, or if the Delaware Court of Chancery does not approve the dismissal of an appraisal proceeding, the person will be entitled to receive only the fair value of such person’s shares of ContextLogic common stock determined by the Delaware Court of Chancery in any such appraisal proceeding, which value could be less than, equal to or more than the Reorganization Consideration offered pursuant to the Reorganization Agreement.
In addition, within one hundred twenty days after the Effective Time, any person who has theretofore complied with the requirements for exercise of appraisal rights under Section 262 will be entitled, upon written request, to receive from the surviving corporation a statement setting forth the aggregate number of shares of ContextLogic common stock not consented in writing or otherwise voted in favor of the Reorganization and with respect to which demands for appraisal were received by the surviving corporation and the aggregate number of stockholders or beneficial owners of such shares of ContextLogic common stock. Such statement must be given within ten days after the written request therefor has been received by the surviving corporation or within ten days after the expiration of the period for the delivery of demands as described above, whichever is later.
Upon the filing of a petition by a person, service of a copy of such petition shall be made upon the surviving corporation. The surviving corporation shall be required to, within twenty days after such service, file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all persons who have demanded appraisal of their shares of ContextLogic common stock and with whom the surviving corporation has not reached agreements as to the value of such shares of ContextLogic common stock (the “Chancery List”). The Register in Chancery, if so ordered by the Delaware Court of Chancery, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving corporation and to all such persons set forth on the Chancery List.
At the hearing on such petition, the Delaware Court of Chancery will determine which persons have complied with Section 262 and who have become entitled to appraisal rights thereunder. The Delaware Court of Chancery may require the persons who have demanded an appraisal of their shares of ContextLogic common stock and who hold shares of ContextLogic common stock represented by certificates to submit their certificates of shares of ContextLogic common stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any person fails to comply with such direction, the Delaware Court of Chancery may dismiss the proceedings as to such person.
Upon application by the surviving corporation or any person entitled to participate in the appraisal proceedings, the Delaware Court of Chancery may, in its discretion, proceed to trial upon the appraisal prior to the final determination of the persons entitled to appraisal. Any person whose name appears on the Chancery List may participate fully in all proceedings until it is finally determined that such person is not entitled to appraisal rights under Section 262.
Where proceedings are not dismissed, the appraisal proceeding shall be conducted in accordance with the rules of the Delaware Court of Chancery, including any rules specifically governing appraisal proceedings. Through such proceedings the Delaware Court of Chancery shall determine the fair value of shares of ContextLogic common stock taking into account all relevant factors, exclusive of any element of value arising from the accomplishment or expectation of the Reorganization, together with interest, if any, to be paid upon the amount determined to be the fair value. Unless the Delaware Court of Chancery, in its discretion, determines otherwise for good cause shown, interest on an appraisal award will accrue and compound quarterly from the Effective Time through the date the judgment is paid at five percent (5%) over the Federal Reserve discount rate (including any surcharge) as established from time to time during the period between the Effective Time and the date of payment of the judgment. At any time before the entry of judgment in the proceedings, the surviving corporation may pay to each person entitled to appraisal an amount in cash, in which case interest shall accrue after such payment only on the sum of (x) the difference, if any, between the amount so paid and the fair value of the shares of ContextLogic common stock as determined by the Delaware Court of Chancery, and (y) interest theretofore accrued, unless paid at that time.

When the fair value of the shares of ContextLogic common stock is determined, the Delaware Court of Chancery will direct the payment of such value, with interest thereon, if any, to the persons entitled to receive the same.
Although ContextLogic believes that the Reorganization Consideration is fair, no representation is made as to the outcome of the appraisal of fair value as determined by the Delaware Court of Chancery and persons should recognize that such an appraisal could result in a determination of a value higher or lower than, or the same as, the Reorganization Consideration. Moreover, the surviving corporation does not anticipate offering more than the Reorganization Consideration to any person exercising appraisal rights and reserves the right to assert, in any appraisal proceeding, that, for purposes of Section 262, the “fair value” of the relevant shares of ContextLogic common stock is less than the Reorganization Consideration.
In determining “fair value”, the Delaware Court of Chancery will take into account all relevant factors. In Weinberger v. UOP, Inc., the Delaware Supreme Court discussed the factors that could be considered in determining fair value in an appraisal proceeding, stating that “proof of value by any techniques or methods which are generally considered acceptable in the financial community and otherwise admissible in court” should be considered and that “[f]air price obviously requires consideration of all relevant factors involving the value of a company.” The Delaware Supreme Court has stated that in making this determination of fair value, the court must consider market value, asset value, dividends, earnings prospects, the nature of the enterprise and any other facts which were known or could be ascertained as of the date of the Reorganization which throw any light on future prospects of the merged corporation. The Delaware Supreme Court has indicated that transaction price is one of the relevant factors the Delaware Court of Chancery may consider in determining “fair value” and that absent deficiencies in the sale process the transaction price should be given “considerable weight.” Section 262 provides that fair value is to be “exclusive of any element of value arising from the accomplishment or expectation of the Reorganization.” In Cede & Co. v. Technicolor, Inc., the Delaware Supreme Court stated that such exclusion is a “narrow exclusion [that] does not encompass known elements of value,” but which rather applies only to the speculative elements of value arising from such accomplishment or expectation. In Weinberger, the Delaware Supreme Court construed Section 262 to mean that “elements of future value, including the nature of the enterprise, which are known or susceptible of proof as of the date of the Reorganization and not the product of speculation, may be considered.”
The cost of the appraisal proceeding may be determined by the Delaware Court of Chancery and taxed upon the parties as the Delaware Court of Chancery deems equitable in the circumstances. However, costs do not include attorneys’ and expert witness fees. Each person is responsible for his, her or its attorneys’ and expert witness fees, although, upon application of a person whose name appears on the Chancery List who participated in the proceeding and incurred expenses in connection therewith, the Delaware Court of Chancery may order that all or a portion of such expenses, including, without limitation, reasonable attorneys’ and expert witness fees, be charged pro rata against the value of all shares of ContextLogic common stock entitled to appraisal not dismissed pursuant to Section 262(k) of the DGCL or subject to such an award pursuant to a reservation of jurisdiction under Section 262(k) of the DGCL. Determinations by the Delaware Court of Chancery are subject to appellate review by the Delaware Supreme Court.
From and after the Effective Time, any person who has duly demanded appraisal in compliance with Section 262 will not be entitled to vote his, her or its shares of ContextLogic common stock for any purpose and will not be entitled to receive payment of dividends or other distributions on such shares of ContextLogic common stock, except for dividends or distributions payable to ContextLogic stockholders of record at a date prior to the Effective Time.
To the extent there are any inconsistencies between the foregoing summary, on the one hand, and Section 262, on the other hand, Section 262 will govern.
Failure to comply strictly with all of the procedures set forth in Section 262 will result in the loss of a stockholder’s statutory appraisal rights.
Vote Required
Assuming that a quorum is present, approval of the Reorganization Proposal requires the affirmative vote of the holders of a majority of the issued and outstanding shares of ContextLogic common stock entitled to vote thereon.

Recommendation of the ContextLogic Board of Directors
THE BOARD OF DIRECTORS OF CONTEXTLOGIC UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE REORGANIZATION PROPOSAL.

PROPOSAL 2—ELECTION PROPOSAL
Election of Directors
The Board of Directors may establish the authorized number of directors from time to time by resolution. The Board of Directors currently consists of six members. Our directors hold office until their successors have been elected and qualified or appointed, or the earlier of their death, resignation or removal. The Board of Directors is divided into three classes with staggered three-year terms. Our Restated Certificate of Incorporation, as amended, and our Amended and Restated Bylaws provide that only the Board of Directors can fill vacant directorships, subject to any special rights of holders of preferred stock. Any additional directorships resulting from an increase in the authorized number of directors would be distributed pro rata among the three classes so that, as nearly as possible, each class would consist of one-third of the authorized number of directors.
The following table sets forth the current members of the Board of Directors, the class to which he or she belongs and when such director’s term expires:

Class	Director	Term Expiration
I	Rishi Bajaj	2026 Annual Meeting of Stockholders
I	Mark Ward	2026 Annual Meeting of Stockholders
II	Michael Farlekas	2027 Annual Meeting of Stockholders
II	Marshall Heinberg	2027 Annual Meeting of Stockholders
III	Ted Goldthorpe	2025 Annual Meeting of Stockholders
III	Jennifer Chou	2025 Annual Meeting of Stockholders

On April 16, 2025, our Board of Directors nominated Ted Goldthorpe and Jennifer Chou for election as Class III directors at the Annual Meeting. If they are elected, they will serve on our Board of Directors until our 2028 Annual Meeting of Stockholders and until their respective successors have been elected and qualified. The nominees for director at the Annual Meeting, their ages as of May 30, 2025, and their positions and offices held with the Company are set forth below. Other biographical information for the members of our Board of Directors is incorporated by reference from our Amendment No. 1 to our Annual Report on Form 10-K for the year ended December 31, 2024, filed with the SEC on April 17, 2025, under the heading “Directors, Executive Officers, and Corporate Governance—Directors and Executive Officers.”
Vote Required
Directors are elected by a plurality of the votes properly cast in person or by proxy. Our nominees for director receiving the highest number of affirmative votes will be elected. Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the two nominees named below. However, if you are the beneficial owner of the shares, which means that your shares are held by a brokerage firm, bank, dealer, or other similar organization as your nominee, your shares will not be voted for the election of directors unless you have provided voting instructions to your nominee. If any nominee becomes unavailable for election as a result of an unexpected occurrence, your shares will be voted for the election of a substitute nominee proposed by our current Board of Directors, if any. Each person nominated for election has agreed to serve if elected and to being named in this proxy statement.
If any substitute nominees are so designated, we will file an amended proxy statement that, as applicable, identifies the substitute nominees, discloses that such nominees have consented to being named in the amended proxy statement and to serve as directors if elected, and includes certain biographical and other information about such nominees required by the applicable rules promulgated by the SEC.

Nominees for Class III Directors

Name	Age	Position(s) with ContextLogic Inc.
Ted Goldthorpe	48	Director Chairman Compensation Committee Member Nominating and Corporate Governance Committee Member
Jennifer Chou	45	Director Audit Committee Chair Compensation Committee Member

We have determined that each of these director nominees possesses the requisite communication skills, personal integrity, business judgment, ability to make independent analytical inquiries, and willingness to devote adequate time and effort necessary to serve as an effective member of the Board. Other specific experiences, qualifications, attributes or skills of nominees that contributed to our conclusion that the nominees should serve as directors are noted in their biographies.
Recommendation
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE FOLLOWING CLASS III DIRECTOR NOMINEES: TED GOLDTHORPE AND JENNIFER CHOU.

PROPOSAL 3—RATIFICATION PROPOSAL
Ratification of Appointment of BPM LLP as our Independent Registered Public Accounting Firm for the Fiscal Year Ending December 31, 2025
The Audit Committee of our Board of Directors, after conducting a competitive process to evaluate and select the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2025, has selected BPM LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2025 and has further directed that management submit the selection of independent auditors for ratification by the stockholders at the Annual Meeting.
Neither our Bylaws nor other governing documents or law require stockholder ratification of the selection of BPM LLP as our independent registered public accounting firm. However, the Board of Directors is submitting the selection of BPM LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee of our Board of Directors will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee of our Board of Directors in its discretion may direct the appointment of different independent auditors at any time during the year if it determines that such a change would be in the best interests of the Company and its stockholders. Representatives of BPM LLP are expected to be present at the Annual Meeting, and will have the opportunity to make statements if they desire to do so and to respond to appropriate questions.
Vote Required
This proposal to ratify the appointment of BPM LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2025 requires a “For” vote from the majority of the votes cast at the Annual Meeting. Abstentions will be counted as present for purposes of determining the presence of a quorum, but will not be considered as votes cast for or against this proposal, and will therefore have no effect on the outcome of the vote. Broker non-votes, if any, are counted towards a quorum, but are not counted for any purpose in determining whether this matter has been approved.
Change in Independent Registered Public Accounting Firm
As previously disclosed, on September 24, 2024, the Audit Committee, after conducting a competitive process to evaluate and select our independent registered public accounting firm for the fiscal year ended December 31, 2024, approved the engagement of BPM LLP as our independent registered public accounting firm for the fiscal year ended December 31, 2024 and approved the dismissal of PricewaterhouseCoopers LLP as our independent registered public accounting firm. PricewaterhouseCoopers LLP had served as our independent registered public accounting firm since 2022. On September 26, 2024, we filed a Current Report on Form 8-K disclosing this change.
Other than the material weaknesses described below, the audit report of PricewaterhouseCoopers LLP on our consolidated financial statements for the fiscal year ended December 31, 2023, did not contain an adverse opinion or a disclaimer of opinion, nor was the report on our consolidated financial statements qualified or modified as to uncertainty, audit scope or accounting principles.
In addition, in connection with the audit of our consolidated financial statements for the fiscal year ended December 31, 2023 and during the subsequent interim periods through September 24, 2024 there were no “disagreements” (as that term is defined in Item 304(a)(1)(iv) of Regulation S-K) between us and PricewaterhouseCoopers LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures which, if not resolved to the satisfaction of either PricewaterhouseCoopers LLP would have caused PricewaterhouseCoopers LLP to make reference to the subject matter of the disagreement in connection with its report on our consolidated financial statements for such year. During the fiscal year ended December 31, 2023 and during the subsequent interim periods through September 24, 2024 there were no “reportable events” (as that term is defined in Item 304(a)(1)(v) of Regulation S-K), except as previously disclosed within Part II, Item 9A, “Controls and Procedures,” of our Annual Report on Form 10-K for the fiscal year ended December 31, 2023, there were material weaknesses for the fiscal year ended December 31, 2023 in our (i) internal control over financial reporting related to our controls over information technology systems and business processes and (ii) in our implementation of COSO framework components, which affected substantially all financial statement account balances and disclosures. As disclosed within the section “Remediation of

Previously Reported Material Weaknesses” within section 9A of our Annual Report on Form 10-K for the fiscal year ended December 31, 2024, following the implementation of a new control environment, including new IT systems, processes, and controls, management has concluded that the aforementioned material weaknesses were remediated as of December 31, 2024.
During our fiscal year ended December 31, 2023 and the subsequent interim periods through September 24, 2024, neither the Company nor anyone on its behalf consulted with BPM LLP with respect to (a) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered with respect to the Company’s consolidated financial statements, and neither a written report nor oral advice was provided to the Company by BPM LLP that BPM LLP concluded was an important factor considered by the Company in reaching a decision as to any accounting, auditing or financial reporting issue, or (b) any matter that was either the subject of a disagreement or a reportable event (as those terms are described in Item 304(a)(1)(iv) and (v), respectively, of Regulation S-K).
Recommendation
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF BPM LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2025.

PROPOSAL 4—COMPENSATION PROPOSAL
Advisory Approval of the Company’s Named Executive Officer Compensation for the Year Ended December 31, 2024
In accordance with SEC rules, stockholders are being asked to approve, on a non-binding advisory basis, the compensation of our named executive officers for the year ended December 31, 2024 as disclosed in this Proxy Statement. This is commonly referred to as a “Say on Pay” proposal and gives our stockholders the opportunity to express their views on our named executive officers’ compensation as a whole. This vote is not intended to address any specific item of compensation, but rather, the overall compensation of our named executive officers and the philosophy, policies, and practices described in this Proxy Statement.
As described further in the “Executive Compensation” section of our Amendment No. 1 to our Annual Report on Form 10-K for the year ended December 31, 2024, filed with the SEC on April 17, 2025, which is incorporated by reference, including the “Narrative Disclosure of Summary Compensation Table,” the primary goals of our compensation programs are to fairly compensate our executive officers, attract and retain highly qualified executive officers, motivate the performance of our executive officers, reward the achievement of clearly defined corporate goals, and align our executive officers’ long-term interests with those of our stockholders. We believe our compensation programs reflect a pay-for-performance philosophy that links potential significant compensatory rewards to achievement of corporate operating goals and increase in stockholder value.
Vote Required
A “For” vote from a majority of votes cast at the Annual Meeting is required to approve, on a non-binding advisory basis, the compensation of our named executive officers for the year ended December 31, 2024, as disclosed in this Proxy Statement. Abstentions will be counted as present for purposes of determining the presence of a quorum, but will not be considered as votes cast for or against this proposal, and will therefore have no effect on the outcome of the vote. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether this matter has been approved.
This Say on Pay vote is advisory, and therefore not binding on our Board of Directors or Compensation Committee. Our Board of Directors and our Compensation Committee value the opinions of our stockholders, however, and will carefully review and consider the voting results when evaluating our executive compensation program. We expect that our next shareholder vote on a Say on Pay proposal will occur at our 2026 Annual Meeting of Stockholders.
Recommendation
The Board recommends that you vote in favor of the following resolution:
“RESOLVED, that the stockholders of ContextLogic Inc. approve, on an advisory basis, the compensation of the Company’s named executive officers as disclosed in the Company’s 2025 Proxy Statement pursuant to the Securities and Exchange Commission’s compensation disclosure rules, including the compensation tables and narrative discussion.”
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” ADVISORY APPROVAL OF THE COMPANY’S NAMED EXECUTIVE OFFICER COMPENSATION FOR THE YEAR ENDED DECEMBER 31, 2024.

PROPOSAL 5—ADJOURNMENT PROPOSAL
Purpose of the Adjournment Proposal
Stockholders are being asked to approve a proposal that will give the ContextLogic board authority to adjourn the annual meeting one or more times if necessary to solicit additional proxies if there are insufficient votes to approve the Reorganization Proposal at the time of the annual meeting, or any adjournment or postponement thereof. If ContextLogic stockholders approve the Adjournment Proposal, ContextLogic could adjourn the annual meeting and use the additional time to solicit additional proxies, including soliciting proxies from ContextLogic stockholders that have previously returned properly executed proxies voting against the Reorganization Proposal. Among other things, approval of the Adjournment Proposal could mean that, even if ContextLogic had received proxies representing a sufficient number of votes against the Reorganization Proposal such that the Reorganization Proposal would be defeated, ContextLogic could adjourn the annual meeting without a vote on the Reorganization Proposal and seek to convince the holders ContextLogic shareholders to change their votes to votes in favor of the Reorganization Proposal. Additionally, ContextLogic may seek to adjourn the annual meeting if a quorum is not present at the annual meeting.
Vote Required
Assuming that a quorum is present, to be approved, the Adjournment Proposal must receive more “For” votes than “Against” votes cast at the Annual Meeting.
Recommendation of the ContextLogic Board of Directors
THE BOARD OF DIRECTORS OF CONTEXTLOGIC UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE ADJOURNMENT PROPOSAL.

INFORMATION ABOUT CONTEXTLOGIC AND HOLDINGS
In the event the Reorganization is approved and consummated, Holdings’ business, consolidated financial condition, and assets and liabilities will be the same as ContextLogic’s. As permitted under the rules of the SEC, this proxy statement/prospectus incorporates important business and financial information about us that is contained in documents filed with the SEC that are not included in or delivered with this proxy statement/prospectus. You may obtain copies of these documents, including copies of financial statements and management’s discussion and analysis, without charge, from the website maintained by the SEC at www.sec.gov, as well as other sources. Accordingly, this information regarding ContextLogic will become applicable to Holdings. Therefore, we have not included separate information regarding Holdings.
Available Information
Additional information about ContextLogic and its business and operations is included in its Annual Report on Form 10-K for the year ended December 31, 2024, as amended by Amendment No. 1 thereto, filed with the SEC on March 12, 2025 and April 17, 2025, respectively, its Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2025, filed with the SEC on May 9, 2025, its Current Report on Form 8-K, filed with the SEC on May 30, 2025, its Current Report on Form 8-K, filed with the SEC on May 9, 2025, its Current Report on Form 8-K, filed with the SEC on April 17, 2025, its Current Report on Form 8-K, filed with the SEC on April 2, 2025, and its Current Report on Form 8-K, filed with the SEC on March 28, 2025, each of which are incorporated by reference herein. ContextLogic’s consolidated balance sheet as of December 31, 2024 and 2023 and the related consolidated statements of operations, comprehensive loss, stockholders’ equity and cash flows for each of the two years in the period ended December 31, 2024 are contained in ContextLogic’s Annual Report on Form 10-K for the year ended December 31, 2024, as amended by Amendment No. 1 thereto, filed with the SEC on March 12, 2025 and April 17, 2025, respectively, which are incorporated by reference into this proxy statement/prospectus. See “Where You Can Find Additional Information” beginning on page 73.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth certain information with respect to the beneficial ownership of our common stock as of May 19, 2025 for:
•	each stockholder known by us to be the beneficial owner of more than 5% of our outstanding shares of common stock;
•	each of our directors and director nominees;
•	each of our named executive officers; and
•	all of our directors and executive officers as a group.
We have determined beneficial ownership in accordance with the rules of the SEC, based on information from Company records and filings with the SEC. Except as indicated by the footnotes below, we believe, based on the information furnished to us and filings with the SEC, that the persons and entities named in the table below have sole voting and investment power with respect to all shares of common stock that they each beneficially own, subject to applicable community property laws.
We have based our calculation of the percentage of beneficial ownership on 26,682,233 shares of our common stock outstanding as of May 19, 2025. In cases of holders who are not directors, director nominees and named executive officers, Schedules 13G or 13D filed with the SEC (and, consequently, ownership reflected here) may reflect holdings as of a date prior to May 19, 2025.
Unless otherwise indicated, the address of each beneficial owner listed in the table below is 2648 International Blvd., Ste 115, Oakland, CA 94601.

Name of Beneficial Owner	Shares Beneficially Owned	Ownership %
>5% Stockholders:
None

Directors and Named Executive Officers:
Rishi Bajaj(1)	51,134	*
Michael Farlekas(2)	25,684	*
Marshall Heinberg(3)	25,684	*
Ted Goldthorpe	—	—
Mark Ward	—	—
Jennifer Chou(4)	—	—
Jun Yan(5)	364,379	1.3
Joanna Forster	—	—
Ying Liu	141,091	*
Brett Just(6)	29,349	*
All current executive officers and directors as a group (7 persons)	131,851	*
*	Less than one percent.
(1)	Mr. Bajaj holds 51,134 restricted stock units which have vested as of May 19, 2025.
(2)
Mr. Farlekas holds 25,684 restricted stock units which have vested as of May 19, 2025 and 85,576 restricted stock units which are subject to vesting conditions not expected to occur within 60 days of May 19, 2025.

(3)
Mr. Heinberg holds 25,684 restricted stock units which have vested as of May 19, 2025 and 109,122 restricted stock units which are subject to vesting conditions not expected to occur within 60 days of May 19, 2025.

(4)	Ms. Chou holds 56,701 restricted stock units which are subject to vesting conditions not expected to occur within 60 days of May 19, 2025.
(5)	Mr. Yan holds 364,379 shares of common stock issuable upon exercise of outstanding stock options.
(6)	Mr. Just holds 29,349 restricted stock units which have vested as of May 19, 2025.

DESCRIPTION OF HOLDINGS’ SECURITIES
The following is a summary of the terms of the securities of Holdings following the Merger. This summary does not purport to be complete nor does it represent all information which you might find to be important for understanding Holdings’ capital stock. The following description of Holdings’ capital stock is not complete and may not contain all the information you should consider before voting on the Reorganization Proposal. This description is summarized from, and qualified in its entirety by reference to, the Second Amended and Restated Certificate of Incorporation of Holdings, and the Amended and Restated Bylaws of Holdings, copies of the forms of which are included with this proxy statement/prospectus as Annexes B and C.
Capital Stock
Holdings’ authorized capital stock consists of:
•	3,000,000,000 shares of common stock, $0.0001 par value per share of which 26,682,233 shares will be issued and outstanding on the effective date of the Reorganization; and
•	100,000,000 shares of preferred stock, $0.0001 par value per share of which no shares will be issued and outstanding on the effective date of the Reorganization.
Common Stock
Voting Rights. The holders of Holdings common stock are entitled to one vote per share on all matters submitted for action by the stockholders.
Dividend Rights. Subject to any preferential rights of any then outstanding preferred stock, all shares of Holdings common stock are entitled to share equally in any dividends the Holdings Board may declare from legally available sources.
Liquidation Rights. Upon liquidation, dissolution or winding up of Holdings, after payment in full of the amounts required to be paid to holders of any then outstanding preferred stock, all shares of Holdings common stock are entitled to share equally (together with holders of any class or series of stock entitled to participate with the common stock in the distribution of assets) in the assets available for distribution to stockholders after payment or provision for payment of all of Holdings’ debts and liabilities.
Other Matters. The holders of Holdings common stock do not have preemptive rights. The rights, preferences and privileges of holders of Holdings common stock are subject to the terms of any series of preferred stock that may be issued in the future.
Transfer Agent
The transfer agent and registrar for Holdings common stock is Equiniti Trust Company, LLC. The transfer agent and registrar’s address is 48 Wall Street, Floor 23, New York, NY 10005.
Dividend
The decision to pay dividends is made by the Holdings Board and is dependent on Holdings’ earnings, management’s assessment of future capital needs, and other factors. Holdings does not expect to pay any cash dividends on its common stock in the foreseeable future.
Preferred Stock
Holdings’ authorized capital stock includes 100,000,000 shares of blank-check preferred stock. The Holdings Board is authorized to divide the preferred stock into series and, with respect to each series, to fix the number of shares constituting such series and determine the designations and the powers, preferences and rights, and the qualifications, limitations and restrictions thereof, including the voting rights, dividend rights, redemption rights and terms, liquidation preferences, and conversion or exchange rights. The Holdings Board could, without stockholder approval, issue preferred stock with voting and other rights that could adversely affect the voting power of the holders of common stock and which could have certain anti-takeover effects. Subject to the rights of the holders of any series of preferred stock, the number of authorized shares of any series of preferred stock may be increased (but not above the number of authorized shares) or decreased (but not below the number of shares thereof then outstanding) by resolution adopted by the Holdings Board.

COMPARISON OF STOCKHOLDER RIGHTS BEFORE AND AFTER THE REORGANIZATION
ContextLogic and Holdings are both incorporated under the laws of the State of Delaware and, accordingly, the rights of the stockholders of each are governed by the DGCL, the restated certificate of incorporation of ContextLogic and the amended and restated Bylaws of ContextLogic. If the Reorganization is consummated, ContextLogic stockholders will receive common stock of Holdings in exchange for their ContextLogic common stock or convertible equity (including options to purchase ContextLogic common stock and restricted stock units to be settled in ContextLogic common stock) and become Holdings stockholders, and their rights will be governed by the DGCL and the second amended and restated certificate of incorporation of Holdings and the amended and restated bylaws of Holdings.
The table below summarizes the material differences between the rights of ContextLogic stockholders under its restated certificate of incorporation, as amended, and amended and restated bylaws, as amended, and the rights of Holdings stockholders to be provided under its second amended and restated certificate of incorporation and amended and restated bylaws. The full text of the forms of Holdings' second amended and restated certificate of incorporation and amended and restated bylaws to be in effect at the time of the Reorganization and prior to the issuance of shares thereunder are attached as Annexes B and C, respectively, to this proxy statement/prospectus, any discussion of Holdings' second amended and restated certificate of incorporation and amended and restated bylaws contained in this proxy statement/prospectus, including the discussion below, is qualified in its entirety by reference to the complete text of each of them.
The following summary tables may not contain all of the information that is important to you. These summaries are not intended to be a complete discussion of the respective rights of ContextLogic and Holdings stockholders and are qualified in their entirety by reference to the DGCL and the various documents of ContextLogic and Holdings that are referred to in the summaries. You should carefully read this entire proxy statement/prospectus and the other documents referred to in this proxy statement/prospectus for a more complete understanding of the differences between being a stockholder of ContextLogic and Holdings. ContextLogic has filed copies of its current restated certificate of incorporation, as amended, and amended and restated bylaws, as amended, with the SEC and will send copies of the documents referred to in this proxy statement/prospectus to you upon your request. Copies of the forms of second amended and restated certificate of incorporation and amended and restated bylaws of Holdings have been filed as exhibits to the registration statement of which this proxy statement/prospectus forms a part. See “Where You Can Find Additional Information.”
ELECTIONS; VOTING; PROCEDURAL MATTERS

Provision	ContextLogic	Holdings
Authorized Capital Stock
The authorized capital stock of ContextLogic consists of 3,000,000,000 shares of class A common stock, par value $0.0001 per share and 100,000,000 shares of preferred stock, par value $0.0001 per share.
The authorized capital stock of Holdings consists of 3,000,000,000 shares of common stock, par value $0.0001 per share and 100,000,000 shares of preferred stock, par value $0.0001 per share.

Number of Directors
The restated certificate of incorporation provides that the number of directors shall be fixed from time to time by resolution adopted by a majority of the total number of authorized directors whether or not there exist any vacancies in previously authorized directorships (the “Whole Board”).
The second amended and restated certificate of incorporation provides that the number of directors shall be fixed from time to time by resolution adopted by a majority of the Whole Board.

Stockholder Nominations and Proposals	The amended and restated bylaws require advance notice of stockholder nominations for the election of directors and of business to be brought by stockholders before any meeting of the stockholders.
The amended and restated bylaws require advance notice of stockholder nominations for the election of directors and of business to be brought by stockholders before any meeting of the stockholders. For

Provision	ContextLogic	Holdings

For nominations or other business to be properly brought before an annual meeting by a stockholder when no solicitation notice has been timely provided by the record stockholder, then the record stockholder must deliver notice to the secretary at the principal office of ContextLogic not later than 5:00 p.m. Pacific Time on the ninetieth (90th) day nor earlier than 5:00 p.m. Pacific Time on the one hundred and twentieth (120th) day prior to the first anniversary of the preceding year’s annual meeting provided, however, that in the event that the date of the annual meeting is more than thirty (30) days before or more than seventy (70) days after such anniversary date, notice by the record stockholder to be timely must be so delivered (A) no earlier than 5:00 p.m. Pacific Time on the one hundred and twentieth (120th) day prior to such annual meeting and (B) no later than 5:00 p.m. Pacific Time on the later of the ninetieth (90th) day prior to such annual meeting or 5:00 p.m. Pacific Time on the tenth (10th) day following the day on which public announcement of the date of such meeting is first made by the Corporation.

nominations or other business to be properly brought before an annual meeting by a stockholder when no solicitation notice has been timely provided by the record stockholder, then the record stockholder must deliver notice to the secretary at the principal office of Holdings not later than 5:00 p.m. Pacific Time on the ninetieth (90th) day nor earlier than 5:00 p.m. Pacific Time on the one hundred and twentieth (120th) day prior to the first anniversary of the preceding year’s annual meeting provided, however, that in the event that the date of the annual meeting is more than thirty (30) days before or more than seventy (70) days after such anniversary date, notice by the record stockholder to be timely must be so delivered (A) no earlier than 5:00 p.m. Pacific Time on the one hundred and twentieth (120th) day prior to such annual meeting and (B) no later than 5:00 p.m. Pacific Time on the later of the ninetieth (90th) day prior to such annual meeting or 5:00 p.m. Pacific Time on the tenth (10th) day following the day on which public announcement of the date of such meeting is first made by the Corporation.

Classified Board of Directors
ContextLogic has a classified Board of Directors. The restated certificate of incorporation provides that the directors shall be elected at the annual meeting of stockholders, except in the case of vacancies, and each director elected shall hold office until a successor has been duly elected and qualified or until his or her death, resignation or removal, whichever shall occur first.

Holdings has a classified Board of Directors. The second amended and restated certificate of incorporation provides that the directors shall be elected at the annual meeting of stockholders, except in the case of vacancies, and each director elected shall hold office until a successor has been duly elected and qualified or until his or her death, resignation or removal, whichever shall occur first.

Removal of Directors
The restated certificate of incorporation provides that no director may be removed from the Board of Directors except for cause and only by the affirmative vote of the holders of at least two-thirds (2/3) of the voting power of the then-outstanding shares of capital stock of the Corporation entitled to vote thereon, voting together as a single class.

The second amended and restated certificate of incorporation provides that no director may be removed from the Board of Directors except for cause and only by the affirmative vote of the holders of at least two-thirds (2/3) of the voting power of the then-outstanding shares of capital stock of the Corporation entitled to vote thereon, voting together as a single class.

Provision	ContextLogic	Holdings
Annual Meeting of the Stockholders
The amended and restated bylaws provide that annual meetings of the stockholders may be held for the election of directors at such date and time as the Board of Directors of ContextLogic shall each year fix.

The amended and restated bylaws provide that annual meetings of the stockholders may be held for the election of directors at such date and time as the Board of Directors of Holdings shall each year fix.

Vacancies
The restated certificate of incorporation provides that any vacancy occurring in the Board of Directors for any cause, and any newly created directorship resulting from any increase in the authorized number of directors, shall be filled only by the affirmative vote of a majority of the directors then in office, even if less than a quorum, or by a sole remaining director, and shall not be filled by the stockholders. Any director elected in accordance with the preceding sentence shall hold office for a term expiring at the annual meeting of stockholders at which the term of office of the class, if any, to which the director has been assigned expires and until such director’s successor shall have been duly elected and qualified, or until such director’s earlier death, resignation, disqualification or removal.

The second amended and restated certificate of incorporation provides that any vacancy occurring in the Board of Directors for any cause, and any newly created directorship resulting from any increase in the authorized number of directors, shall be filled only by the affirmative vote of a majority of the directors then in office, even if less than a quorum, or by a sole remaining director, and shall not be filled by the stockholders. Any director elected in accordance with the preceding sentence shall hold office for a term expiring at the annual meeting of stockholders at which the term of office of the class, if any, to which the director has been assigned expires and until such director’s successor shall have been duly elected and qualified, or until such director’s earlier death, resignation, disqualification or removal.

Notice of Stockholder Meeting
The amended and restated bylaws provide that notice of all meetings of stockholders shall be given in writing or by electronic transmission in the manner provided by applicable law stating the date, time and place, if any, of the meeting, the means of remote communication, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such meeting, and the record date for determining the stockholders entitled to vote at the meeting (if such date is different from the record date for stockholders entitled to notice of the meeting). In the case of a special meeting, such notice shall also set forth the purpose or purposes for which the meeting is called. Unless otherwise required by applicable law or the restated certificate of incorporation, notice of any meeting of stockholders shall be given not less than ten (10), nor

The amended and restated bylaws provide that notice of all meetings of stockholders shall be given in writing or by electronic transmission in the manner provided by applicable law stating the date, time and place, if any, of the meeting, the means of remote communication, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such meeting, and the record date for determining the stockholders entitled to vote at the meeting (if such date is different from the record date for stockholders entitled to notice of the meeting). In the case of a special meeting, such notice shall also set forth the purpose or purposes for which the meeting is called. Unless otherwise required by applicable law or the second amended and restated certificate of incorporation, notice of any meeting of stockholders shall be given not less than

Provision	ContextLogic	Holdings

more than sixty (60), days before the date of the meeting to each stockholder of record entitled to vote at such meeting as of the record date for determining the stockholders entitled to notice of the meeting.

ten (10), nor more than sixty (60), days before the date of the meeting to each stockholder of record entitled to vote at such meeting as of the record date for determining the stockholders entitled to notice of the meeting.

Quorum
The amended and restated bylaws provide that at each meeting of stockholders the holders of 1/3 of the voting power of the shares of stock issued and outstanding and entitled to vote at the meeting, present in person or represented by proxy, shall constitute a quorum for the transaction of business; provided, however, that where a separate vote by a class or classes or series of stock is required by applicable law or the restated certificate of incorporation, the holders of 1/3 of the voting power of the shares of such class or classes or series of the stock issued and outstanding and entitled to vote on such matter, present in person or represented by proxy at the meeting, shall constitute a quorum entitled to take action with respect to the vote on such matter.

The amended and restated bylaws provide that at each meeting of stockholders the holders of 1/3 of the voting power of the shares of stock issued and outstanding and entitled to vote at the meeting, present in person or represented by proxy, shall constitute a quorum for the transaction of business; provided, however, that where a separate vote by a class or classes or series of stock is required by applicable law or the second amended and restated certificate of incorporation, the holders of 1/3 of the voting power of the shares of such class or classes or series of the stock issued and outstanding and entitled to vote on such matter, present in person or represented by proxy at the meeting, shall constitute a quorum entitled to take action with respect to the vote on such matter.

Voting
The amended and restated bylaws provide that each stockholder of record entitled to vote at a meeting of stockholders, or to take corporate action by written consent without a meeting, may authorize another person or persons to act for such stockholder by proxy, but no such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period. Such a proxy may be prepared, transmitted and delivered in any manner permitted by applicable law. At all meetings of stockholders for the election of directors at which a quorum is present, directors shall be elected by a plurality of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors. At all meetings of stockholders at which a quorum is present, every matter other than the election of directors shall be decided by the affirmative vote of the

The amended and restated bylaws provide that each stockholder of record entitled to vote at a meeting of stockholders, or to take corporate action by written consent without a meeting, may authorize another person or persons to act for such stockholder by proxy, but no such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period. Such a proxy may be prepared, transmitted and delivered in any manner permitted by applicable law. At all meetings of stockholders for the election of directors at which a quorum is present, directors shall be elected by a plurality of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors. At all meetings of stockholders at which a quorum is present, every matter other than the election of directors shall be decided by the affirmative vote of the holders of a majority of the voting

Provision	ContextLogic	Holdings

holders of a majority of the voting power of the shares of stock entitled to vote on such matter that are present in person or represented by proxy at the meeting and are voted for or against the matter (or if there are two or more classes or series of stock entitled to vote as separate classes, then in the case of each class or series, the holders of a majority of the voting power of the shares of stock of that class or series present in person or represented by proxy at the meeting voting for or against such matter).

power of the shares of stock entitled to vote on such matter that are present in person or represented by proxy at the meeting and are voted for or against the matter (or if there are two or more classes or series of stock entitled to vote as separate classes, then in the case of each class or series, the holders of a majority of the voting power of the shares of stock of that class or series present in person or represented by proxy at the meeting voting for or against such matter).

Written Consents	The restated certificate of incorporation expressly prohibits the taking of action by written consent without a meeting.	The second amended and restated certificate of incorporation expressly prohibits the taking of action by written consent without a meeting.
Cumulative Voting	The restated certificate of incorporation expressly prohibits any stockholder to cumulate votes at any elections of directors.	The second amended and restated certificate of incorporation expressly prohibits any stockholder to cumulate votes at any elections of directors.

Conversion Rights	The amended and restated certificate of incorporation does not have a provision granting conversion rights to stockholders.	The second amended and restated certificate of incorporation does not have a provision granting conversion rights to stockholders.

Redemption Rights	The amended and restated certificate of incorporation does not have a provision granting conversion rights to stockholders.	The second amended and restated certificate of incorporation does not have a provision granting conversion rights to stockholders.

Preemptive Rights	The amended and restated certificate of incorporation does not have a provision granting conversion rights to stockholders.	The second amended and restated certificate of incorporation does not have a provision granting conversion rights to stockholders.

Transfer Restrictions	Neither the restated certificate of incorporation or the amended and restated bylaws have transfer restrictions.
The second amended and restated certificate of incorporation includes transfer restrictions relating to its common stock that would restrict any person from buying or selling common stock (or any interest in the stock) if the transfer would result in a stockholder (or several stockholders, in the aggregate, who hold their stock as a “group” under the federal securities laws) owning 4.9% or more of our stock. See “Proposal 1— Reorganization Proposal” on page 34 for more information.

LIQUIDATION; DIVIDENDS

Provision	ContextLogic	Holdings
Liquidation preferences
The restated certificate of incorporation provides that subject to the preferential or other rights of any holders of preferred stock then outstanding, upon the liquidation, dissolution or winding up of ContextLogic, whether voluntary or involuntary, holders of class A common stock will be entitled to receive ratably all assets of ContextLogic available for distribution to its stockholders unless disparate or different treatment of the shares of each such class with respect to distributions upon any such liquidation, dissolution or winding up is approved in advance by the affirmative vote of the holders of a majority of the outstanding shares of class A common stock.

The second amended and restated certificate of incorporation provides that subject to the preferential or other rights of any holders of preferred stock then outstanding, upon the liquidation, dissolution or winding up of Holdings, whether voluntary or involuntary, holders of class common stock will be entitled to receive ratably all assets of Holdings available for distribution to its stockholders unless disparate or different treatment of the shares with respect to distributions upon any such liquidation, dissolution or winding up is approved in advance by the affirmative vote of the holders of a majority of the outstanding shares of common stock.

Declaration and Payment of Dividends
The restated certificate of incorporation provides that that shares of class A common stock shall be treated equally, identically and ratably, on a per share basis, with respect to any dividends or distributions as may be declared and paid from time to time by the Board of Directors out of any assets of ContextLogic legally available therefor.

The second amended and restated certificate of incorporation provides that shares of common stock shall be treated equally, identically and ratably, on a per share basis, with respect to any dividends or distributions as may be declared and paid from time to time by the Board of Directors out of any assets of Holdings legally available therefor.

INDEMNIFICATION OF OFFICERS AND DIRECTORS AND ADVANCEMENT OF EXPENSES; LIMITATION ON PERSONAL LIABILITY

Provision	ContextLogic	Holdings
Indemnification
The amended and restated bylaws provide that, subject to certain exceptions set forth in the amended and restated bylaws, ContextLogic shall indemnify and hold harmless, to the fullest extent permitted by the DGCL each person who was or is made a party to, or is threatened to be made a party to, or is involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, legislative or any other type whatsoever by reason of the fact that such person (or a person of whom such person is the legal representative), is or was a director or officer of the Corporation or, while serving as a director or officer of the Corporation, is or was serving at the request of the

The amended and restated bylaws provide that, subject to certain exceptions set forth in the amended and restated bylaws, Holdings shall indemnify and hold harmless, to the fullest extent permitted by the DGCL each person who was or is made a party to, or is threatened to be made a party to, or is involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, legislative or any other type whatsoever by reason of the fact that such person (or a person of whom such person is the legal representative), is or was a director or officer of the Corporation or, while serving as a director or officer of the Corporation, is or was serving at the request of the

Provision	ContextLogic	Holdings

Corporation as a director, officer, employee, agent or trustee of another corporation, or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, as the same exists or may hereafter be amended against all expenses, liability and loss (including attorneys’ fees, judgments, fines, ERISA excise taxes and penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such indemnitee in connection therewith, provided such indemnitee acted in good faith and in a manner that the indemnitee reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal proceeding, had no reasonable cause to believe the indemnitee’s conduct was unlawful.

Corporation as a director, officer, employee, agent or trustee of another corporation, or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, as the same exists or may hereafter be amended against all expenses, liability and loss (including attorneys’ fees, judgments, fines, ERISA excise taxes and penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such indemnitee in connection therewith, provided such indemnitee acted in good faith and in a manner that the indemnitee reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal proceeding, had no reasonable cause to believe the indemnitee’s conduct was unlawful.

Advancement of Expenses
The amended and restated bylaws provide that ContextLogic shall pay all expenses (including attorneys’ fees) incurred by an indemnitee in defending any proceeding in advance of its final disposition; provided, however, that if the DGCL then so requires, the advancement of such expenses shall be made only upon delivery to ContextLogic of an undertaking, by or on behalf of such indemnitee, to repay such amounts if it shall ultimately be determined that such indemnitee is not entitled to be indemnified.

The amended and restated bylaws provide that Holdings shall pay all expenses (including attorneys’ fees) incurred by an indemnitee in defending any proceeding in advance of its final disposition; provided, however, that if the DGCL then so requires, the advancement of such expenses shall be made only upon delivery to Holdings of an undertaking, by or on behalf of such indemnitee, to repay such amounts if it shall ultimately be determined that such indemnitee is not entitled to be indemnified.

Limitation of Liability
The restated certificate of incorporation provides that to the fullest extent permitted by law, no director of ContextLogic shall be personally liable to ContextLogic or its stockholders for monetary damages for breach of fiduciary duty as a director. Without limiting the effect of the preceding sentence, if the DGCL is amended to authorize the further elimination or limitation of the liability of a director, then the liability of a director of ContextLogic shall be eliminated or limited to the fullest extent permitted by the DGCL, as so amended.

The second amended and restated certificate of incorporation provides that to the fullest extent permitted by law, no director of Holdings shall be personally liable to Holdings or its stockholders for monetary damages for breach of fiduciary duty as a director. Without limiting the effect of the preceding sentence, if the DGCL is amended to authorize the further elimination or limitation of the liability of a director, then the liability of a director of Holdings shall be eliminated or limited to the fullest extent permitted by the DGCL, as so amended.

AMENDMENTS TO CERTIFICATE OF INCORPORATION OR BYLAWS

Provision	ContextLogic	Holdings
Amendment of Certificate of Incorporation
The restated certificate of incorporation provides that the affirmative vote of the holders of at least two-thirds (2/3) of the voting power of all of the then outstanding shares of the stock entitled to vote generally in the election of directors, voting together as a single class, shall be required to amend in any respect or repeal Section 1 of Article XI (amendment of restated certificate of incorporation), Sections 1.2 and 2 of Article IV (authorized stock), or Article V (formerly relating to class b common stock conversion), Article VI (amendment of bylaws), Article VII (matters relating to the Board of Directors), Article VIII (director liability), Article IX (matters relating to stockholders), Article X (severability) or Article XII (choice of forum).

The second amended and restated certificate of incorporation provides that the affirmative vote of the holders of at least two-thirds (2/3) of the voting power of all of the then outstanding shares of the stock entitled to vote generally in the election of directors, voting together as a single class, shall be required to amend in any respect or repeal Section 1 of Article XI (amendment of certificate of incorporation), Sections 1.2 and 2 of Article IV (authorized stock), Article VI (amendment of bylaws), Article VII (matters relating to the Board of Directors), Article VIII (director liability), Article IX (matters relating to stockholders), Article X (severability) or Article XII (choice of forum).

Amendment of Bylaws
The restated certificate of incorporation provides that the Board of Directors shall have the power to adopt, amend or repeal the Bylaws. Any adoption, amendment or repeal of the Bylaws by the Board of Directors shall require the approval of a majority of the Whole Board. The stockholders shall also have power to adopt, amend or repeal the bylaws; provided, however, that the affirmative vote of the holders of at least two-thirds (2/3) of the voting power of all of the then-outstanding shares of the capital stock of ContextLogic entitled to vote generally in the election of directors, voting together as a single class, shall be required for the stockholders to adopt, amend or repeal any provision of the bylaws; provided, further, however, that, in the case of any proposed adoption, amendment or repeal of any provisions of the bylaws that is approved by the Board of Directors and submitted to the stockholders for adoption thereby, if directors representing two-thirds (2/3) of the Whole Board have approved such adoption, amendment or repeal of any provisions of the bylaws, then, in addition to any vote of the holders of any class or series of stock of

The second amended and restated certificate of incorporation provides that the Board of Directors shall have the power to adopt, amend or repeal the Bylaws. Any adoption, amendment or repeal of the Bylaws by the Board of Directors shall require the approval of a majority of the Whole Board. The stockholders shall also have power to adopt, amend or repeal the bylaws; provided, however, that the affirmative vote of the holders of at least two-thirds (2/3) of the voting power of all of the then-outstanding shares of the capital stock of Holdings entitled to vote generally in the election of directors, voting together as a single class, shall be required for the stockholders to adopt, amend or repeal any provision of the bylaws; provided, further, however, that, in the case of any proposed adoption, amendment or repeal of any provisions of the bylaws that is approved by the Board of Directors and submitted to the stockholders for adoption thereby, if directors representing two-thirds (2/3) of the Whole Board have approved such adoption, amendment or repeal of any provisions of the bylaws, then, in addition to any vote of the holders of

Provision	ContextLogic	Holdings

ContextLogic required by applicable law or by the restated certificate of incorporation, only the affirmative vote of the holders of at least a majority of the voting power of all of the then-outstanding shares of the capital stock of ContextLogic entitled to vote generally in the election of directors, voting together as a single class, shall be required to adopt, amend or repeal such provision of the bylaws.

any class or series of stock of Holdings required by applicable law or by the second amended and restated certificate of incorporation, only the affirmative vote of the holders of at least a majority of the voting power of all of the then-outstanding shares of the capital stock of Holdings entitled to vote generally in the election of directors, voting together as a single class, shall be required to adopt, amend or repeal such provision of the bylaws.

EXPERTS
The consolidated financial statements of ContextLogic Inc. as of and for the year ended December 31, 2024, and the effectiveness of internal control over financial reporting as of December 31, 2024, incorporated in this proxy statement/prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2024, have been so incorporated in reliance on the reports of BPM LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.
The financial statements as of December 31, 2023, and for the year ended December 31, 2023 incorporated in this Prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2024 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.
LEGAL MATTERS
The legality of the shares of Holdings common stock to be issued pursuant to the reorganization and certain tax matters were passed upon for Holdings by Schulte Roth & Zabel LLP.
OTHER BUSINESS
As of the date of this proxy statement/prospectus, we know of no matters that will be presented for consideration at the annual meeting other than as described in this proxy statement/prospectus. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

WHERE YOU CAN FIND ADDITIONAL INFORMATION
Available Information
ContextLogic files annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains a website that contains reports, proxy statements and other information regarding issuers, including ContextLogic, who file electronically with the SEC. The address of that site is www.sec.gov. The information contained on the SEC’s website is expressly not incorporated by reference into this proxy statement/prospectus.
Holdings has filed a registration statement on Form S-4, including the exhibits and Annexes thereto, with the SEC under the Securities Act, to register the common stock that ContextLogic stockholders will receive in connection with the Reorganization. This proxy statement/prospectus, which is part of the registration statement as well as a proxy statement with respect to the annual meeting, does not contain all of the information set forth in the registration statement and the exhibits to the registration statement, and some parts have been omitted in accordance with the rules and regulations of the SEC. Holdings may also file amendments to the registration statement. For further information, you are referred to the registration statement and the exhibits and schedules filed as part of the registration statement. If a document has been filed as an exhibit to the registration statement, you are referred to the copy of the document that has been filed. Each statement in this proxy statement/prospectus relating to a document filed as an exhibit is qualified in all respects by the filed exhibit.
Holdings has supplied all information contained in this proxy statement/prospectus relating to Holdings, and ContextLogic has supplied all information contained in this proxy statement/prospectus relating to ContextLogic.
ContextLogic is incorporating by reference specified documents that ContextLogic files with the SEC, which means that ContextLogic can disclose important information to you by referring to those documents that are considered part of this proxy statement/prospectus. This information is considered to be a part of this proxy statement/prospectus, except for any information that is superseded by information included directly in this proxy statement/prospectus or incorporated by reference subsequent to the filing of this proxy statement/prospectus as described below. ContextLogic has filed with the SEC, and incorporates by reference in this proxy statement/prospectus:
•
its Annual Report on Form 10-K for the year ended December 31, 2024 filed with the SEC on March 12, 2025; its Amendment No. 1 to its Annual Report on Form 10-K for the year ended December 31, 2024, filed with the SEC on April 17, 2025;

•	its Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2025, filed with the SEC on May 9, 2025; and
•	its Current Reports on Form 8-K filed with the SEC on March 28, 2025, April 2, 2025, April 17, 2025, May 9, 2025 and May 30, 2025.
To the extent that any information contained in any report on Form 8-K, or any exhibit thereto, was furnished to, rather than filed with, the SEC, such information or exhibit is specifically not incorporated by reference.
In addition, all documents filed by ContextLogic pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (i) after the date of this proxy statement/prospectus and before the date of the annual meeting or (ii) after the date of the initial registration statement and prior to effectiveness of the registration statement (excluding in each case any current reports on Form 8-K to the extent disclosure is furnished and not filed) will be deemed to be incorporated by reference into this proxy statement/prospectus.

You can obtain any of the documents incorporated by reference into this proxy statement/prospectus without charge by requesting them in writing or by telephone as follows:
For information related to ContextLogic:

ContextLogic Inc.
2648 International Blvd., Ste 115
Oakland, CA 94601
United States of America
Telephone: (415) 965-8476
or

MacKenzie Partners, Inc.
1407 Broadway, 27th Floor
New York, New York 10018
Call Toll-Free (800) 322-2885
Email: proxy@mackenziepartners.com
To receive timely delivery of the documents in advance of the annual meeting, you should make your request no later than July 2, 2025, which is five business days before the annual meeting.
In addition, you may obtain copies of documents filed by ContextLogic with the SEC on ContextLogic’s website at ir.contextlogicinc.com.
THIS PROXY STATEMENT/PROSPECTUS DOES NOT CONSTITUTE THE SOLICITATION OF A PROXY IN ANY JURISDICTION TO OR FROM ANY PERSON TO WHOM OR FROM WHOM IT IS UNLAWFUL TO MAKE SUCH PROXY SOLICITATION IN THAT JURISDICTION. YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROXY STATEMENT/PROSPECTUS TO VOTE YOUR SHARES AT THE ANNUAL MEETING. THE PARTIES HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT FROM WHAT IS CONTAINED IN THIS PROXY STATEMENT/PROSPECTUS.
THIS PROXY STATEMENT/PROSPECTUS IS DATED JUNE 18, 2025. YOU SHOULD NOT ASSUME THAT THE INFORMATION CONTAINED IN THIS PROXY STATEMENT/PROSPECTUS IS ACCURATE AS OF ANY DATE OTHER THAN THAT DATE, AND THE MAILING OF THIS PROXY STATEMENT/PROSPECTUS TO STOCKHOLDERS DOES NOT CREATE ANY IMPLICATION TO THE CONTRARY.

Annex A
AGREEMENT AND PLAN OF
REORGANIZATION

AGREEMENT AND PLAN OF
REORGANIZATION BY AND AMONG
CONTEXTLOGIC INC., EASTER MERGER SUB, INC. AND
EASTER PARENT, INC.
THIS AGREEMENT AND PLAN OF REORGANIZATION (the “Agreement”), dated as of May 23, 2025 is by and among ContextLogic Inc., a Delaware corporation (the “Company”), Easter Parent, Inc., a Delaware corporation (“Holdings”), and Easter Merger Sub, Inc., a Delaware corporation (“Merger Sub”).
WITNESSETH:
WHEREAS, the Company has an authorized capital stock consisting of 3,000,000,000 shares of class A common stock, par value $0.0001 per share (the “Company Common Stock”), of which 26,682,233 shares are issued and outstanding as of the date hereof and 100,000,000 shares of preferred stock, par value $0.0001 per share (the “Company Preferred Stock”), none of which are outstanding on the date hereof;
WHEREAS, Holdings has an authorized capital stock consisting of 1,000 shares of common stock, par value $0.0001 per share (the “Holdings Common Stock”), of which 1,000 shares are issued and outstanding and are held by the Company on the date hereof, and 1,000 shares of preferred stock, par value $0.0001 per share, none of which are outstanding on the date hereof (the “Holdings Preferred Stock”);
WHEREAS, Merger Sub has an authorized capital stock consisting of 100 shares of common stock, par value $0.0001 per share, (the “Merger Sub Common Stock”), all of which are issued and outstanding and are held by Holdings on the date hereof;
WHEREAS, the Company, Holdings and Merger Sub desire to effect a reorganization of the Company into a holding company structure (the “Reorganization”) by means of the Merger followed by the Conversion (as defined below), pursuant to which the Company will become a wholly-owned subsidiary of Holdings and stockholders of the Company will exchange their securities of the Company for securities of Holdings;
WHEREAS, the boards of directors of the Company and Merger Sub each desire that, to facilitate the Reorganization, Merger Sub merge with and into the Company (the “Merger”) pursuant to Section 251 of the General Corporation Law of the State of Delaware (the “DGCL”) on the terms set forth in this Agreement, which is intended to constitute, inter alia, an agreement of merger for the purposes of the DGCL, and the boards of directors of the Company and Merger Sub have each approved this Agreement;
WHEREAS, the Company, the next day following the Merger, will be converted from a Delaware corporation to a Delaware limited liability company (the “Conversion”);
WHEREAS, the board of directors of Holdings has approved this Agreement and authorized Holdings to join and be bound by it; and
WHEREAS, the board of directors of the Company has directed that this Agreement be submitted to a vote of the Company’s stockholders at its annual meeting of stockholders (the “Annual Meeting”).
NOW, THEREFORE, in consideration of the premises and mutual agreements herein contained, the parties hereto agree as follows.

ARTICLE ONE
THE MERGER
1.1 The Merger; Effect of Merger. At the Effective Time (as defined in Section 1.2 below), Merger Sub shall be merged with and into the Company pursuant to Section 251 of the DGCL, the separate existence of Merger Sub shall cease, and the Company, as the surviving corporation, shall continue its corporate existence under the laws of the State of Delaware, all with the effect provided in the DGCL. The Company, as the surviving corporation, shall succeed, insofar as permitted by law, to all rights, assets, liabilities and obligations of Merger Sub in accordance with the DGCL. At the Effective Time of the Conversion, the Company, as the surviving corporation, shall be converted from a Delaware corporation to a Delaware limited liability company and continue as a wholly owned subsidiary of Holdings.
1.2 Effective Time. The Effective Time shall be the time at which a duly executed copy of a Certificate of Merger with respect to the Merger is filed in the office of the Secretary of State of Delaware in accordance with the provisions of the DGCL, or at such later time as is agreed to by the parties to this Agreement and specified in the Certificate of Merger (the “Effective Time”). The Effective Time of the Conversion will be 12:01 A.M. of the day immediately following the effective date of the Merger (the “Effective Time of the Conversion”).
1.3 Company Certificate of Incorporation. The certificate of incorporation of the Company, as in effect immediately prior to the Effective Time, shall be, from and after the Effective Time, amended and restated by virtue of the Merger as set forth on Annex A attached hereto, and as so amended shall thereafter continue in full force and effect as the certificate of incorporation of the surviving corporation until it shall thereafter be amended as provided by law.
1.4 Company By-laws. The amended and restated by-laws of the Company, as in effect immediately prior to the Effective Time, shall be amended and restated to read as the bylaws of Merger Sub in effect immediately prior to the Effective Time, except that “ContextLogic Inc.” shall replace each instance where “Easter Merger Sub, Inc.” appears , as the surviving corporation, following the Effective Time until the same shall thereafter be altered, amended or repealed.
1.5 Company’s and Holdings’ Directors and Officers. The directors and officers, respectively, of the Company immediately prior to the Effective Time shall continue as the directors and officers, respectively, of Holdings following the Effective Time, to hold office until their successors have been duly elected and qualified in accordance with the certificate of incorporation and bylaws of Holdings.
1.6 Holdings Certificate of Incorporation and By-laws. Prior to the Effective Time, Holdings and the Company shall take all action reasonably necessary to cause Holdings’ Certificate of Incorporation and by-laws to read in their entirety substantially as set forth in Annex B and C, attached hereto, respectively.
1.7 Tax Treatment. For US federal income tax purposes, the parties intend that the Reorganization qualify as a tax-free reorganization within the meaning of Section 368(a) of the Code, or alternatively as a tax-free exchange within the meaning of Section 351 of the Code followed by a liquidation Company under Section 332 of the Code.
1.8 Tax Benefit Preservation Plan. Prior to the Effective Time, the Company shall cause the Tax Benefits Preservation Plan, dated as of February 10, 2024, by and between the Company and Equiniti Trust Company, LLC, as rights agent (the “Tax Benefits Preservation Plan”) to have been terminated pursuant to the terms thereunder.
ARTICLE TWO
CONVERSION OF SHARES
2.1 Company Common Stock. At the Effective Time, automatically by virtue of the Merger and without any further action by any of the parties hereto or any other person, each share of Company Common Stock issued and outstanding immediately prior to the Effective Time shall be converted into the right to receive one duly issued, fully paid and nonassessable share of Holdings Common Stock upon compliance with the procedures specified in Article Three of this Agreement. No shares of Company Common Stock shall be issued or outstanding after the Effective Time, except as set forth in Section 2.2 below. Each share of Company Common Stock held in the Company’s treasury shall be converted into one validly issued, fully paid and nonassessable share of Holdings Common Stock to be held immediately after completion of the Merger in the treasury of Holdings.

2.2 Merger Sub Common Stock. At the Effective Time, automatically by virtue of the Merger and without any further action by any of the parties hereto or any other person, each share of Merger Sub Common Stock outstanding immediately prior to the Effective Time shall be converted into one share of Company Common Stock and, as a result thereof, Holdings shall become the sole stockholder of the Company. At the Effective Time of the Conversion, all of the outstanding shares of Company Common Stock will be converted to limited liability interests pursuant to the Conversion, whereupon Holdings will own all of the limited liability interests in the Company.
2.3 Holdings Common Stock. At the Effective Time, automatically by virtue of the Merger and without any further action by any of the parties hereto or any other person, each share of Holdings Common Stock issued and outstanding and held by the Company immediately prior to the Effective Time shall be cancelled and cease to be issued or outstanding.
2.4 Stock Plans. At the Effective Time, Holdings shall assume and continue the Company’s obligations under the 2010 Equity Incentive Plan (the “2010 Incentive Plan”), and continue the Company’s 2020 Equity Incentive Plan (the “2020 Incentive Plan”) and the 2022 Inducement Plan (the “Inducement Plan,” and together with the 2010 Incentive Plan, the 2020 Incentive Plan, and the Inducement Plan, each a “Plan” and together, the “Plans”) and shall be substituted as the “Company” under the terms and provisions of the Plan and assume all rights and obligations of the Company under the each Plan as theretofore in effect and all stock options, restricted stock units, and other awards outstanding thereunder (the “Outstanding Awards”). The Plans and the Outstanding Awards shall, pursuant to their terms, thereafter apply to shares of Holdings Common Stock in the same manner as they theretofore applied to shares of Company Common Stock. Prior to the Effective Time, the Company shall take such action with respect to each Plan as is appropriate to facilitate performance of the foregoing provisions of this Section 2.4.
ARTICLE THREE
EXCHANGE OF STOCK CERTIFICATES
3.1 Appointment of Transfer Agent. At or prior to the Effective Time, Holdings shall appoint a transfer agent (“Transfer Agent”) for the purpose of facilitating the exchange of securities of the Company for securities of Holdings including certificates evidencing shares of Company Common Stock (“Company Certificates”) for certificates evidencing such shares of Holdings Common Stock (“Holdings Certificates”).
3.2 Exchange Procedures for certificated shares. As promptly as reasonably practicable after the Effective Time, Holdings and the Company shall cause the Transfer Agent to mail to each person who was, at the Effective Time, a holder of record of certificated shares of Company Common Stock: (i) a letter of transmittal (which shall be in customary form and shall specify that delivery shall be effected, and risk of loss and title to the certificates evidencing such shares of Company Certificates shall pass, only upon proper delivery of the Company Certificates to the Transfer Agent) and (ii) instructions for use in effecting the surrender of the Company Certificates pursuant to such letter of transmittal. Upon surrender to the Transfer Agent of a Company Certificate for cancellation, together with such letter of transmittal, duly completed and validly executed in accordance with the instructions thereto, and such other documents as may be required pursuant to such instructions, the holder of such Company Certificate shall be entitled to receive in exchange therefor, as applicable: a Holdings Certificate representing that number of shares of Holdings Common Stock as the number of shares of Company Common Stock represented by the surrendered Company Certificate and any dividends or other distributions to which such holder is entitled pursuant to Section 3.3 or, and the Company Certificate so surrendered shall forthwith be cancelled and the Company Certificates so surrendered shall forthwith be cancelled. In addition, each outstanding book-entry that, immediately prior to the Effective Time, evidenced shares of Company Common Stock shall, from and after the Effective Time, be deemed and treated for all corporate purposes to evidence the ownership of the same number of shares of Holdings Common Stock.
3.3 Restriction on Payment of Dividends and Distributions. No dividends or other distributions declared after the Effective Time with respect to Holdings Common Stock shall be paid to the holder of any unsurrendered Company Certificate until the holder thereof shall surrender such Company Certificate in accordance with Section 3.2. After the surrender of a Company Certificate in accordance with Section 3.2, the record holder thereof shall be entitled to receive any such dividends or other distributions, without any interest thereon, which theretofore had become payable with respect to shares of Holdings Common Stock represented by such Company

Certificate. Notwithstanding the foregoing, to the fullest extent permitted by law, none of Holdings, the Company, the Transfer Agent or any other person shall be liable to any former holder of shares of Company Common Stock or for any amount properly delivered to a public official pursuant to applicable abandoned property, escheat or similar laws.
3.4 Issuance of Holdings Certificate in a Different Name. If any Holdings Certificate is to be issued pursuant to Section 3.2 in a name other than that in which the Company Certificate surrendered in exchange therefor is registered, it shall be a condition of the issuance thereof that the Company Certificate so surrendered shall be properly endorsed (or accompanied by an appropriate instrument of transfer) and otherwise in proper form for transfer, and that the person requesting such exchange shall pay to the Transfer Agent in advance any transfer or other taxes required by reason of the issuance of any Holdings Certificate in any name other than that of the registered holder of the Company Certificate surrendered, or required for any other reason, or shall establish to the satisfaction of the Transfer Agent that such tax has been paid or is not payable.
3.5 No Transfers of Company’s Common Stock or Company Preferred Stock after the Effective Time. After the Effective Time, there shall be no transfers on the stock transfer books of the Company of the shares of Company Common Stock which were issued and outstanding immediately prior to the Effective Time. If, after the Effective Time, Company Certificates representing such shares are presented for transfer, no transfer shall be effected on the stock transfer books of Holdings with respect to such shares and no Holdings Certificates shall be issued in exchange for such shares of Company Common Stock unless and until such Company Certificate is delivered to the Transfer Agent together with properly completed and duly executed copies of all documents required by Section 3.2 (or such other documents as are satisfactory to Holdings and the Transfer Agent in their sole discretion).
3.6 Lost Certificates. In the event any Company Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Company Certificate to be lost, stolen or destroyed and, if required by Holdings, the posting by such person of a bond in such amount as Holdings may determine is reasonably necessary as indemnity against any claim that may be made against it with respect to such Company Certificate, the Transfer Agent will issue in exchange for such lost, stolen or destroyed Company Certificate a Holdings Certificate representing the shares of Holdings Common Stock to which the holder thereof is entitled pursuant to Section 2.1 and any dividends or other distributions to which the holders thereof are entitled pursuant to Section 3.3.
3.7 Uncertificated Shares. In the case of each share of Company Common Stock that is not represented by a certificate, the Transfer Agent shall issue at the Effective Time one share of Holdings Common Stock to the holders of such security without any action by such holder, and in the case of Company Common Stock, such holder shall be deemed to have surrendered Company Certificates in accordance with Section 3.2.
ARTICLE FOUR
CONDITIONS TO REORGANIZATION
4.1 Conditions to Reorganization. The consummation of the Reorganization is subject to the satisfaction, or (to the extent permitted by law) waiver by the Company, of the following conditions prior to the Effective Time:
a)	Consents. Any consents, approvals or authorizations that the Company deems necessary or appropriate to be obtained in connection with the consummation of the Reorganization shall have been obtained;
b)
Stockholder Approval. This Agreement shall have been adopted by holders of a majority of the issued and outstanding shares of Company Common Stock, voting together as a single class in accordance with the DGCL;

c)	Stockholder Approval. This Agreement shall have been adopted by the sole stockholder of Merger Sub;
d)	Listing. Holdings Common Stock to be issued and reserved for issuance in connection with the Reorganization shall have been approved for listing by the Nasdaq Global Select Market; and
e)	Tax Benefits Preservation Plan. The Company shall have terminated the Tax Benefits Preservation Plan pursuant to the terms thereunder.

ARTICLE FIVE
AMENDMENT, DEFERRAL AND TERMINATION
5.1 Amendment. Subject to Section 251(d) of the DGCL, the parties hereto, by mutual consent of their respective boards of directors, may amend this Agreement prior to the filing of the Certificate of Merger with the Secretary of State of Delaware.
5.2 Deferral. Consummation of the Reorganization may be deferred by the board of directors of the Company or any authorized officer of the Company following the Annual Meeting if said board of directors or authorized officer determines that such deferral would be advisable and in the best interests of the Company and its stockholders.
5.3 Termination. This Agreement may be terminated and the Reorganization abandoned at any time prior to the filing of the Certificate of Merger with the Secretary of State of Delaware, whether before or after adoption of this Agreement by the stockholders of the Company or, by action of the board of directors of the Company, if the board of directors determines that the consummation of the Reorganization would not, for any reason, be advisable and in the best interests of the Company and its stockholders.
ARTICLE SIX
MISCELLANEOUS
6.1 Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware.
6.2 Further Assurances. From time to time on and after the Effective Time, each party hereto agrees that it will execute and deliver or cause to be executed and delivered all such further assignments, assurances or other instruments, and shall take or cause to be taken all such further actions, as may be necessary or desirable to consummate the Reorganization. Merger Sub hereby authorizes and empowers the Company, as the surviving corporation, to execute and deliver all such assignments, assurances and other instruments and to take all such further actions in the name of Merger Sub following the Effective Time.
6.3 Counterparts. This Agreement may be executed in one or more counterparts and each such counterpart hereof shall be deemed to be an original instrument but all such counterparts together shall constitute but one agreement.
6.4 Description Headings. The descriptive headings herein are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement.
[REMAINDER OF PAGE LEFT INTENTIONALLY BLANK]

IN WITNESS WHEREOF, the undersigned have duly executed this Agreement on the date first written above.

CONTEXTLOGIC INC., a Delaware corporation

By:	/s/ Rishi Bajaj
Name: Rishi Bajaj
Title: Chief Executive Officer

EASTER MERGER SUB, INC., a Delaware corporation

By:	/s/ Rishi Bajaj
Name: Rishi Bajaj
Title: President

EASTER PARENT, INC., a Delaware corporation

By:	/s/ Rishi Bajaj
Name: Rishi Bajaj Title: President

[Agreement and Plan of Reorganization]

ANNEX A
CERTIFICATE OF INCORPORATION OF THE COMPANY
[Attached.]

ANNEX B
CERTIFICATE OF INCORPORATION OF HOLDINGS
[Attached.]

ANNEX C
BYLAWS OF HOLDINGS
[Attached.]

Annex B
EASTER PARENT, INC.
FORM OF SECOND AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
ARTICLE I:
NAME
The name of this corporation is Easter Parent, Inc. (the “Corporation”).
ARTICLE II:
AGENT FOR SERVICE OF PROCESS
The address of the registered office of the Corporation in the State of Delaware is 251 Little Falls Drive, Wilmington, New Castle County, DE 19808, and the name of the registered agent of the Corporation in the State of Delaware at such address is Corporation Service Company.
ARTICLE III:
PURPOSE
The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware, as the same exists or may hereafter be amended (the “General Corporation Law”).
ARTICLE IV:
AUTHORIZED STOCK
1. Total Authorized.
1.1 The total number of shares of all classes of stock that the Corporation has authority to issue is 3,100,000,000 shares, consisting of: 3,000,000,000 shares of Common Stock, $0.0001 par value per share (the “Common Stock”), and 100,000,000 shares of Preferred Stock, $0.0001 par value per share (the “Preferred Stock”).
1.2 The number of authorized shares of Common Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the requisite vote (or written consent if action by written consent of stockholders is permitted at such time under this Second Amended and Restated Certificate of Incorporation) of the holders of the capital stock of the Corporation entitled to vote thereon, and no vote of the holders of the Common Stock voting separately as a class shall be required therefor irrespective of the provisions of Section 242(b)(2) of the General Corporation Law.
2. Preferred Stock.
2.1 The Corporation’s Board of Directors (“Board of Directors”) is authorized, subject to any limitations prescribed by the law of the State of Delaware, by resolution or resolutions adopted from time to time, to provide for the issuance of shares of Preferred Stock in one or more series, and, by filing a certificate of designation pursuant to the applicable law of the State of Delaware (“Certificate of Designation”), to establish from time to time the number of shares to be included in each such series, to fix the designation, powers (including voting powers), preferences and relative, participating, optional or other special rights, if any, and any qualifications, limitations or restrictions thereof, of the shares of each such series and, except where otherwise provided in the applicable Certificate of Designation, to increase (but not above the total number of authorized shares of the Preferred Stock) or decrease (but not below the number of shares of such series then outstanding) the number of shares of any such series. The number of authorized shares of Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the requisite vote (or written consent if action by written consent of stockholders is permitted at such time under this Second Amended and Restated Certificate of Incorporation) of the holders of the capital stock of the Corporation entitled to vote thereon, and no vote of the holders of the Preferred Stock voting separately as a class shall be required therefor, irrespective of the provisions of Section 242(b)(2) of the General Corporation Law, unless a separate vote of the holders of one or more series of Preferred Stock is required pursuant to the terms of any Certificate of Designation.

2.2 Except as otherwise expressly provided in any Certificate of Designation designating any series of Preferred Stock pursuant to the foregoing provisions of this Article IV, (i) any new series of Preferred Stock may be designated, fixed and determined as provided herein by the Board of Directors without approval of the holders of Common Stock or the holders of Preferred Stock, or any series thereof, and (ii) any such new series may have powers, preferences and rights, including, without limitation, voting powers, dividend rights, liquidation rights, redemption rights and conversion rights, senior to, junior to or pari passu with the rights of the Common Stock, any series of the Preferred Stock, or any future class or series of capital stock of the Corporation.
3. Rights of Common Stock
3.1 Equal Status. Except as otherwise provided in this Second Amended and Restated Certificate of Incorporation or required by applicable law, shares of Common Stock shall have the same rights and powers, rank equally (including as to dividends and distributions, and upon any liquidation, dissolution or winding up of the Corporation), share ratably and be identical in all respects and as to all matters.
3.2 Voting Rights. Except as otherwise expressly provided by this Second Amended and Restated Certificate of Incorporation or as provided by applicable law, the holders of shares of Common Stock shall (a) at all times vote together as a single class on all matters (including the election of directors) submitted to a vote or for the consent (if action by written consent of stockholders is permitted at such time under this Second Amended and Restated Certificate of Incorporation) of the stockholders of the Corporation, (b) be entitled to notice of any stockholders’ meeting in accordance with the Bylaws of the Corporation (as the same may be amended and/or restated from time to time, the “Bylaws”) and (c) be entitled to vote upon such matters and in such manner as may be provided by applicable law; provided, however, that, except as otherwise required by applicable law, holders of shares of Common Stock shall not be entitled to vote on any amendment to this Second Amended and Restated Certificate of Incorporation (including any Certificate of Designation relating to any series of Preferred Stock) that relates solely to the terms of one or more outstanding series of Preferred Stock if the holders of such affected series are entitled, either separately or together as a class with the holders of one or more other such series, to vote thereon pursuant to this Second Amended and Restated Certificate of Incorporation (including any Certificate of Designation relating to any series of Preferred Stock). Except as otherwise expressly provided herein or required by applicable law, each holder of Common Stock shall have the right to one (1) vote per share of Common Stock held of record by such holder.
3.3 Dividends and Distribution Rights. Shares of Common Stock shall be treated equally, identically and ratably, on a per share basis, with respect to any dividends or distributions as may be declared and paid from time to time by the Board of Directors out of any assets of the Corporation legally available therefor.
3.4 Subdivisions, Combinations or Reclassifications. Shares of Common Stock may not be subdivided, combined or reclassified unless proportionately subdivided, combined or reclassified in a manner that maintains the same proportionate equity ownership between the holders of the outstanding Common Stock on the record date for such subdivision, combination or reclassification; provided, however, that shares may be subdivided, combined or reclassified in a different or disproportionate manner if such subdivision, combination or reclassification is approved in advance by the affirmative vote (or written consent if action by written consent of stockholders is permitted at such time under this Second Amended and Restated Certificate of Incorporation) of the holders of a majority of the outstanding shares of Common Stock.
3.5 Liquidation, Dissolution or Winding Up. Subject to the preferential or other rights of any holders of Preferred Stock then outstanding, upon the liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, holders of Common Stock will be entitled to receive ratably all assets of the Corporation available for distribution to its stockholders unless disparate or different treatment of the shares of such class with respect to distributions upon any such liquidation, dissolution or winding up is approved in advance by the affirmative vote (or written consent if action by written consent of stockholders is permitted at such time under this Second Amended and Restated Certificate of Incorporation) of the holders of a majority of the outstanding shares of Common Stock.
3.6 Merger or Consolidation. In the case of any distribution or payment in respect of the shares of Common Stock upon the merger or consolidation of the Corporation with or into any other entity, or in the case of any other transaction having an effect on stockholders substantially similar to that resulting from a merger or consolidation, such distribution or payment shall be made ratably on a per share basis among the holders of the Common Stock as a single class.

ARTICLE V:
RESERVED
Reserved.
ARTICLE VI:
AMENDMENT OF BYLAWS
The Board of Directors shall have the power to adopt, amend or repeal the Bylaws. Any adoption, amendment or repeal of the Bylaws by the Board of Directors shall require the approval of a majority of the Whole Board. For purposes of this Second Amended and Restated Certificate of Incorporation, the term “Whole Board” shall mean the total number of authorized directors whether or not there exist any vacancies in previously authorized directorships. The stockholders shall also have power to adopt, amend or repeal the Bylaws; provided, however, that, notwithstanding any other provision of this Second Amended and Restated Certificate of Incorporation or any provision of law that might otherwise permit a lesser or no vote, but in addition to any vote of the holders of any class or series of stock of the Corporation required by applicable law or by this Second Amended and Restated Certificate of Incorporation, the affirmative vote (or written consent if action by written consent of stockholders is permitted at such time under this Second Amended and Restated Certificate of Incorporation) of the holders of at least two-thirds (2/3) of the voting power of all of the then-outstanding shares of the capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required for the stockholders to adopt, amend or repeal any provision of the Bylaws; provided, further, however, that, in the case of any proposed adoption, amendment or repeal of any provisions of the Bylaws that is approved by the Board of Directors and submitted to the stockholders for adoption thereby, if directors representing two-thirds (2/3) of the Whole Board have approved such adoption, amendment or repeal of any provisions of the Bylaws, then, in addition to any vote of the holders of any class or series of stock of the Corporation required by applicable law or by this Second Amended and Restated Certificate of Incorporation, only the affirmative vote (or written consent if action by written consent of stockholders is permitted at such time under this Second Amended and Restated Certificate of Incorporation) of the holders of at least a majority of the voting power of all of the then-outstanding shares of the capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required to adopt, amend or repeal such provision of the Bylaws.
ARTICLE VII:
MATTERS RELATING TO THE BOARD OF DIRECTORS
1. Director Powers. Except as otherwise provided by the General Corporation Law or this Certificate of Incorporation, the business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors.
2. Number of Directors. Subject to the special rights of the holders of any series of Preferred Stock to elect additional directors under specified circumstances, the total number of directors constituting the Whole Board shall be fixed from time to time exclusively by resolution adopted by a majority of the Whole Board.
3. Classified Board. Subject to the special rights of the holders of one or more series of Preferred Stock to elect directors, immediately following 11:59 p.m. Pacific Time on the first day following ContextLogic Inc.’s 2021 Annual Meeting of Stockholders falling on or after the date on which the outstanding shares of class B common stock of ContextLogic, Inc. represented less than forty percent (40%) of the total voting power of the then-outstanding shares of ContextLogic, Inc. then entitled to vote generally in the election of directors. (the “Voting Threshold Date”), the directors shall be divided, with respect to the time for which they severally hold office, into three classes designated as Class I, Class II and Class III, respectively (the “Classified Board”). The Board of Directors is authorized to assign members of the Board of Directors already in office immediately prior to the Voting Threshold Date to such classes of the Classified Board. The number of directors in each class shall be divided as nearly equal as is practicable. The initial term of office of the Class I directors shall expire at the Corporation’s first annual meeting of stockholders following the Voting Threshold Date, the initial term of office of the Class II directors shall expire at the Corporation’s second annual meeting of stockholders following the Voting Threshold Date, and the initial term of office of the Class III directors shall expire at the Corporation’s third annual meeting of stockholders following the Voting Threshold Date. At each annual meeting of stockholders following the Voting Threshold Date, directors elected to succeed those directors of the class whose terms then expire shall be elected for a term of office expiring at the third succeeding annual meeting of stockholders after their election.
4. Term and Removal. Each director shall hold office until the annual meeting at which such director’s term expires and until such director’s successor is duly elected and qualified, or until such director’s earlier death, resignation, disqualification or removal. Any director may resign at any time upon notice to the Corporation given in writing or by any electronic transmission. Prior to the Voting Threshold Date, subject to the special rights of the holders of any series of Preferred Stock to elect directors, directors may be removed with or without cause by the affirmative vote (or written consent if action by written consent of stockholders is permitted at such time under this Second Amended and Restated Certificate of Incorporation) of the holders of a majority of the voting power of the then-outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class. From and after the Voting Threshold Date, subject to the special rights of the holders of any series of Preferred Stock to elect directors, no director may be removed from the Board of Directors except for cause and only by the affirmative vote of the holders of at least two-thirds (2/3) of the voting power of the then-outstanding shares of capital stock of the Corporation entitled to vote thereon, voting together as a single class. Subject to the special rights of the holders of any series of Preferred Stock to elect directors, in the event of any increase or decrease in the authorized number of directors occurring after the Voting Threshold Date, (a) each director then serving as such shall nevertheless continue as a director of the class of which he or she is a member and (b) the newly created or eliminated directorships resulting from such increase or decrease shall be apportioned by the Board of Directors among the classes of directors so as to make all classes as nearly equal in number as is practicable. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.
5. Vacancies and Newly Created Directorships. Subject to the special rights of the holders of any series of Preferred Stock to elect directors, any vacancy occurring in the Board of Directors for any cause, and any newly created directorship resulting from any increase in the authorized number of directors, shall be filled only by the affirmative vote of a majority of the directors then in office, even if less than a quorum, or by a sole remaining director, and shall not be filled by the stockholders. Any director elected in accordance with the preceding sentence shall hold office for a term expiring at the annual meeting of stockholders at which the term of office of the class, if any, to which the director has been assigned expires and until such director’s successor shall have been duly elected and qualified, or until such director’s earlier death, resignation, disqualification or removal.
6. Additional Directors Elected by the Preferred Stock. During any period when the holders of any series of Preferred Stock have the right to elect additional directors as provided for or fixed pursuant to the provisions of Article IV hereof (including any Certificate of Designation) (any such director, a “Preferred Stock Director”), and upon commencement and for the duration of the period during which such right continues: (i) the then otherwise total authorized number of directors of the Corporation shall automatically be increased by such number of Preferred Stock Directors that the holders of any series of Preferred Stock have a right to elect, and the holders of such Preferred Stock shall be entitled to elect the additional Preferred Stock Directors so provided for or fixed pursuant to said provisions; and (ii) each such Preferred Stock Director shall serve until his or her successor shall have been duly elected and qualified, or until his or her right to hold such office terminates pursuant to said provisions, whichever occurs earlier, subject to his or her earlier death, disqualification, resignation or removal. In case any vacancy shall occur among the Preferred Stock Directors, a successor Preferred Stock Director may be elected by the holders of Preferred Stock pursuant to said provisions. Except as otherwise provided for or fixed pursuant to the provisions of Article IV hereof (including any Preferred Stock Designation), whenever the holders of any series of Preferred Stock having such right to elect an additional Preferred Stock Director are divested of such right pursuant to said provisions, the terms of office of such Preferred Stock Director elected by the holders of such Preferred Stock, or elected to fill any vacancies resulting from the death, resignation, disqualification or removal of such additional Preferred Stock Director, shall forthwith terminate (in which case such person shall cease to be qualified as a director and shall cease to be a director) and the total authorized number of directors of the Corporation shall be automatically reduced accordingly.
7. Vote by Ballot. Election of directors need not be by written ballot unless the Bylaws shall so provide.
8. No Cumulative Voting. No stockholder will be permitted to cumulate votes at any election of directors.

ARTICLE VIII:
DIRECTOR LIABILITY
1. Limitation of Liability. To the fullest extent permitted by law, no director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. Without limiting the effect of the preceding sentence, if the General Corporation Law is hereafter amended to authorize the further elimination or limitation of the liability of a director, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the General Corporation Law, as so amended.
2. Change in Rights. Neither any amendment nor repeal of this Article VIII, nor the adoption of any provision of this Second Amended and Restated Certificate of Incorporation inconsistent with this Article VIII, shall eliminate, reduce or otherwise adversely affect any limitation on the personal liability of a director of the Corporation or any rights or protections of any officer or director of the Corporation under this Article VIII with respect to acts or omissions occurring prior to the time of such amendment, repeal or adoption of such an inconsistent provision.
ARTICLE IX:
MATTERS RELATING TO STOCKHOLDERS
1. No Action by Written Consent of Stockholders. Subject to the rights of any series of Preferred Stock then outstanding, from and after the Voting Threshold Date, (i) no action shall be taken by the stockholders of the Corporation except at a duly called annual or special meeting of stockholders and (ii) no action shall be taken by the stockholders of the Corporation by written consent in lieu of a meeting.
2. Special Meeting of Stockholders. Special meetings of the stockholders of the Corporation may be called only by the Chairperson of the Board, the Chief Executive Officer, the Lead Independent Director (as defined in the Bylaws) or the Board of Directors acting pursuant to a resolution adopted by a majority of the Whole Board, and may not be called by the stockholders or any other person or persons.
3. Advance Notice of Stockholder Nominations and Business Transacted at Special Meetings. Advance notice of stockholder nominations for the election of directors of the Corporation and of business to be brought by stockholders before any meeting of stockholders of the Corporation shall be given in the manner provided in the Bylaws. Business transacted at special meetings of stockholders shall be limited to the purpose or purposes stated in the notice of meeting.
ARTICLE X:
SEVERABILITY
If any provision of this Second Amended and Restated Certificate of Incorporation shall be held to be invalid, illegal, or unenforceable, then such provision shall nonetheless be enforced to the maximum extent possible consistent with such holding and the remaining provisions of this Second Amended and Restated Certificate of Incorporation (including without limitation, all portions of any section of this Second Amended and Restated Certificate of Incorporation containing any such provision held to be invalid, illegal, or unenforceable, which is not invalid, illegal, or unenforceable) shall remain in full force and effect.
ARTICLE XI:
AMENDMENT OF CERTIFICATE OF INCORPORATION
1. General. The Corporation reserves the right to amend or repeal any provision contained in this Second Amended and Restated Certificate of Incorporation in the manner prescribed by the laws of the State of Delaware and all rights conferred upon stockholders are granted subject to this reservation; provided, however, that, notwithstanding any provision of this Second Amended and Restated Certificate of Incorporation (including any Certificate of Designation) or any provision of law that might otherwise permit a lesser vote or no vote (other than Sections 1.2 and 2.1 of Article IV hereof), but in addition to any vote of the holders of any class or series of the stock of the Corporation required by applicable law or by this Second Amended and Restated Certificate of Incorporation (including any Certificate of Designation), and subject to Sections 1.2 and 2.1 of Article IV, the affirmative vote (or written consent if action by written consent of stockholders is permitted at such time under this Second Amended and Restated Certificate of Incorporation) of the holders of at least two-thirds (2/3) of the voting power of all of the then-outstanding shares of the capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required to amend or repeal, or adopt any provision inconsistent with, this Section 1 of this Article XI, Sections 1.2 and 2 of Article IV, or Article VI, Article VII, Article VIII, Article IX, Article X or Article XII (the “Specified Provisions”); provided, further, that if directors representing two-thirds (2/3) of the Whole Board have approved such amendment or repeal of, or any provision inconsistent with, the Specified Provisions, then only the affirmative vote (or written consent if action by written consent of stockholders is permitted at such time under this Second Amended and Restated Certificate of Incorporation) of the holders of at least a majority of the voting power of all of the then-outstanding shares of the capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class (in addition to any other vote of the holders of any class or series of stock of the Corporation required by applicable law or by this Second Amended and Restated Certificate of Incorporation), shall be required to approve such amendment or repeal of, or the adoption of such provision inconsistent with, the Specified Provisions.
2. Changes to or Inconsistent with Section 3 of Article IV. Notwithstanding any other provision of this Second Amended and Restated Certificate of Incorporation (including any Certificate of Designation) or any provision of law that might otherwise permit a lesser vote or no vote, but in addition to any vote of the holders of any class or series of the stock of the Corporation required by law or by this Second Amended and Restated Certificate of Incorporation (including any Certificate of Designation), the affirmative vote (or written consent if action by written consent of stockholders is permitted at such time under this Second Amended and Restated Certificate of Incorporation) of the holders of Common Stock representing at least seventy-five percent (75%) of the voting power of the then-outstanding shares of Common Stock shall be required to amend or repeal, or to adopt any provision inconsistent with, Section 3 of Article IV or this Section 2 of this Article XI.
ARTICLE XII:
CHOICE OF FORUM
Unless the Corporation consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware (or, if the Court of Chancery does not have jurisdiction, the federal district court for the District of Delaware) shall, to the fullest extent permitted by law, be the sole and exclusive forum for: (a) any derivative action or proceeding brought on behalf of the Corporation; (b) any action asserting a claim of breach of a fiduciary duty owed by any current or former director, officer, stockholder, employee or agent of the Corporation to the Corporation or the Corporation’s stockholders; (c) any action asserting a claim against the Corporation arising pursuant to any provision of the General Corporation Law, this Second Amended and Restated Certificate of Incorporation or the Bylaws or as to which the General Corporation Law confers jurisdiction on the Court of Chancery of the State of Delaware; (d) any action to interpret, apply, enforce or determine the validity of this Second Amended and Restated Certificate of Incorporation or the Bylaws; or (e) any action asserting a claim against the Corporation governed by the internal affairs doctrine. This Article XII shall not apply to suits brought to enforce a duty or liability created by the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or any other claim for which the federal courts have exclusive jurisdiction.
To the fullest extent permitted by law, unless the Corporation consents in writing to the selection of an alternative forum, the federal district courts of the United States of America shall be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act of 1933, as amended.
Any person or entity purchasing or otherwise acquiring or holding any interest in shares of capital stock of the Corporation shall be deemed to have notice of and to have consented to the provisions of this Article XII.
ARTICLE XIII
CERTAIN STOCK REPURCHASES
In connection with repurchases by the Corporation of shares of Common Stock from employees, officers, directors, advisors, consultants or other persons performing services for this corporation or any subsidiary pursuant to agreements under which the Corporation has the option to repurchase such shares at cost upon the occurrence of certain events, such as the termination of employment, Section 500 of the California Corporations Code shall not apply in all or in part with respect to such repurchases. In the case of any such repurchases, distributions by the Corporation may be made without regard to the “preferential dividends arrears amount” or any “preferential rights amount,” as such terms are defined in Section 500(b) of the California Corporations Code.

ARTICLE XIV
TRANSFER RESTRICTIONS
1. Definitions. As used in this Article XIV, the following capitalized terms have the following meanings when used herein with initial capital letters (and any references to any portions of the Treasury Regulations hereunder shall include any successor provisions):
(a) “4.9-percent Transaction” means any Transfer described in clause (i) or (ii) of Section 2 of this Article XIV.
(b) “4.9-percent Stockholder” means a Person or group of Persons that is a “5-percent stockholder” of the Corporation pursuant to Treasury Regulation § 1.382-2T(g), as applied by replacing “5-percent” with “4.9-percent,” where applicable.
(c) “Agent” has the meaning set forth in Section 5 of this Article XIV.
(d) A Person shall be deemed the “Beneficial Owner” of, and shall be deemed to “Beneficially Own” and have “Beneficial Ownership” of any securities (that are as such, “Beneficially Owned”) that such Person actually owns, directly or indirectly, including any ownership by virtue of application of constructive ownership rules, with such direct, indirect and constructive ownership determined under the provisions of Section 382 of the Code and the Treasury Regulations thereunder, including, for the avoidance of doubt, any ownership whereby a Person owns Common Stock pursuant to a “coordinated acquisition” treated as a single “entity” as defined in Section 1.382-3(a)(1) of the Treasury Regulations, or such Shares are otherwise aggregated with Common Stock owned by such Person pursuant to the provisions of Section 382 of the Code and the Treasury Regulations thereunder. Notwithstanding the foregoing, a Person shall be deemed to Beneficially Own any Common Stock issuable or issued upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise, that are in existence on the date hereof.
(e) “Code” means the United States Internal Revenue Code of 1986, as amended from time to time.
(f) “Effective Date” means the date on which this Article XIV became effective, upon filing of this Second Amended and Restated Certificate of Incorporation of the Corporation with the Secretary of State.
(g) “Excess Securities” has the meaning set forth in Section 4 of this Article XIV.
(h) “Expiration Date” means the earliest of (i) the repeal of Section 382 of the Code or any successor statute if the Board determines that this Article XIV is no longer necessary or desirable for the preservation of Tax Benefits; (ii) such date as the Board shall fix in its discretion; or (iii) the beginning of a taxable year of the Corporation to which the Board determines that no Tax Benefits may be carried forward.
(i) “Percentage Share Ownership” means the percentage interest Beneficially Owned of any Person or group (as the context may require) for purposes of Section 382 of the Code as determined in accordance with Treasury Regulation § 1.382-2T(g), (h), (j) and (k) and Treasury Regulation § 1.382-4, or any successor provisions. Notwithstanding the foregoing, any Common Stock issuable or issued upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise, that are in existence on the date hereof shall be included in the Percentage Share Ownership.
(j) “Person” means any individual, partnership, joint venture, limited liability company, firm, corporation, unincorporated association or organization, trust or other entity or any group of such “Persons” having a formal or informal understanding among themselves to make a “coordinated acquisition” of shares within the meaning of Treasury Regulation § 1.382-3(a)(1) or who are otherwise treated as an “entity” within the meaning of Treasury Regulation § 1.382-3(a)(1), and shall include any successor (by merger or otherwise) of any such entity or group.
(k) “Prohibited Distributions” means any and all dividends or other distributions paid by the Corporation with respect to any Excess Securities received by a Purported Transferee.
(l) “Prohibited Transfer” means any Transfer or purported Transfer of Shares to the extent that such Transfer is prohibited and/or void under this Article XIV.
(m) “Purported Transferee” has the meaning set forth in Section 4 of this Article XIV.
(n) “Remedial Holder” has the meaning set forth in Section 7 of this Article XIV.

(o) “Shares” means (i) the Common Stock, and (ii) any interest that would be treated as “stock” of the Corporation pursuant to Treasury Regulation § 1.382-2T(f)(18).
(p) “Subsidiary” means, with reference to any Person, any other Person of which (i) a majority of the voting power of the voting securities or equity interests is Beneficially Owned, directly or indirectly, by such first-mentioned Person or otherwise controlled by such first-mentioned Person or (ii) an amount of voting securities or equity interests sufficient to elect at least a majority of the directors (or other Persons similarly responsible for the direction of the business and affairs of such other Person) of such other Person is Beneficially Owned, directly or indirectly, by such first-mentioned Person, or otherwise controlled by such first-mentioned Person.
(q) “Tax Benefits” shall mean the net operating loss carryovers, capital loss carryovers, general business credit carryovers, carryovers of disallowed business interest described in Section 163(j)(2) of the Code, alternative minimum tax credit carryovers and foreign tax credit carryovers, as well as any loss or deduction attributable to a “net unrealized built-in loss” within the meaning of Section 382 of the Code, of the Company and any of its Subsidiaries.
(r) “Transfer” means, any direct or indirect sale, transfer, assignment, conveyance, pledge or other disposition, event or occurrence or other action taken by a Person, other than the Corporation, that alters the Percentage Share Ownership of any Person or group. A Transfer also shall include the creation or grant of an option (including an option within the meaning of Treasury Regulation § 1.382-4(d)), except that a Transfer shall not include the creation or grant of an option by the Corporation, nor shall a Transfer include the issuance of Shares by the Corporation.
(s) “Transferee” means any Person to whom Shares are Transferred.
(t) “Treasury Regulations” means the regulations, including temporary regulations or any successor regulations, promulgated under the Code, as amended from time to time.
2. Transfer and Ownership Restrictions. In order to preserve the Tax Benefits, from and after the Effective Date of this Article XIV any attempted Transfer of Shares prior to the Expiration Date and any attempted Transfer of Shares pursuant to an agreement entered into prior to the Expiration Date shall be prohibited and void ab initio to the extent that, as a result of such Transfer (or any series of Transfers of which such Transfer is a part), either (i) any Person or Persons would become a 4.9-percent Stockholder or (ii) the Percentage Share Ownership in the Corporation of any 4.9-percent Stockholder would be increased by more than one-half of one percentage point. The prior sentence is not intended to prevent Common Stock from being DTC-eligible and shall not preclude the settlement of any transaction in Common Stock entered into through the facilities of a national securities exchange; provided, however, that the Common Stock and parties involved in such transaction shall remain subject to the provisions of this Article XIV in respect of such transaction.
3. Exceptions.
The restrictions set forth in Section 2 of this Article XIV shall not apply to an attempted Transfer that is a 4.9-percent Transaction if the transferor or the Transferee obtains the written approval of the Board or a duly authorized committee thereof. As a condition to granting its approval pursuant to this Section 3 of this Article XIV, the Board or a duly authorized committee thereof may, in its discretion, require (at the expense of the transferor and/or Transferee) an opinion of counsel to be delivered to the Board or a duly authorized committee thereof that the Transfer shall not result in a limitation on the use of the Tax Benefits as a result of the application of Section 382 of the Code; provided that the Board or a duly authorized committee thereof may grant such approval notwithstanding the effect of such approval on the Tax Benefits if it determines that the approval is in the best interests of the Corporation. The Board or a duly authorized committee thereof may grant its approval in whole or in part with respect to such Transfer and may impose any conditions that it deems reasonable and appropriate in connection with such approval, including, without limitation, restrictions on the ability of any Transferee to Transfer Shares acquired through a Transfer. Approvals of the Board or a duly authorized committee thereof hereunder may be given prospectively or retroactively. The Board or a duly authorized committee thereof, to the fullest extent permitted by law, may exercise the authority granted by this Article XIV through duly authorized officers or agents of the Corporation. Nothing in this Section 3 of this Article XIV shall be construed to limit or restrict the Board or a duly authorized committee thereof in the exercise of its fiduciary duties under applicable law.

4. Excess Securities.
(a) No officer, director, employee or agent of the Corporation shall record any Prohibited Transfer, and the purported transferee of such a Prohibited Transfer (the “Purported Transferee”) shall not be recognized as a stockholder of the Corporation for any purpose whatsoever in respect of any Shares that are the subject of the Prohibited Transfer (the “Excess Securities”). The Purported Transferee shall not be entitled, with respect to such Excess Securities, to any rights of a stockholder of the Corporation in respect of such Excess Shares, including, without limitation, the right to vote such Excess Securities or to receive dividends or distributions (whether liquidating or otherwise) thereon, and the Excess Securities shall be deemed to remain with the transferor unless and until the Excess Securities are transferred to the Agent pursuant to Section 5 of this Article XIV or until an approval is obtained under Section 3 of this Article XIV Section. After the Excess Securities have been acquired in a Transfer that is not a Prohibited Transfer, the Shares, which is the subject of the Prohibited Transfer, shall cease to be Excess Securities. For this purpose, any Transfer of Excess Securities not in accordance with the provisions of this Section 4 or Section 5 of this Article XIV shall also be a Prohibited Transfer.
(b) The Corporation may require as a condition to the registration of the Transfer of any Shares or the payment of any distribution on any Shares that the proposed Transferee or payee furnish to the Corporation all information reasonably requested by the Corporation with respect to its direct or indirect ownership interests in such Shares. The Corporation may make such arrangements or issue such instructions to its stock transfer agent as may be determined by the Board or a duly authorized committee thereof to be necessary or advisable to implement this Article XIV, including, without limitation, authorizing such transfer agent to require an affidavit from a Purported Transferee regarding such Person’s actual and constructive ownership of Shares and other evidence that a Transfer will not be prohibited by this Article XIV as a condition to registering any transfer.
5. Transfer to Agent. If the Board or a duly authorized committee thereof determines that a Transfer of Shares constitutes a Prohibited Transfer, then, upon written demand by the Corporation sent within thirty days of the date on which the Board or a duly authorized committee thereof determines that the attempted Transfer would result in Excess Securities, the Purported Transferee shall transfer or cause to be transferred any certificate or other evidence of ownership of the Excess Securities within the Purported Transferee’s possession or control, together with any Prohibited Distributions, to an agent designated by the Board or a duly authorized committee thereof (the “Agent”). The Agent shall thereupon sell to a buyer or buyers, which may include the Corporation, the Excess Securities transferred to it in one or more arm’s-length transactions (on the public securities market on which such Excess Securities are traded, if possible, or otherwise privately); provided, however, that any such sale must not constitute a Prohibited Transfer and provided, further, that the Agent shall effect such sale or sales in an orderly fashion and shall not be required to effect any such sale within any specific time frame if, in the Agent’s discretion, such sale or sales would disrupt the market for the Shares or otherwise would adversely affect the value of the Shares. Any Excess Securities resold by a Purported Transferee before the time at which the Corporation has delivered a demand to surrender such Excess Securities to the Agent shall be deemed to have been sold on behalf of and for the benefit of the Agent, and the Purported Transferee shall be required to transfer to the Agent any Prohibited Distributions and proceeds of such sale, except to the extent that the Corporation grants written permission to the Purported Transferee to retain a portion of such sale proceeds not exceeding the amount that the Purported Transferee would have received from the Agent pursuant to Section 6 of this Article XIV if the Agent rather than the Purported Transferee had resold the Excess Securities.
6. Application of Proceeds and Prohibited Distributions. The Agent shall apply any proceeds of a sale by it of Excess Securities, together with any Prohibited Distributions, as follows: (i) first, such amounts shall be paid to the Agent to the extent necessary to cover its costs and expenses incurred in connection with its duties hereunder; (ii) second, any remaining amounts shall be paid to the Purported Transferee, up to the amount paid by the Purported Transferee for the Excess Securities (or the fair market value at the time of the Transfer, in the event the purported Transfer of the Excess Securities was, in whole or in part, a gift, inheritance or similar Transfer) which amount (or fair market value) shall be determined at the discretion of the Board or a duly authorized committee thereof ; and (iii) third, any remaining amounts shall be paid to one or more organizations selected by the Board or a duly authorized committee thereof which is described under Section 501(c)(3) of the Code (or any comparable successor provision) and contributions to which are eligible for deduction under each of Sections 170(b)(1)(A) and 2055 of the Code. The Purported Transferee’s sole right with respect to such Shares shall be limited to the amount payable to the Purported Transferee pursuant to this Section 6 of Article XIV. In no event shall the proceeds of any sale of Excess Securities pursuant to this Section 6 of Article XIV inure to the benefit of the Corporation or the Agent, except to the extent used to cover costs and expenses incurred by Agent in performing its duties hereunder.
7. Modification of Remedies for Certain Indirect Transfers. In the event of any Transfer which does not involve a transfer of Shares within the meaning of Delaware law but which would cause a 4.9-percent Stockholder to violate a restriction on Transfers provided for in this Article XIV, the application of Sections 5 and 6 of this Article XIV shall be modified as described in this Section 7 of this Article XIV. A 4.9-percent Stockholder and/or any Person whose ownership of Common Stock is attributed to such 4.9-percent Stockholder (such 4.9-percent Stockholder or other Person, a “Remedial Holder”) shall be deemed to have disposed of and shall be required to dispose of sufficient Shares (which Shares shall be disposed of in the inverse order in which they were acquired) to cause such 4.9-percent Stockholder, following such disposition, not to be in violation of this Article XIV. Such disposition shall be deemed to occur simultaneously with the Transfer giving rise to the application of this provision, and such number of Shares that are deemed to be disposed of shall be considered Excess Securities and shall be disposed of through the Agent as provided in Sections 5 and 6 of this Article XIV, except that the maximum aggregate amount payable to a Remedial Holder in connection with such sale shall be the fair market value of such Excess Securities at the time of the purported Transfer. A Remedial Holder shall not be entitled, with respect to such Excess Securities, to any rights of stockholders of the Corporation, including, without limitation, the right to vote such Excess Securities and to receive dividends or distributions, whether liquidating or otherwise, in respect thereof, if any, following the time of the purported Transfer. All expenses incurred by the Agent in disposing of such Excess Securities shall be paid out of any amounts due such 4.9-percent Stockholder or such other Person. The purpose of this Section 7 of this Article XIV is to extend the restrictions in Sections 2 and 5 of this Article XIV to situations in which there is a 4.9-percent Transaction without a direct Transfer of Shares, and this Section 7 of Article XIV, along with the other provisions of this Article XIV, shall be interpreted to produce the same results, with differences as the context requires, as a direct Transfer of Shares.
8. Legal Proceedings; Prompt Enforcement. If the Purported Transferee fails to surrender the Excess Securities or the proceeds of a sale thereof to the Agent within thirty days from the date on which the Corporation makes a written demand pursuant to Section 5 of this Article XIV (whether or not made within the time specified in Section 5 of this Article XIV), then the Corporation may take such actions as it deems appropriate to enforce the provisions hereof, including the institution of legal proceedings to compel the surrender. Nothing in this Section 8 of Article XIV shall (i) be deemed inconsistent with any Transfer of the Excess Securities provided in this Article XIV being void ab initio, (ii) preclude the Corporation in its discretion from immediately bringing legal proceedings without a prior demand or (iii) cause any failure of the Corporation to act within the time periods set forth in Section 5 of this Article XIV to constitute a waiver or loss of any right of the Corporation under this Article XIV. The Board or a duly authorized committee thereof may authorize such additional actions as it deems advisable to give effect to the provisions of this Article XIV.
9. Liability. The Corporation reserves the right to take any and all actions and seek all remedies against any stockholder who knowingly violates the provisions of this Article XIV and any Persons controlling, controlled by or under common control with such stockholder, which may include seeking an award of damages suffered by the Corporation or its other stockholders as a result of such violation, including but not limited to damages resulting from a reduction in, or elimination of, the Corporation’s ability to utilize its Tax Benefits, and attorneys’ and auditors’ fees incurred in connection with such violation.
10. Obligation to Provide Information. As a condition to the registration of the Transfer of any Shares, any Person who is a beneficial, legal or record holder of Shares, and any proposed Transferee and any Person controlling, controlled by or under common control with the proposed Transferee, shall provide such information as the Corporation may request from time to time in order to determine compliance with this Article XIV or the status of the Tax Benefits of the Corporation.

11. Legends. The Board or a duly authorized committee thereof may require that any certificates issued by the Corporation evidencing ownership of Shares that are subject to the restrictions on transfer and ownership contained in this Article XIV bear the following legend:
“THE CERTIFICATE OF INCORPORATION, AS AMENDED (THE “CERTIFICATE OF INCORPORATION”), OF THE CORPORATION CONTAINS RESTRICTIONS PROHIBITING THE TRANSFER (AS DEFINED IN THE CERTIFICATE OF INCORPORATION) OF SHARES OF COMMON STOCK OF THE CORPORATION (INCLUDING THE CREATION OR GRANT OF CERTAIN OPTIONS, RIGHTS AND WARRANTS) WITHOUT THE PRIOR AUTHORIZATION OF THE BOARD OF DIRECTORS OF THE CORPORATION (THE “BOARD”) OR A COMMITTEE THEREOF IF SUCH TRANSFER AFFECTS THE PERCENTAGE OF SHARES OF COMMON STOCK OF THE CORPORATION (WITHIN THE MEANING OF SECTION 382 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”) AND THE TREASURY REGULATIONS PROMULGATED THEREUNDER) THAT IS TREATED AS OWNED BY A 4.9-PERCENT STOCKHOLDER (AS DEFINED IN THE CERTIFICATE OF INCORPORATION). IF THE TRANSFER RESTRICTIONS ARE VIOLATED, THEN THE TRANSFER WILL BE VOID AB INITIO AND THE PURPORTED TRANSFEREE OF THE SHARES OF COMMON STOCK WILL BE REQUIRED TO TRANSFER EXCESS SECURITIES (AS DEFINED IN THE CERTIFICATE OF INCORPORATION) TO THE CORPORATION’S AGENT. IN THE EVENT OF A TRANSFER WHICH DOES NOT INVOLVE SECURITIES OF THE CORPORATION WITHIN THE MEANING OF THE GENERAL CORPORATION LAW OF THE STATE OF DELAWARE (“SECURITIES”) BUT WHICH WOULD VIOLATE THE TRANSFER RESTRICTIONS, THE PURPORTED TRANSFEREE (OR THE RECORD OWNER) OF THE SECURITIES THAT VIOLATE THE TRANSFER RESTRICTIONS WILL BE REQUIRED TO TRANSFER SUFFICIENT SECURITIES PURSUANT TO THE TERMS PROVIDED FOR IN THE CERTIFICATE OF INCORPORATION TO CAUSE THE 4.9-PERCENT STOCKHOLDER TO NO LONGER BE IN VIOLATION OF THE TRANSFER RESTRICTIONS. THE CORPORATION WILL FURNISH WITHOUT CHARGE TO THE HOLDER OF RECORD OF THIS CERTIFICATE A COPY OF THE CERTIFICATE OF INCORPORATION CONTAINING THE ABOVE-REFERENCED TRANSFER RESTRICTIONS UPON WRITTEN REQUEST TO THE CORPORATION AT ITS PRINCIPAL PLACE OF BUSINESS.”
The Board or a duly authorized committee thereof may also require that any certificates issued by the Corporation evidencing ownership of Shares that are subject to conditions imposed by the Board or a duly authorized committee thereof under Section 3 of this Article XIV also bear a conspicuous legend referencing the applicable restrictions.
12. Authority of the Board.
(a) The Board or a duly authorized committee thereof shall have the power to determine all matters necessary for assessing compliance with this Article XIV, including, without limitation, (1) the identification of 4.9-percent Stockholders, (2) whether a Transfer is a 4.9-percent Transaction or a Prohibited Transfer, (3) the Percentage Share Ownership in the Corporation of any 4.9-percent Stockholder, (4) whether an instrument constitutes a Share or Shares, (5) the amount (or fair market value) due to a Purported Transferee pursuant to Section 6 of this Article XIV, (6) whether the benefit to be derived from the Tax Benefits is material; (7) whether enforcement of the provisions of this Article XIV should be deferred or suspended for one or more periods upon a determination by the Board or a duly authorized committee thereof that the benefits from the Tax Benefits are not material or reasonably expected to be material; and (8) any other matters which the Board or a duly authorized committee thereof determines to be relevant. In addition, the Board may, to the extent permitted by law, from time to time establish, modify, amend or rescind by-laws, regulations and procedures of the Corporation not inconsistent with the provisions of this Article XIV for purposes of determining whether any Transfer of Shares would jeopardize or endanger the Corporation’s ability to preserve and use the Tax Benefits and for the orderly application, administration and implementation of this Article XIV.
(b) Nothing contained in this Article XIV shall limit the authority of the Board or a duly authorized committee thereof to take such other action to the extent permitted by law as it deems necessary or advisable to protect the Corporation and its Stockholders in preserving the Tax Benefits. Notwithstanding anything to the contrary herein and to the fullest extent permitted by applicable law, unless the Board or a duly authorized committee thereof determines otherwise, in the event of any change to Section 382 of the

Code and the applicable Treasury Regulations, any of the ownership interest percentages in the Corporation or the Persons or groups covered by this Article XIV shall automatically be deemed to be modified to the extent necessary to reflect such changes as is necessary to prevent an ownership change for purposes of Section 382 of the Code.
(c) In the case of any ambiguity in the application of any of the provisions of this Article XIV, including any definition used herein, the Board or a duly authorized committee thereof shall have the power to determine the application of such provisions with respect to any situation based on its reasonable belief, understanding or knowledge of the circumstances. In the event this Article XIV requires an action by the Board but fails to provide specific guidance with respect to such action, the Board or a duly authorized committee thereof shall have the power to determine the action to be taken so long as such action is not contrary to the provisions of this Article XIV. The Board or a duly authorized committee thereof may , to the fullest extent permitted by law, delegate the authority granted by this Article XIV to duly authorized officers or agents of the Corporation. Nothing in this Article XIV shall be construed to limit or restrict the Board or a duly authorized committee thereof in its exercise of its fiduciary duties under applicable law.
13. Reliance. To the fullest extent permitted by law, the Corporation and the members of the Board shall be fully protected in relying in good faith upon the information, opinions, reports or statements of the Chief Executive Officer, President, Chief Financial Officer, Secretary, Treasurer, Chief Legal Officer and Secretary of the Corporation and the Corporation’s legal counsel, independent auditors, transfer agent, investment bankers or other employees and agents in making the determinations and findings contemplated by this Article XIV. For purposes of determining the existence and identity of, and the amount of any Shares owned by, any Stockholder, the Corporation (including members of the Board and officers) is entitled to rely on the existence and absence of filings of Schedule 13D or 13G under the Exchange Act (or similar filings), as of any date, subject to its actual knowledge of the ownership of Shares.
14. Benefits of this Article XIV. Nothing in this Article XIV shall be construed to give to any Person other than the Corporation (including members of the Board or officers of the Corporation acting on behalf of the Corporation or taking action required or permitted to be taken by them under this Article XIV) or the Agent any legal or equitable right, remedy or claim under this Article XIV.
15. Severability. The purpose of this Article XIV is to facilitate the Corporation’s ability to maintain or preserve its Tax Benefits. If any provision of this Article XIV or the application of any such provision to any Person or under any circumstance shall be held invalid, illegal or unenforceable in any respect by a court of competent jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision of this Article XIV.
16. Waiver. With regard to any power, remedy or right provided herein or otherwise available to the Corporation or the Agent under this Article XIV, (i) no waiver will be effective unless expressly contained in a writing signed by the waiving party and (ii) no alteration, modification or impairment will be implied by reason of any previous waiver, extension of time, delay or omission in exercise or other indulgence.
17. Interpretation. Nothing in this Article XIV shall be construed to limit or restrict the Board or a duly authorized committee thereof in the exercise of its fiduciary duties under applicable law. All provisions of this Article XIV shall be construed to operate in a manner that is permitted by applicable law.

Annex C
EASTER PARENT, INC.
(a Delaware corporation)
FORM OF AMENDED AND RESTATED BYLAWS
As Adopted April 3, 2025
As Amended [  ], 2025

C-i

C-ii

EASTER PARENT, INC.
(a Delaware corporation)
AMENDED AND RESTATED BYLAWS
As Adopted April 3, 2025
As Amended [  ], 2025
ARTICLE I
STOCKHOLDERS
Section 1.1 Annual Meetings. If required by applicable law, an annual meeting of stockholders shall be held for the election of directors at such date and time as the Board of Directors (the “Board”) of Easter Parent, Inc. (the “Corporation”) shall each year fix. The meeting may be held either at a place, within or without the State of Delaware as permitted by the Delaware General Corporation Law (the “DGCL”), or by means of remote communication as the Board in its sole discretion may determine. Any other proper business may be transacted at the annual meeting. The Corporation may postpone, reschedule or cancel any annual meeting of stockholders previously scheduled by the Board.
Section 1.2 Special Meetings. Special meetings of stockholders for any purpose or purposes shall be called in the manner set forth in the Amended and Restated Certificate of Incorporation of the Corporation (as the same may be amended and/or restated from time to time, the “Certificate of Incorporation”). The special meeting may be held either at a place, within or without the State of Delaware, or by means of remote communication as the Board in its sole discretion may determine. Business transacted at any special meeting of stockholders shall be limited to matters relating to the purpose or purposes stated in the notice of the meeting. The Corporation may postpone, reschedule or cancel any special meeting of stockholders previously scheduled by the Board.
Section 1.3 Notice of Meetings. Notice of all meetings of stockholders shall be given in writing or by electronic transmission in the manner provided by applicable law (including, without limitation, as set forth in Section 7.1.1 of these Bylaws) stating the date, time and place, if any, of the meeting, the means of remote communication, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such meeting, and the record date for determining the stockholders entitled to vote at the meeting (if such date is different from the record date for stockholders entitled to notice of the meeting). In the case of a special meeting, such notice shall also set forth the purpose or purposes for which the meeting is called. Unless otherwise required by applicable law or the Certificate of Incorporation, notice of any meeting of stockholders shall be given not less than ten (10), nor more than sixty (60), days before the date of the meeting to each stockholder of record entitled to vote at such meeting as of the record date for determining the stockholders entitled to notice of the meeting.
Section 1.4 Adjournments. Notwithstanding Section 1.5 of these Bylaws, the chairperson of the meeting shall have the power to recess or adjourn any meeting of stockholders, annual or special, to another time, date and place (if any) regardless of whether a quorum is present, at any time and for any reason. Any meeting of stockholders, annual or special, may be adjourned from time to time, and notice need not be given of any such adjourned meeting if the time, date and place (if any) thereof and the means of remote communication (if any) by which stockholders and proxy holders may be deemed to be present in person and vote at such adjourned meeting are announced at the meeting at which the adjournment is taken; provided, however, that if (x) the adjournment is for more than thirty (30) days, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting or (y) after the adjournment, a new record date for determination of stockholders entitled to vote is fixed for the adjourned meeting, the Board shall fix as the record date for determining stockholders entitled to notice of such adjourned meeting the same or an earlier date as that fixed for determination of stockholders entitled to vote at the adjourned meeting, and shall give notice of the adjourned meeting to each stockholder of record as of the record date so fixed for notice of such adjourned meeting. At the adjourned meeting, the Corporation may transact any business that might have been transacted at the original meeting. If a quorum is present at the original meeting, it shall also be deemed present at the adjourned meeting. To the fullest extent permitted by law, the Board may postpone, reschedule or cancel at any time and for any reason any previously scheduled special or annual meeting of stockholders before it is to be held, regardless of whether any notice or public disclosure with respect to any such meeting has been sent or made pursuant to Section 1.3 hereof or otherwise, in which case notice shall be provided to the stockholders of the new date, time and place, if any, of the meeting as provided in Section 1.3 above.

Section 1.5 Quorum. Except as otherwise provided by applicable law, the Certificate of Incorporation or these Bylaws, at each meeting of stockholders the holders of 1/3 of the voting power of the shares of stock issued and outstanding and entitled to vote at the meeting, present in person or represented by proxy, shall constitute a quorum for the transaction of business; provided, however, that where a separate vote by a class or classes or series of stock is required by applicable law or the Certificate of Incorporation, the holders of 1/3 of the voting power of the shares of such class or classes or series of the stock issued and outstanding and entitled to vote on such matter, present in person or represented by proxy at the meeting, shall constitute a quorum entitled to take action with respect to the vote on such matter. If a quorum shall fail to attend any meeting, the chairperson of the meeting or, if directed to be voted on by the chairperson of the meeting, the holders of a majority of the voting power of the shares entitled to vote who are present in person or represented by proxy at the meeting may adjourn the meeting. Shares of the Corporation’s stock belonging to the Corporation (or to another corporation, if a majority of the shares entitled to vote in the election of directors of such other corporation are held, directly or indirectly, by the Corporation), shall neither be entitled to vote nor be counted for quorum purposes; provided, however, that the foregoing shall not limit the right of the Corporation or any other corporation to vote any shares of the Corporation’s stock held by it in a fiduciary capacity and to count such shares for purposes of determining a quorum. A quorum, once established at a meeting, shall not be broken by the withdrawal of enough votes to leave less than a quorum.
Section 1.6 Organization. Meetings of stockholders shall be presided over by (a) such person as the Board may designate, or (b) in the absence of such a person, the Chairperson of the Board, or (c) in the absence of such person, the Lead Independent Director, or, (d) in the absence of such person, the Chief Executive Officer of the Corporation, or (e) in the absence of such person, the President of the Corporation, or (f) in the absence of such person, by a Vice President. The Secretary of the Corporation shall act as secretary of the meeting, but in such person’s absence the chairperson of the meeting may appoint any person to act as secretary of the meeting.
Section 1.7 Voting; Proxies. Each stockholder of record entitled to vote at a meeting of stockholders, or to take corporate action by written consent without a meeting, may authorize another person or persons to act for such stockholder by proxy, but no such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period. Such a proxy may be prepared, transmitted and delivered in any manner permitted by applicable law. Except as may be required in the Certificate of Incorporation, at all meetings of stockholders for the election of directors at which a quorum is present, directors shall be elected by a plurality of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors. At all meetings of stockholders at which a quorum is present, unless a different or minimum vote is required by applicable law, rule or regulation applicable to the Corporation or its securities, the rules or regulations of any stock exchange applicable to the Corporation, the Certificate of Incorporation or these Bylaws, in which case such different or minimum vote shall be the applicable vote on the matter, every matter other than the election of directors shall be decided by the affirmative vote of the holders of a majority of the voting power of the shares of stock entitled to vote on such matter that are present in person or represented by proxy at the meeting and are voted for or against the matter (or if there are two or more classes or series of stock entitled to vote as separate classes, then in the case of each class or series, the holders of a majority of the voting power of the shares of stock of that class or series present in person or represented by proxy at the meeting voting for or against such matter).
Section 1.8 Fixing Date for Determination of Stockholders of Record.
1.8.1 Meetings. In order that the Corporation may determine the stockholders entitled to notice of any meeting of stockholders or any adjournment thereof, the Board may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board, and which record date shall, unless otherwise required by law, not be more than sixty (60) nor less than ten (10) days before the date of such meeting. If the Board so fixes a date, such date shall also be the record date for determining the stockholders entitled to vote at such meeting unless the Board determines, at the time it fixes such record date, that a later date on or before the date of the meeting shall be the date for making such determination. If no record date is fixed by the Board, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board may fix a new record date for determination of stockholders entitled to vote at the adjourned meeting, and in such case shall also fix as the record date for stockholders entitled to notice of such adjourned meeting the same or an earlier date as that fixed for determination of stockholders entitled to vote in accordance herewith at the adjourned meeting.
1.8.2 Stockholder Action by Written Consent. If stockholders are permitted to act by written consent pursuant to the Certificate of Incorporation, in order that the Corporation may determine the stockholders entitled to consent to corporate action in writing without a meeting, the Board may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board, and which date shall not be more than ten (10) days after the date upon which the resolution fixing the record date is adopted by the Board. If no record date has been fixed by the Board pursuant to the first sentence of this Section 1.8.2, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting (if stockholders are permitted to act by written consent pursuant to the Certificate of Incorporation), when no prior action by the Board is required by applicable law, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation by delivery to its registered office in Delaware, its principal place of business, or to any officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded. If no record date has been fixed by the Board pursuant to the first sentence of this Section 1.8.2, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting if prior action by the Board is required by applicable law shall be at the close of business on the date on which the Board adopts the resolution taking such prior action.
1.8.3 Meetings. In order that the Corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board may fix, in advance, a record date, which shall not precede the date upon which the resolution fixing the record date is adopted by the Board and which shall not be more than sixty (60) days prior to such action. If no such record date is fixed by the Board, then the record date for determining stockholders for any such purpose shall be at 5:00 p.m. Pacific Time on the day on which the Board adopts the resolution relating thereto.
Section 1.9 List of Stockholders Entitled to Vote. The Corporation shall prepare, at least ten (10) days before every meeting of stockholders, a complete list of stockholders entitled to vote at the meeting (provided, however, if the record date for determining the stockholders entitled to vote is less than ten (10) days before the date of the meeting, the list shall reflect the stockholders entitled to vote as of the tenth (10th) day before the meeting date), arranged in alphabetical order and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, for a period of at least ten (10) days prior to the meeting, (a) on a reasonably accessible electronic network as permitted by applicable law (provided that the information required to gain access to the list is provided with the notice of the meeting), or (b) during ordinary business hours, at the principal place of business of the Corporation. If the meeting is held at a location where stockholders may attend in person, a list of stockholders entitled to vote at the meeting shall also be produced and kept at the time and place of the meeting during the whole time thereof and may be inspected by any stockholder who is present at the meeting. If the meeting is held solely by means of remote communication, then the list shall be open to the examination of any stockholder during the whole time of the meeting on a reasonably accessible electronic network, and the information required to access the list shall be provided with the notice of the meeting. Except as otherwise provided by law, the stock ledger shall be the only evidence as to who are the stockholders entitled to examine the list of stockholders required by this Section 1.9 or to vote in person or by proxy at any meeting of stockholders.
Section 1.10 Inspectors of Elections.
1.10.1 Applicability. Unless otherwise required by the Certificate of Incorporation or by applicable law, the following provisions of this Section 1.10 shall apply only if and when the Corporation has a class of voting stock that is: (a) listed on a national securities exchange; (b) authorized for quotation on an interdealer quotation system of a registered national securities association; or (c) held of record by more than two thousand (2,000) stockholders. In all other cases, observance of the provisions of this Section 1.10 shall be optional, and at the discretion of the Board.

1.10.2 Appointment. The Corporation shall, in advance of any meeting of stockholders, appoint one or more inspectors of election to act at the meeting and make a written report thereof. The Corporation may designate one or more persons as alternate inspectors to replace any inspector who fails to act. If no inspector or alternate is able to act at a meeting of stockholders, the person presiding at the meeting shall appoint one or more inspectors to act at the meeting.
1.10.3 Inspector’s Oath. Each inspector of election, before entering upon the discharge of his duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of such inspector’s ability.
1.10.4 Duties of Inspectors. At a meeting of stockholders, the inspectors of election shall (a) ascertain the number of shares outstanding and the voting power of each share, (b) determine the shares represented at a meeting and the validity of proxies and ballots, (c) count all votes and ballots, (d) determine and retain for a reasonable period of time a record of the disposition of any challenges made to any determination by the inspectors, and (e) certify their determination of the number of shares represented at the meeting, and their count of all votes and ballots. The inspectors may appoint or retain other persons or entities to assist the inspectors in the performance of the duties of the inspectors.
1.10.5 Opening and Closing of Polls. The date and time of the opening and the closing of the polls for each matter upon which the stockholders will vote at a meeting shall be announced by the chairperson of the meeting at the meeting. No ballot, proxies or votes, nor any revocations thereof or changes thereto, shall be accepted by the inspectors after the closing of the polls unless the Court of Chancery upon application by a stockholder shall determine otherwise.
1.10.6 Determinations. In determining the validity and counting of proxies and ballots, the inspectors shall be limited to an examination of the proxies, any envelopes submitted with those proxies, any information provided in connection with proxies pursuant to Section 211(a)(2)b.(i) of the DGCL, or in accordance with Sections 211(e) or 212(c)(2) of the DGCL, ballots and the regular books and records of the Corporation, except that the inspectors may consider other reliable information for the limited purpose of reconciling proxies and ballots submitted by or on behalf of banks, brokers, their nominees or similar persons which represent more votes than the holder of a proxy is authorized by the record owner to cast or more votes than the stockholder holds of record. If the inspectors consider other reliable information for the limited purpose permitted herein, the inspectors at the time they make their certification of their determinations pursuant to this Section 1.10 shall specify the precise information considered by them, including the person or persons from whom they obtained the information, when the information was obtained, the means by which the information was obtained and the basis for the inspectors’ belief that such information is accurate and reliable.
Section 1.11 Conduct of Meetings. The Board may adopt by resolution such rules and regulations for the conduct of the meeting of stockholders as it shall deem appropriate. Except to the extent inconsistent with such rules and regulations as adopted by the Board, the person presiding over any meeting of stockholders shall have the right and authority to convene and (for any or no reason) to recess and/or adjourn the meeting, to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such presiding person, are appropriate for the proper conduct of the meeting. Such rules, regulations or procedures, whether adopted by the Board or prescribed by the presiding person of the meeting, may include, without limitation, the following: (i) the establishment of an agenda or order of business for the meeting; (ii) rules and procedures for maintaining order at the meeting and the safety of those present; (iii) limitations on attendance at or participation in the meeting to stockholders entitled to vote at the meeting, their duly authorized and constituted proxies or such other persons as the presiding person of the meeting shall determine; (iv) restrictions on entry to the meeting after the time fixed for the commencement thereof; (v) limitations on the time allotted to questions or comments by participants; (vi) restricting the use of audio/video recording devices and cell phones; and (vii) complying with any state and local laws and regulations concerning safety and security. The presiding person at any meeting of stockholders, in addition to making any other determinations that may be appropriate to the conduct of the meeting, shall, if the facts warrant, determine and declare to the meeting that a matter or business was not properly brought before the meeting and if such presiding person should so determine, such presiding person shall so declare to the meeting and any such matter or business not properly brought before the meeting shall not be transacted or considered. Unless and to the extent determined by the Board or the person presiding over the meeting, meetings of stockholders shall not be required to be held in accordance with the rules of parliamentary procedure.

Section 1.12 Notice of Stockholder Business; Nominations.
1.12.1 Annual Meeting of Stockholders.
(a) Nominations of persons for election to the Board and the proposal of other business to be considered by the stockholders may be made at an annual meeting of stockholders only: (i) pursuant to the Corporation’s notice of such meeting (or any supplement thereto), (ii) by or at the direction of the Board or any committee thereof or (iii) by any stockholder of the Corporation who was a stockholder of record at the time of giving of the notice provided for in this Section 1.12 (the “Record Stockholder”), who is entitled to vote at such meeting and who complies with the notice and other procedures set forth in this Section 1.12 in all applicable respects. For the avoidance of doubt, the foregoing clause (iii) shall be the exclusive means for a stockholder to make nominations or propose business (other than business included in the Corporation’s proxy materials pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended (such act, and the rules and regulations promulgated thereunder, the “Exchange Act”)), at an annual meeting of stockholders, and such stockholder must fully comply with the notice and other procedures set forth in this Section 1.12 to make such nominations or propose business before an annual meeting.
(b) For nominations or other business to be properly brought before an annual meeting by a Record Stockholder pursuant to Section 1.12.1(a) of these Bylaws:
(i) the Record Stockholder must have given timely notice thereof in writing to the Secretary of the Corporation and provide any updates or supplements to such notice at the times and in the forms required by this Section 1.12;
(ii) such other business (other than the nomination of persons for election to the Board) must otherwise be a proper matter for stockholder action;
(iii) if the Proposing Person (as defined below) has provided the Corporation with a Solicitation Notice (as defined below), such Proposing Person must, in the case of a proposal other than the nomination of persons for election to the Board, have delivered a proxy statement and form of proxy to holders of at least the percentage of the Corporation’s voting shares required under applicable law to carry any such proposal, or, in the case of a nomination or nominations, have delivered a proxy statement and form of proxy to holders of a percentage of the Corporation’s voting shares reasonably believed by such Proposing Person to be sufficient to elect the nominee or nominees proposed to be nominated by such Record Stockholder, and must, in either case, have included in such materials the Solicitation Notice; and
(iv) if no Solicitation Notice relating thereto has been timely provided pursuant to this Section 1.12, the Proposing Person proposing such business or nomination must not have solicited a number of proxies sufficient to have required the delivery of such a Solicitation Notice under this Section 1.12. To be timely, a Record Stockholder’s notice must be delivered to the Secretary at the principal executive offices of the Corporation not later than 5:00 p.m. Pacific Time on the ninetieth (90th) day nor earlier than 5:00 p.m. Pacific Time on the one hundred and twentieth (120th) day prior to the first anniversary of the preceding year’s annual meeting (which date shall, for purposes of the Corporation’s first annual meeting of stockholders after its shares of Common Stock (as defined in the Restated Certificate of Incorporation) are first publicly traded, be deemed to have occurred on June 8, 2020); provided, however, that in the event that the date of the annual meeting is more than thirty (30) days before or more than seventy (70) days after such anniversary date, notice by the Record Stockholder to be timely must be so delivered (A) no earlier than 5:00 p.m. Pacific Time on the one hundred and twentieth (120th) day prior to such annual meeting and (B) no later than 5:00 p.m. Pacific Time on the later of the ninetieth (90th) day prior to such annual meeting or 5:00 p.m. Pacific Time on the tenth (10th) day following the day on which Public Announcement (as defined below) of the date of such meeting is first made by the Corporation. In no event shall an adjournment or postponement of an annual meeting commence a new time period (or extend any time period) for providing the Record Stockholder’s notice.

(c) As to each person whom the Record Stockholder proposes to nominate for election or reelection as a director, in addition to the matters set forth in paragraph (e) below, such Record Stockholder’s notice shall set forth:
(i) the name, age, business address and residence address of such person;
(ii) the principal occupation or employment of such nominee;
(iii) the class, series and number of any shares of stock of the Corporation that are beneficially owned or owned of record by such person or any Associated Person (as defined in Section 1.12.4(c));
(iv) the date or dates such shares were acquired and the investment intent of such acquisition;
(v) all other information relating to such person that would be required to be disclosed in solicitations of proxies for election of directors in an election contest (even if an election contest is not involved), or would be otherwise required, in each case pursuant to and in accordance with Section 14(a) (or any successor provision) under the Exchange Act and the rules and regulations thereunder;
(vi) such person’s written consent to being named in the Corporation’s proxy statement as a nominee, to the public disclosure of information regarding or related to such person provided to the Corporation by such person or otherwise pursuant to this Section 1.12 and to serving as a director if elected;
(vii) whether such person meets the independence requirements of the stock exchange upon which the Corporation’s Common Stock is primarily traded;
(viii) a description of all direct and indirect compensation and other material monetary agreements, arrangements and understandings during the past three (3) years, and any other material relationships, between or among such Proposing Person or any of its respective affiliates and associates, on the one hand, and each proposed nominee, and his or her respective affiliates and associates, on the other hand, including all information that would be required to be disclosed pursuant to Rule 404 promulgated under Regulation S-K if the Proposing Person or any of its respective affiliates and associates were the “registrant” for purposes of such rule and the nominee were a director or executive officer of such registrant; and
(ix) a completed and signed questionnaire, representation and agreement required by Section 1.12.2 of these Bylaws.
(d) As to any business other than the nomination of a director or directors that the Record Stockholder proposes to bring before the meeting, in addition to the matters set forth in paragraph (e) below, such Record Stockholder’s notice shall set forth:
(i) brief description of the business desired to be brought before the meeting, the text of the proposal or business (including the text of any resolutions proposed for consideration and in the event that such business includes a proposal to amend the Bylaws, the text of the proposed amendment), the reasons for conducting such business at the meeting and any material interest in such business of such Proposing Person, including any anticipated benefit to any Proposing Person therefrom; and
(ii) description of all agreements, arrangements and understandings between or among any such Proposing Person and any of its respective affiliates or associates, on the one hand, and any other person or persons, on the other hand, (including their names) in connection with the proposal of such business by such Proposing Person;
(e) As to each Proposing Person giving the notice, such Record Stockholder’s notice shall set forth:
(i) the current name and address of such Proposing Person, including, if applicable, their name and address as they appear on the Corporation’s stock ledger, if different;
(ii) the class or series and number of shares of stock of the Corporation that are directly or indirectly owned of record or beneficially owned by such Proposing Person, including any shares of any class or series of the Corporation as to which such Proposing Person has a right to acquire beneficial ownership at any time in the future;

(iii) whether and the extent to which any derivative interest in the Corporation’s equity securities (including without limitation any option, warrant, convertible security, stock appreciation right, or similar right with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any class or series of shares of the Corporation or with a value derived in whole or in part from the value of any class or series of shares of the Corporation, whether or not such instrument or right shall be subject to settlement in the underlying class or series of shares of the Corporation or otherwise, and any cash-settled equity swap, total return swap, synthetic equity position or similar derivative arrangement (any of the foregoing, a “Derivative Instrument”), as well as any rights to dividends on the shares of any class or series of shares of the Corporation that are separated or separable from the underlying shares of the Corporation) or any short interest in any security of the Corporation (for purposes of this Bylaw a person shall be deemed to have a short interest in a security if such person directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has the opportunity to profit or share in any profit derived from any increase or decrease in the value of the subject security, including through performance-related fees) is held directly or indirectly by or for the benefit of such Proposing Person, including without limitation whether and the extent to which any ongoing hedging or other transaction or series of transactions has been entered into by or on behalf of, or any other agreement, arrangement or understanding (including without limitation any short position or any borrowing or lending of shares) has been made, the effect or intent of which is to mitigate loss to or manage risk or benefit of share price changes for, or to increase or decrease the voting power of, such Proposing Person with respect to any share of stock of the Corporation (any of the foregoing, a “Short Interest”);
(iv) any proportionate interest in shares of the Corporation or Derivative Instruments held, directly or indirectly, by a general or limited partnership in which such Proposing Person or any of its respective affiliates or associates is a general partner or, directly or indirectly, beneficially owns an interest in a general partner of such general or limited partnership;
(v) any direct or indirect material interest in any material contract or agreement with the Corporation, any affiliate of the Corporation or any Competitor (as defined below) (including, in any such case, any employment agreement, collective bargaining agreement or consulting agreement);
(vi) any significant equity interests or any Derivative Instruments or Short Interests in any Competitor held by such Proposing Person and/or any of its respective affiliates or associates;
(vii) any other material relationship between such Proposing Person, on the one hand, and the Corporation, any affiliate of the Corporation or any Competitor, on the other hand;
(viii) all information that would be required to be set forth in a Schedule 13D filed pursuant to Rule 13d-1(a) or an amendment pursuant to Rule 13d-2(a) if such a statement were required to be filed under the Exchange Act and the rules and regulations promulgated thereunder by such Proposing Person and/or any of its respective affiliates or associates;
(ix) any other information relating to such Proposing Person that would be required to be disclosed in a proxy statement or other filing required to be made in connection with solicitations of proxies or consents by such Proposing Person in support of the business proposed to be brought before the meeting pursuant to Section 14(a) (or any successor provision) under the Exchange Act and the rules and regulations thereunder;
(x) such Proposing Person’s written consent to the public disclosure of information provided to the Corporation pursuant to this Section 1.12;
(xi) a complete written description of any agreement, arrangement or understanding (whether oral or in writing) (including any knowledge that another person or entity is Acting in Concert (as defined in Section 1.12.4(c)) with such Proposing Person) between or among such Proposing Person, any of its respective affiliates or associates and any other person Acting in Concert with any of the foregoing persons;
(xii) a representation that the Record Stockholder is a holder of record of stock of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to propose such business or nomination;

(xiii) a representation whether such Proposing Person intends (or is part of a group that intends) to deliver a proxy statement or form of proxy to holders of, in the case of a proposal, at least the percentage of the Corporation’s voting shares required under applicable law to carry the proposal or, in the case of a nomination or nominations, a sufficient number of holders of the Corporation’s voting shares to elect such nominee or nominees (an affirmative statement of such intent being a “Solicitation Notice”); and
(xiv) any proxy, contract, arrangement, or relationship pursuant to which the Proposing Person has a right to vote, directly or indirectly, any shares of any security of the Corporation.
The disclosures to be made pursuant to the foregoing clauses (ii), (iii), (iv) and (vi) shall not include any information with respect to the ordinary course business activities of any broker, dealer, commercial bank, trust company or other nominee who is a Proposing Person solely as a result of being the stockholder directed to prepare and submit the notice required by these Bylaws on behalf of a beneficial owner.
(f) A stockholder providing written notice required by this Section 1.12 shall update such notice in writing, if necessary, so that the information provided or required to be provided in such notice is true and correct in all material respects as of (i) the record date for determining the stockholders entitled to notice of the meeting and (ii) 5:00 p.m. Pacific Time on the tenth (10th) business day prior to the meeting or any adjournment or postponement thereof. In the case of an update pursuant to clause (i) of the foregoing sentence, such update shall be received by the Secretary of the Corporation at the principal executive office of the Corporation not later than five (5) business days after the record date for determining the stockholders entitled to notice of the meeting, and in the case of an update and supplement pursuant to clause (ii) of the foregoing sentence, such update and supplement shall be received by the Secretary of the Corporation at the principal executive office of the Corporation not later than eight (8) business days prior to the date for the meeting, and, if practicable, any adjournment or postponement thereof (and, if not practicable, on the first practicable date prior to the date to which the meeting has been adjourned or postponed). For the avoidance of doubt, the obligation to update as set forth in this paragraph shall not limit the Corporation’s rights with respect to any deficiencies in any notice provided by a stockholder, extend any applicable deadlines hereunder or enable or be deemed to permit a stockholder who has previously submitted notice hereunder to amend or update any proposal or nomination or to submit any new proposal, including by changing or adding nominees, matters, business and/or resolutions proposed to be brought before a meeting of the stockholders.
(g) Notwithstanding anything in Section 1.12 or any other provision of the Bylaws to the contrary, any person who has been determined by a majority of the Whole Board to have violated Section 2.11 of these Bylaws or a Board Confidentiality Policy (as defined below) while serving as a director of the Corporation in the preceding five (5) years shall be ineligible to be nominated or be qualified to serve as a member of the Board, absent a prior waiver for such nomination or qualification approved by two-thirds of the Whole Board.
1.12.2 Submission of Questionnaire, Representation and Agreement. To be eligible to be a nominee of any stockholder for election or reelection as a director of the Corporation, the person proposed to be nominated must deliver (in accordance with the time periods prescribed for delivery of notice under Section 1.12 of these Bylaws) to the Secretary at the principal executive offices of the Corporation a completed and signed questionnaire in the form required by the Corporation (which form the stockholder shall request in writing from the Secretary of the Corporation and which the Secretary shall provide to such stockholder within ten days of receiving such request) with respect to the background and qualification of such person to serve as a director of the Corporation and the background of any other person or entity on whose behalf, directly or indirectly, the nomination is being made and a signed representation and agreement (in the form available from the Secretary upon written request) that such person: (a) is not and will not become a party to (i) any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how such person, if elected as a director of the Corporation, will act or vote on any issue or question (a “Voting Commitment”) that has not been disclosed to the Corporation or (ii) any Voting Commitment that could limit or interfere with such person’s ability to comply, if elected as a director of the Corporation, with such person’s fiduciary duties under applicable law, (b) is not and will not become a party to any Compensation Arrangement (as defined below) that has not been disclosed therein, (c) if elected as a director of the Corporation, will comply with all informational and similar requirements of applicable insurance policies and laws and regulations in connection with service or action as a director of the Corporation, (d) if elected as a director of the Corporation, will comply with all corporate governance, conflict of interest, stock ownership requirements, confidentiality and trading policies and guidelines of the Corporation publicly disclosed from time to time, (e) if elected as a director of the Corporation, will act in the best interests of the Corporation and its stockholders and not in the interests of individual constituencies, (f) consents to being named as a nominee in the Corporation’s proxy statement pursuant to Rule 14a-4(d) under the Exchange Act and any associated proxy card of the Corporation and agrees to serve if elected as a director and (g) intends to serve as a director for the full term for which such individual is to stand for election.
1.12.3 Special Meetings of Stockholders. Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the Corporation’s notice of such meeting. Nominations of persons for election to the Board may be made at a special meeting of stockholders at which directors are to be elected pursuant to the Corporation’s notice of such meeting (a) by or at the direction of the Board or any committee thereof or (b) provided that the Board has determined that directors shall be elected at such meeting, by any stockholder of the Corporation who is a stockholder of record at the time of giving of notice of the special meeting, who shall be entitled to vote at the meeting and who complies with the notice and other procedures set forth in this Section 1.12 in all applicable respects. In the event the Corporation calls a special meeting of stockholders for the purpose of electing one or more directors to the Board, any such stockholder may nominate a person or persons (as the case may be), for election to such position(s) as specified in the Corporation’s notice of meeting, if the stockholder’s notice required by Section 1.12.1(b) of these Bylaws shall be delivered to the Secretary of the Corporation at the principal executive offices of the Corporation (i) no earlier than the one hundred and twentieth (120th) day prior to such special meeting and (ii) no later than 5:00 p.m. Pacific Time on the later of the ninetieth (90th) day prior to such special meeting or the tenth (10th) day following the day on which Public Announcement is first made of the date of the special meeting and of the nominees proposed by the Board to be elected at such meeting. In no event shall an adjournment or postponement of a special meeting commence a new time period (or extend any time period) for providing such notice.
1.12.4 General.
(a) Except as otherwise expressly provided in any applicable rule or regulation promulgated under the Exchange Act, only such persons who are nominated in accordance with the procedures set forth in this Section 1.12 shall be eligible to be elected at a meeting of stockholders and serve as directors and only such business shall be conducted at a meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in this Section 1.12. Except as otherwise provided by law or these Bylaws, the chairperson of the meeting shall have the power and duty to determine whether a nomination or any other business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with the procedures set forth in this Section 1.12 and, if any proposed nomination or business is not in compliance herewith, to declare that such defective proposal or nomination shall be disregarded. Notwithstanding the foregoing provisions of this Section 1.12, unless otherwise required by law, if the stockholder (or a Qualified Representative of the stockholder (as defined below)) does not appear at the annual or special meeting of stockholders of the Corporation to present a nomination or proposed business, such nomination shall be disregarded and such proposed business shall not be transacted, notwithstanding that proxies in respect of such vote may have been received by the Corporation.
(b) Notwithstanding the foregoing provisions of this Section 1.12, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth herein. Nothing in this Section 1.12 shall be deemed to affect any rights of (a) stockholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act or (b) the holders of any series of Preferred Stock to elect directors pursuant to any applicable provisions of the Certificate of Incorporation.
1.12.5 For purposes of these Bylaws the following definitions shall apply:
(A) a person shall be deemed to be “Acting in Concert” with another person if such person knowingly acts pursuant to any agreement, arrangement or understanding (whether or not in writing) in concert with, or toward a common goal relating to the management, governance or control of the Corporation in substantial parallel with, such other person; provided that a person shall not be deemed to be Acting in Concert with any other person solely as a result of the solicitation or receipt of revocable proxies or consents from such other person in response to a solicitation made pursuant to, and in accordance with, Section 14(a) (or any successor provision) of the Exchange Act by way of a proxy or consent solicitation statement filed on Schedule 14A.
(B) “affiliate” and “associate” shall have the meanings ascribed thereto in Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”); provided, however, that the term “partner” as used in the definition of “associate” shall not include any limited partner that is not involved in the management of the relevant partnership;
(C) “Associated Person” shall mean with respect to any subject stockholder or other person (including any proposed nominee) (1) any person directly or indirectly controlling, controlled by or under common control with such stockholder or other person, (2) any beneficial owner of shares of stock of the Corporation owned of record or beneficially by such stockholder or other person, (3) any associate of such stockholder or other person, and (4) any person directly or indirectly controlling, controlled by or under common control or Acting in Concert with any such Associated Person;
(D) “Compensation Arrangement” shall mean any direct or indirect compensatory payment or other financial agreement, arrangement or understanding with any person or entity other than the Corporation, including any agreement, arrangement or understanding with respect to any direct or indirect compensation, reimbursement or indemnification in connection with candidacy, nomination, service or action as a nominee or as a director of the Corporation;
(E) “Competitor” shall mean any entity that provides products or services that compete with or are alternatives to the principal products produced or services provided by the Corporation or its affiliates;
(F) “Proposing Person” shall mean (1) the Record Stockholder providing the notice of business proposed to be brought before an annual meeting or nomination of persons for election to the Board at a stockholder meeting, (2) the beneficial owner or beneficial owners, if different, on whose behalf the notice of business proposed to be brought before the annual meeting or nomination of persons for election to the Board at a stockholder meeting is made, and (3) any Associated Person on whose behalf the notice of business proposed to be brought before the annual meeting or nomination of persons for election to the Board at a stockholder meeting is made;
(G) “Public Announcement” shall mean disclosure in a press release reported by a national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act; and
(H) to be considered a “Qualified Representative” of a stockholder, a person must be a duly authorized officer, manager, trustee or partner of such stockholder or must be authorized by a writing executed by such stockholder or an electronic transmission delivered by such stockholder to act for such stockholder as a proxy at the meeting of stockholders and such person must produce such writing or electronic transmission, or a reliable reproduction thereof, at the meeting. The Secretary of the Corporation, or any other person who shall be appointed to serve as secretary of the meeting, may require, on behalf of the Corporation, reasonable and appropriate documentation to verify the status of a person purporting to be a “Qualified Representative” for purposes hereof.
Section 1.13 Action by Written Consent of Stockholders. Until the Voting Threshold Date (as defined in the Certificate of Incorporation) and subject to any other restrictions in the Certificate of Incorporation, any action required or permitted to be taken at any annual or special meeting of the stockholders may be taken without a meeting, without prior notice and without a vote, if a consent or consents setting forth the action so taken shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and shall be delivered to the Corporation by delivery to its registered office in the State of Delaware, its principal place of business, or an officer or agent of the Corporation having custody of the book in which minutes of proceedings of stockholders are recorded. Delivery made to the Corporation’s registered office shall be by hand or by certified or registered mail, return receipt requested. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall, to the extent required by law, be given to those stockholders who have not consented in writing and who, if the action had been taken at a meeting, would have been entitled to notice of the meeting if the record date for notice of such meeting had been the date that written consents signed by a sufficient number of holders to take the action were delivered to the Corporation.
Section 1.14 Delivery to the Corporation. Whenever this Article II requires one or more persons (including a record or beneficial owner of stock) to deliver a document or information to the Corporation or any officer, employee or agent thereof (including any notice, request, questionnaire, revocation, representation or other document or agreement), unless the Corporation elects otherwise, such document or information shall be in writing exclusively (and not in an electronic transmission) and shall be delivered exclusively by hand (including, without limitation, overnight courier service) or by certified or registered mail, return receipt requested, and the Corporation shall not be required to accept delivery of any document not in such written form or so delivered.
ARTICLE II
BOARD OF DIRECTORS
Section 2.1 Number; Qualifications. The total number of directors constituting the Whole Board shall be fixed from time to time in the manner set forth in the Certificate of Incorporation and the term “Whole Board” shall have the meaning specified in the Certificate of Incorporation. No decrease in the authorized number of directors constituting the Whole Board shall shorten the term of any incumbent director. Directors need not be stockholders of the Corporation.
Section 2.2 Election; Resignation; Removal; Vacancies. Election of directors need not be by written ballot. Unless otherwise provided by the Certificate of Incorporation and subject to the special rights of holders of any series of Preferred Stock to elect directors, immediately following the Voting Threshold Date (as defined in the Certificate of Incorporation), the Board shall be divided into three classes, designated as Class I, Class II and Class III. The number of directors in each class shall be divided as nearly equal as is practicable. Each director shall hold office until the annual meeting at which such director’s term expires and until such director’s successor is elected and qualified or until such director’s earlier death, resignation, disqualification or removal. Any director may resign by delivering a resignation in writing or by electronic transmission to the Corporation at its principal office or to the Chairperson of the Board, the Chief Executive Officer, or the Secretary. Such resignation shall be effective upon delivery unless it is specified to be effective at a later time or upon the happening of an event. Subject to the special rights of holders of any series of Preferred Stock to elect directors, directors may be removed only as provided by the Certificate of Incorporation and applicable law. All vacancies occurring in the Board and any newly created directorships resulting from any increase in the authorized number of directors shall be filled in the manner set forth in the Certificate of Incorporation.
Section 2.3 Regular Meetings. Regular meetings of the Board may be held at such places, within or without the State of Delaware, and at such times as the Board may from time to time determine.
Notice of regular meetings need not be given if the date, times and places thereof are fixed by resolution of the Board.
Section 2.4 Special Meetings. Special meetings of the Board may be called by the Chairperson of the Board, the Chief Executive Officer, the Lead Independent Director or a majority of the members of the Board then in office and may be held at any time, date or place, within or without the State of Delaware, as the person or persons calling the meeting shall fix. Notice of the time, date and place of such meeting shall be given, orally, in writing or by electronic transmission (including electronic mail), by the person or persons calling the meeting to all directors at least four (4) days before the meeting if the notice is mailed, or at least twenty-four (24) hours before the meeting if such notice is given by telephone, hand delivery, telegram, telex, mailgram, facsimile, electronic mail or other means of electronic transmission; provided, however, that if, under the circumstances, the Chairperson of the Board, the Lead Independent Director or the Chief Executive Officer calling a special meeting deems that more immediate action is necessary or appropriate, notice may be delivered on the day of such special meeting. Unless otherwise indicated in the notice, any and all business may be transacted at a special meeting.

Section 2.5 Remote Meetings Permitted. Members of the Board, or any committee of the Board, may participate in a meeting of the Board or such committee by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to conference telephone or other communications equipment shall constitute presence in person at such meeting.
Section 2.6 Quorum; Vote Required for Action. At all meetings of the Board, directors representing a majority of the Whole Board shall constitute a quorum for the transaction of business. If a quorum shall fail to attend any meeting, a majority of those present may adjourn the meeting to another place, date or time. Except as otherwise provided herein or in the Certificate of Incorporation, or required by law, the vote of a majority of the directors present at a meeting at which a quorum is present shall be the act of the Board.
Section 2.7 Organization. Meetings of the Board shall be presided over by (a) the Chairperson of the Board, or (b) in the absence of such person, the Lead Independent Director, or (c) in such person’s absence, by the Chief Executive Officer, or (d) in such person’s absence, by a chairperson chosen by the Board at the meeting. Unless otherwise determined by the Board, the Secretary shall act as secretary of the meeting, but in such person’s absence the chairperson of the meeting may appoint any person to act as secretary of the meeting.
Section 2.8 Unanimous Action by Directors in Lieu of a Meeting. Any action required or permitted to be taken at any meeting of the Board, or of any committee thereof, may be taken without a meeting if all members of the Board or such committee, as the case may be, consent thereto in writing or by electronic transmission, and any consent may be documented, signed and delivered in any manner permitted by Section 116 of the DGCL. After an action is taken, the consent or consents relating thereto shall be filed with the minutes of proceedings of the Board or committee, as applicable. Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form.
Section 2.9 Powers. Except as otherwise provided by the Certificate of Incorporation or the DGCL, the business and affairs of the Corporation shall be managed by or under the direction of the Board.
Section 2.10 Compensation of Directors. Members of the Board, as such, may receive, pursuant to a resolution of the Board, fees and other compensation for their services as directors, including without limitation their services as members of committees of the Board.
Section 2.11 Confidentiality. Each director shall maintain the confidentiality of, and shall not share with any third party person or entity (including third parties that originally sponsored, nominated or designated such director (the “Sponsoring Party”)), any non-public information learned in their capacities as directors, including communications among Board members in their capacities as directors. The Board may adopt a board confidentiality policy further implementing and interpreting this bylaw (a “Board Confidentiality Policy”). All directors are required to comply with this bylaw and any such Board Confidentiality Policy unless such director or the Sponsoring Party for such director has entered into a specific written agreement with the Corporation, in either case as approved by the Board, providing otherwise with respect to such confidential information.
ARTICLE III
COMMITTEES
Section 3.1 Committees. The Board may designate one or more committees, each committee to consist of one or more of the directors of the Corporation. The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of the committee, the member or members thereof present at any meeting of such committee who are not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another member of the Board to act at the meeting in place of any such absent or disqualified member. Any such committee, to the extent provided in a resolution of the Board, shall have and may exercise all the powers and authority of the Board in the management of the business and affairs of the Corporation and may authorize the seal of the Corporation to be affixed to all papers that may require it; but no such committee shall have the power or authority in reference to the following matters: (a) approving, adopting, or recommending to the stockholders any action or matter (other than the election or removal of members of the Board) expressly required by the DGCL to be submitted to stockholders for approval or adopting, amending or repealing any bylaw of the Corporation.

Section 3.2 Committee Rules. Each committee shall keep records of its proceedings and make such reports as the Board may from time to time request. Unless the Board otherwise provides, each committee designated by the Board may make, alter and repeal rules for the conduct of its business. In the absence of such rules, each committee shall conduct its business in the same manner as the Board conducts its business pursuant to Article II of these Bylaws. Except as otherwise provided in the Certificate of Incorporation, these Bylaws or the resolution of the Board designating the committee, any committee may create one or more subcommittees, each subcommittee to consist of one or more members of the committee, and may delegate to any such subcommittee any or all of the powers and authority of the committee.
ARTICLE IV
OFFICERS; CHAIRPERSON; LEAD INDEPENDENT DIRECTOR
Section 4.1 Generally. The officers of the Corporation shall consist of a Chief Executive Officer (who may be the Chairperson of the Board or the President), a President, a Secretary and a Treasurer and may consist of such other officers, including, without limitation, a Chief Financial Officer, and one or more Vice Presidents, as may from time to time be appointed by the Board. All officers shall be elected by the Board; provided, however, that the Board may empower the Chief Executive Officer of the Corporation to appoint any officer other than the Chief Executive Officer, the President, the Chief Financial Officer or the Treasurer. Except as otherwise provided by law, by the Certificate of Incorporation or these Bylaws, each officer shall hold office until such officer’s successor is duly elected and qualified or until such officer’s earlier resignation, death, disqualification or removal. Any number of offices may be held by the same person. Any officer may resign by delivering a resignation in writing or by electronic transmission to the Corporation at its principal office or to the Chairperson of the Board, the Chief Executive Officer, or the Secretary. Such resignation shall be effective upon delivery unless it is specified to be effective at some later time or upon the happening of some later event. Any vacancy occurring in any office of the Corporation by death, resignation, removal or otherwise may be filled by the Board and the Board may, in its discretion, leave unfilled, for such period as it may determine, any offices. Each such successor shall hold office for the unexpired term of such officer’s predecessor and until a successor is duly elected and qualified or until such officer’s earlier resignation, death, disqualification or removal.
Section 4.2 Chief Executive Officer. Subject to the control of the Board and such supervisory powers, if any, as may be given by the Board, the powers and duties of the Chief Executive Officer of the Corporation are:
(a) to act as the general manager and, subject to the control of the Board, to have general supervision, direction and control of the business and affairs of the Corporation;
(b) subject to Section 1.6 of these Bylaws, to preside at all meetings of the stockholders;
(c) subject to Section 1.2 of these Bylaws, to call special meetings of the stockholders to be held at such times and, subject to the limitations prescribed by law or by these Bylaws, at such places as he or she shall deem proper; and
(d) to affix the signature of the Corporation to all deeds, conveyances, mortgages, guarantees, leases, obligations, bonds, certificates and other papers and instruments in writing which have been authorized by the Board or which, in the judgment of the Chief Executive Officer, should be executed on behalf of the Corporation; to sign certificates for shares of stock of the Corporation (if any); and, subject to the direction of the Board, to have general charge of the property of the Corporation and to supervise and control all officers, agents and employees of the Corporation.
The person holding the office of President shall be the Chief Executive Officer of the Corporation unless the Board shall designate another officer to be the Chief Executive Officer.
Section 4.3 Chairperson of the Board. Subject to the provisions of Section 2.7 of these Bylaws, the Chairperson of the Board shall have the power to preside at all meetings of the Board and shall have such other powers and duties as provided in these Bylaws and as the Board may from time to time prescribe. The Chairperson of the Board may or may not be an officer of the Corporation.
Section 4.4 Lead Independent Director. The Board may, in its discretion, elect a lead independent director from among its members that are Independent Directors (as defined below) (such director, the “Lead Independent Director”). The Lead Independent Director shall preside at all meetings at which the Chairperson of the Board is not present and shall exercise such other powers and duties as may from time to time be assigned to him or her by the Board or as prescribed by these Bylaws. For purposes of these Bylaws, “Independent Director” has the meaning ascribed to such term under the rules of the exchange upon which the Corporation’s Common Stock is primarily traded.
Section 4.5 President. The person holding the office of Chief Executive Officer shall be the President of the Corporation unless the Board shall have designated one individual as the President and a different individual as the Chief Executive Officer of the Corporation. Subject to the provisions of these Bylaws and to the direction of the Board, and subject to the supervisory powers of the Chief Executive Officer (if the Chief Executive Officer is an officer other than the President), and subject to such supervisory powers and authority as may be given by the Board to the Chairperson of the Board, and/or to any other officer, the President shall have the responsibility for the general management and control of the business and affairs of the Corporation and the general supervision and direction of all of the officers, employees and agents of the Corporation (other than the Chief Executive Officer, if the Chief Executive Officer is an officer other than the President) and shall perform all duties and have all powers that are commonly incident to the office of President or that are delegated to the President by the Board.
Section 4.6 Chief Financial Officer. The person holding the office of Chief Financial Officer shall be the Treasurer of the Corporation unless the Board shall have designated another officer as the Treasurer of the Corporation. Subject to the direction of the Board and the Chief Executive Officer, the Chief Financial Officer shall perform all duties and have all powers that are commonly incident to the office of Chief Financial Officer, or as the Board or the Chief Executive Officer may from time to time prescribe.
Section 4.7 Treasurer. The person holding the office of Treasurer shall have custody of all monies and securities of the Corporation. The Treasurer shall make such disbursements of the funds of the Corporation as are authorized and shall render from time to time an account of all such transactions. The Treasurer shall also perform such other duties and have such other powers as are commonly incident to the office of Treasurer, or as the Board or the Chief Executive Officer may from time to time prescribe.
Section 4.8 Vice President. Each Vice President shall have all such powers and duties as are commonly incident to the office of Vice President or that are delegated to him or her by the Board or the Chief Executive Officer. A Vice President may be designated by the Board to perform the duties and exercise the powers of the Chief Executive Officer or President in the event of the Chief Executive Officer’s or President’s absence or disability.
Section 4.9 Secretary. The Secretary shall issue or cause to be issued all authorized notices for, and shall keep, or cause to be kept, minutes of all meetings of the stockholders and the Board. The Secretary shall have charge of the corporate minute books and similar records and shall perform such other duties and have such other powers as are commonly incident to the office of Secretary, or as the Board or the Chief Executive Officer may from time to time prescribe.
Section 4.10 Delegation of Authority. The Board may from time to time delegate the powers or duties of any officer of the Corporation to any other officers or agents of the Corporation, notwithstanding any provision hereof.
Section 4.11 Removal. Any officer of the Corporation shall serve at the pleasure of the Board and may be removed at any time, with or without cause, by the Board; provided that if the Board has empowered the Chief Executive Officer to appoint any officer of the Corporation, then such officer may also be removed by the Chief Executive Officer. Such removal shall be without prejudice to the contractual rights of such officer, if any, with the Corporation.
Section 4.12 Voting Shares in Other Business Entities. The Chairperson, the CEO, the President, if any is appointed, any vice president, the CFO, the Secretary or assistant secretary of the Corporation, or any other person authorized by the Board of Directors may vote, and otherwise exercise on behalf of the Corporation any and all rights and powers incident to the ownership of, any and all shares of stock or other equity interest held by the Corporation in any other corporation or other business entity. The authority granted herein may be exercised either by such person directly or by any other person authorized to do so by proxy or power of attorney duly executed by the person having such authority.

Section 4.13 Execution of Corporate Contracts and Instruments. The Board of Directors, except as otherwise provided in these Bylaws, shall designate the officers, employees and agents of the Corporation who shall have power to enter into any contract or execute any instrument in the name of and on behalf of the Corporation. Such delegation may be by resolution or otherwise and the authority granted shall be general or confined to specific matters, all as the Board of Directors or any such committee may determine. In the absence of such designation referred to in the first sentence of this Section 4.13, the officers of the Corporation shall have such power so referred to, to the extent incident to the normal performance of their duties.
ARTICLE V
STOCK
Section 5.1 Certificates; Uncertificated Shares. The shares of capital stock of the Corporation shall be uncertificated shares; provided, however, that the resolution of the Board that the shares of capital stock of the Corporation shall be uncertificated shares shall not apply to shares represented by a certificate until such certificate is surrendered to the Corporation (or the transfer agent or registrar, as the case may be). Notwithstanding the foregoing, the Board may provide by resolution or resolutions that some or all of any or all classes or series of its stock shall be certificated shares. Every holder of stock represented by certificates shall be entitled to have a certificate signed by, or in the name of the Corporation, by any two authorized officers of the Corporation (it being understood that each of the Chairperson of the Board, the Vice-Chairperson of the Board, the Chief Executive Officer, the President, any Vice President, the Treasurer, any Assistant Treasurer, the Secretary, and any Assistant Secretary shall be an authorized officer for such purpose), representing the number of shares registered in certificate form. Any or all of the signatures on the certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if such person were an officer, transfer agent or registrar at the date of issue.
Section 5.2 Lost, Stolen or Destroyed Stock Certificates; Issuance of New Certificates or Uncertificated Shares. The Corporation may issue a new certificate of stock or uncertificated shares in the place of any certificate previously issued by it, alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed, and the Corporation may require the owner of the lost, stolen or destroyed certificate, or such owner’s legal representative, to agree to indemnify the Corporation and/or to give the Corporation a bond sufficient to indemnify it, against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate or uncertificated shares.
Section 5.3 Other Regulations. Subject to applicable law, the Certificate of Incorporation and these Bylaws, the issue, transfer, conversion and registration of shares represented by certificates and of uncertificated shares shall be governed by such other regulations as the Board may establish.
ARTICLE VI
INDEMNIFICATION
Section 6.1 Indemnification of Officers and Directors. Each person who was or is made a party to, or is threatened to be made a party to, or is involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, legislative or any other type whatsoever (a “Proceeding”), by reason of the fact that such person (or a person of whom such person is the legal representative), is or was a director or officer of the Corporation or, while serving as a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee, agent or trustee of another corporation, or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans (for purposes of this Article VI, an “Indemnitee”), shall be indemnified and held harmless by the Corporation to the fullest extent permitted by the DGCL as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than such law permitted the Corporation to provide prior to such amendment), against all expenses, liability and loss (including attorneys’ fees, judgments, fines, ERISA excise taxes and penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such Indemnitee in connection therewith, provided such Indemnitee acted in good faith and in a manner that the Indemnitee reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal Proceeding, had no reasonable cause to believe the Indemnitee’s conduct was unlawful. Such indemnification shall continue as to an Indemnitee who has ceased to be a director or officer of the Corporation and shall inure to the benefit of such Indemnitees’ heirs, executors and administrators. Notwithstanding the foregoing, subject to Section 6.5 of these Bylaws, the Corporation shall indemnify any such Indemnitee seeking indemnity in connection with a Proceeding (or part thereof) initiated by such Indemnitee only if such Proceeding (or part thereof) was authorized by the Board or such indemnification is authorized by an agreement approved by the Board.
Section 6.2 Advance of Expenses. The Corporation shall pay all expenses (including attorneys’ fees) incurred by an Indemnitee in defending any Proceeding in advance of its final disposition; provided, however, that if the DGCL then so requires, the advancement of such expenses shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of such Indemnitee, to repay such amounts if it shall ultimately be determined that such Indemnitee is not entitled to be indemnified under this Article VI or otherwise.
Section 6.3 Non-Exclusivity of Rights. The rights conferred on any person in this Article VI shall not be exclusive of any other right that such person may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, Bylaws, agreement, vote or consent of stockholders or disinterested directors, or otherwise. Additionally, nothing in this Article VI shall limit the ability of the Corporation, in its discretion, to indemnify or advance expenses to persons whom the Corporation is not obligated to indemnify or advance expenses pursuant to this Article VI.
Section 6.4 Indemnification Contracts. The Board is authorized to cause the Corporation to enter into indemnification contracts with any director, officer, employee or agent of the Corporation, or any person serving at the request of the Corporation as a director, officer, employee, agent or trustee of another corporation, partnership, joint venture, trust or other enterprise, including employee benefit plans, providing indemnification or advancement rights to such person. Such rights may be greater than those provided in this Article VI.
Section 6.5 Right of Indemnitee to Bring Suit. The following shall apply to the extent not in conflict with any indemnification contract provided for in Section 6.4 of these Bylaws.
6.5.1 Right to Bring Suit. If a claim under Section 6.1 or 6.2 of these Bylaws is not paid in full by the Corporation within sixty (60) days after a written claim has been received by the Corporation, except in the case of a claim for an advancement of expenses, in which case the applicable period shall be twenty (20) days, the Indemnitee may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim. If successful in whole or in part in any such suit, or in a suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the Indemnitee shall be entitled to be paid, to the fullest extent permitted by law, the expense of prosecuting or defending such suit. In any suit brought by the Indemnitee to enforce a right to indemnification hereunder (but not in a suit brought by the Indemnitee to enforce a right to an advancement of expenses) it shall be a defense that the Indemnitee has not met any applicable standard of conduct which makes it permissible under the DGCL (or other applicable law) for the Corporation to indemnify the Indemnitee for the amount claimed.
6.5.2 Effect of Determination. The absence of a determination prior to the commencement of such suit that indemnification of the Indemnitee is proper in the circumstances because the Indemnitee has met the applicable standard of conduct set forth in applicable law shall not create a presumption that the Indemnitee has not met the applicable standard of conduct or, in the case of such a suit brought by the Indemnitee, be a defense to such suit.
6.5.3 Burden of Proof. In any suit brought by the Indemnitee to enforce a right to indemnification or to an advancement of expenses hereunder, or brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the Indemnitee is not entitled to be indemnified, or to such advancement of expenses, under this Article VI, or otherwise, shall be on the Corporation.
Section 6.6 Nature of Rights. The rights conferred upon Indemnitees in this Article VI shall be contract rights and such rights shall continue as to an Indemnitee who has ceased to be a director, officer or trustee and shall inure to the benefit of the Indemnitee’s heirs, executors and administrators. Any amendment, repeal or modification of any provision of this Article VI that adversely affects any right of an Indemnitee or an Indemnitee’s successors shall be prospective only, and shall not adversely affect any right or protection conferred on a person pursuant to this Article VI with respect to any Proceeding involving any occurrence or alleged occurrence of any action or omission to act that took place prior to such amendment, repeal or modification. Any reference to an officer of the Corporation in this Article VI shall be deemed to refer exclusively to the Chief Executive Officer, President, Treasurer, Chief Financial Officer, and Secretary of the Corporation appointed pursuant to Article IV of these Bylaws, and to any Vice President, Assistant Secretary, Assistant Treasurer or other officer of the Corporation appointed by the Board of Directors or by the Chief Executive Officer pursuant to Article IV of these Bylaws, and any reference to an officer of any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise shall be deemed to refer exclusively to an officer appointed by the board of directors or equivalent governing body of such other entity pursuant to the certificate of incorporation and bylaws or equivalent organizational documents of such other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise. The fact that any person who is or was an employee of the Corporation or an employee of any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, but not an officer thereof as described in the preceding sentence, has been given or has used the title of “Vice President” or any other title that could be construed to suggest or imply that such person is or may be such an officer of the Corporation or of such other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise shall not result in such person being constituted as, or being deemed to be, such an officer of the Corporation or of such other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise for purposes of this Article VI.
Section 6.7 Insurance. The Corporation may purchase and maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the DGCL.
ARTICLE VII
NOTICES
Section 7.1 Notice.
7.1.1 Form and Delivery. Except as otherwise specifically required in these Bylaws (including, without limitation, Section 7.1.2 of these Bylaws) or by applicable law, all notices required to be given pursuant to these Bylaws may (a) in every instance in connection with any delivery to a member of the Board, be effectively given by hand delivery (including use of a delivery service), by depositing such notice in the mail, postage prepaid, or by sending such notice by overnight express courier, facsimile, electronic mail or other form of electronic transmission and (b) be effectively delivered to a stockholder when given by hand delivery, by depositing such notice in the mail, postage prepaid, or by courier service or electronic mail in the manner provided in Section 232 of the DGCL or, if specifically consented to by the stockholder as described in Section 7.1.2 of these Bylaws, by sending such notice by a form of electronic transmission other than electronic mail in the manner prescribed by Section 232 of the DGCL. Any such notice shall be addressed to the person to whom notice is to be given at such person’s address as it appears on the records of the Corporation. The notice shall be deemed given (a) in the case of hand delivery, when received by the person to whom notice is to be given or by any person accepting such notice on behalf of such person, (b) in the case of delivery by mail, upon deposit in the mail, (c) in (i) the case of delivery by overnight express courier to a director, when dispatched or (ii) the case of delivery by courier service to a stockholder, the earlier of when the notice is received or left at such stockholder’s address, and (d) in (i) the case of delivery by electronic mail, when directed to the director’s or stockholder’s electronic mail address unless, in the case of a stockholder, the stockholder has notified the corporation in writing or by electronic transmission of an objection to receiving notice by electronic mail or such notice is prohibited by the last sentence of Section 7.1.2 of these Bylaws or (ii) the case of delivery via facsimile or other form of electronic transmission (other than electronic mail) at the time provided in Section 7.1.2 of these Bylaws.
7.1.2 Electronic Transmission. Without limiting the manner by which notice otherwise may be given effectively to stockholders, any notice to stockholders given by the Corporation under any provision of the DGCL, the Certificate of Incorporation, or these Bylaws shall be effective if given by a form of electronic transmission (other than electronic mail) consented to by the stockholder to whom the notice is given in accordance with Section 232 of the DGCL. Notice given pursuant to this Section 7.1.2 shall be deemed given: (i) if by facsimile telecommunication, when directed to a number at which the stockholder has consented to receive notice; (ii) if by a posting on an electronic network together with separate notice to the stockholder of such specific posting, upon the later of such posting and the giving of such separate notice; and (iii) if by any other form of electronic transmission (other than electronic mail), when directed to the stockholder. Notwithstanding the foregoing, a notice may not be given to stockholders by an electronic transmission from and after the time that (a) the Corporation is unable to deliver by such electronic transmission two (2) consecutive notices given by the Corporation, (b) such inability becomes known to the Secretary or an Assistant Secretary or to the transfer agent, or other person responsible for the giving of notice; provided, however, the inadvertent failure to discover such inability shall not invalidate any meeting or other action.
7.1.3 Affidavit of Giving Notice. An affidavit of the Secretary or an Assistant Secretary or of the transfer agent or other agent of the Corporation that the notice has been given in writing or by a form of electronic transmission shall, in the absence of fraud, be prima facie evidence of the facts stated therein.
Section 7.2 Waiver of Notice. Whenever notice is required to be given under any provision of the DGCL, the Certificate of Incorporation or these Bylaws, a written waiver of notice, signed by the person entitled to notice, or waiver by electronic transmission by such person, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders, directors or members of a committee of directors need be specified in any waiver of notice.
ARTICLE VIII
INTERESTED DIRECTORS
Section 8.1 Interested Directors. No contract or transaction between the Corporation and one or more of its members of the Board or officers, or between the Corporation and any other corporation, partnership, association or other organization in which one or more of its directors or officers are members of the board of directors or officers, or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the Board or committee thereof that authorizes the contract or transaction, or solely because his, her or their votes are counted for such purpose, if: (a) the material facts as to his, her or their relationship or interest and as to the contract or transaction are disclosed or are known to the Board or the committee, and the Board or committee in good faith authorizes the contract or transaction by the affirmative votes of a majority of the disinterested directors, even though the disinterested directors be less than a quorum; (b) the material facts as to his, her or their relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the stockholders; or (c) the contract or transaction is fair as to the Corporation as of the time it is authorized, approved or ratified by the Board, a committee thereof, or the stockholders.
Section 8.2 Quorum. Interested directors may be counted in determining the presence of a quorum at a meeting of the Board or of a committee which authorizes the contract or transaction.
ARTICLE IX
MISCELLANEOUS
Section 9.1 Fiscal Year. The fiscal year of the Corporation shall be determined by resolution of the Board.
Section 9.2 Seal. The Board may provide for a corporate seal, which may have the name of the Corporation inscribed thereon and shall otherwise be in such form as may be approved from time to time by the Board.
Section 9.3 Form of Records. Any records administered by or on behalf of the Corporation in the regular course of its business, including its stock ledger, books of account and minute books, may be kept on or by means of, or be in the form of any other information storage device, method or one or more electronic networks or databases (including one or more distributed electronic networks or databases), electronic or otherwise, provided that the records so kept can be converted into clearly legible paper form within a reasonable time and otherwise comply with the DGCL. The Corporation shall so convert any records so kept upon the request of any person entitled to inspect such records pursuant to any provision of the DGCL.
Section 9.4 Reliance Upon Books and Records. A member of the Board, or a member of any committee designated by the Board shall, in the performance of such person’s duties, be fully protected in relying in good faith upon the books and records of the Corporation and upon such information, opinions, reports or statements presented to the Corporation by any of the Corporation’s officers or employees, or committees of the Board, or by any other person as to matters the member reasonably believes are within such other person’s professional or expert competence and who has been selected with reasonable care by or on behalf of the Corporation.
Section 9.5 Certificate of Incorporation Governs. In the event of any conflict between the provisions of the Certificate of Incorporation and Bylaws, the provisions of the Certificate of Incorporation shall govern.
Section 9.6 Severability. If any provision of these Bylaws shall be held to be invalid, illegal, unenforceable or in conflict with the provisions of the Certificate of Incorporation, then such provision shall nonetheless be enforced to the maximum extent possible consistent with such holding and the remaining provisions of these Bylaws (including without limitation, all portions of any section of these Bylaws containing any such provision held to be invalid, illegal, unenforceable or in conflict with the Certificate of Incorporation, that are not themselves invalid, illegal, unenforceable or in conflict with the Certificate of Incorporation) shall remain in full force and effect.
Section 9.7 Time Periods. In applying any provision of these Bylaws which requires that an act be done or not be done a specified number of days prior to an event or that an act be done during a period of a specified number of days prior to an event, calendar days shall be used, the day of the doing of the act shall be excluded, and the day of the event shall be included.
ARTICLE X
AMENDMENT
Notwithstanding any other provision of these Bylaws, any alteration, amendment or repeal of these Bylaws, and any adoption of new Bylaws, shall require the approval of the Board or the stockholders of the Corporation as expressly provided in the Certificate of Incorporation.

Annex D
AMENDED AND RESTATED
AGREEMENT AND PLAN OF
REORGANIZATION BY AND AMONG
CONTEXTLOGIC INC., EASTER MERGER SUB, INC. AND
EASTER PARENT, INC.
THIS AMENDED AND RESTATED AGREEMENT AND PLAN OF REORGANIZATION (the “Agreement”), dated as of June 9, 2025 is by and among ContextLogic Inc., a Delaware corporation (the “Company”), Easter Parent, Inc., a Delaware corporation (“Holdings”), and Easter Merger Sub, Inc., a Delaware corporation (“Merger Sub”). This Agreement amends, restates, replaces and supersedes in its entirety that certain Agreement and Plan of Reorganization by and among the Company, Holdings and Merger Sub, dated May 23, 2025 (the “Original Agreement”).
W I T N E S S E T H:
WHEREAS, the Company has an authorized capital stock consisting of 3,000,000,000 shares of class A common stock, par value $0.0001 per share (the “Company Common Stock”), of which 26,682,233 shares are issued and outstanding as of the date hereof and 100,000,000 shares of preferred stock, par value $0.0001 per share (the “Company Preferred Stock”), none of which are outstanding on the date hereof;
WHEREAS the Company, Holdings and Merger Sub entered into the Original Agreement and hereby intend to amend and restate the Original Agreement as set forth herein pursuant to Section 5.1 to the Original Agreement;
WHEREAS, Holdings has an authorized capital stock consisting of 1,000 shares of common stock, par value $0.0001 per share, of which 1,000 shares are issued and outstanding and are held by the Company on the date hereof, and 1,000 shares of preferred stock, par value $0.0001 per share, none of which are outstanding on the date hereof;
WHEREAS, immediately prior to the Effective Time (as defined in Section 1.2 below), Holdings will have authorized capital stock consisting of 3,000,000,000 shares of common stock, par value $0.0001 per share (the “Holdings Common Stock”), and 100,000,000 shares of preferred stock, par value $0.0001 per share (the “Holdings Preferred Stock”);
WHEREAS, Merger Sub has an authorized capital stock consisting of 100 shares of common stock, par value $0.0001 per share, (the “Merger Sub Common Stock”), all of which are issued and outstanding and are held by Holdings on the date hereof;
WHEREAS, the Company, Holdings and Merger Sub desire to effect a reorganization of the Company into a holding company structure (the “Reorganization”) by means of the Merger followed by the Conversion (as defined below), pursuant to which the Company will become a wholly-owned subsidiary of Holdings and stockholders of the Company will exchange their securities of the Company for securities of Holdings;
WHEREAS, the boards of directors of the Company and Merger Sub each desire that, to facilitate the Reorganization, Merger Sub merge with and into the Company (the “Merger”) pursuant to Section 251 of the General Corporation Law of the State of Delaware (the “DGCL”) on the terms set forth in this Agreement, which is intended to constitute, inter alia, an agreement of merger for the purposes of the DGCL, and the boards of directors of the Company and Merger Sub have each approved this Agreement;
WHEREAS, the Company, the next day following the Merger, will be converted from a Delaware corporation to a Delaware limited liability company (the “Conversion”);
WHEREAS, the board of directors of Holdings has approved this Agreement and authorized Holdings to join and be bound by it; and
WHEREAS, the board of directors of the Company has directed that this Agreement be submitted to a vote of the Company’s stockholders at its annual meeting of stockholders (the “Annual Meeting”).
NOW, THEREFORE, in consideration of the premises and mutual agreements herein contained, the parties hereto agree as follows.

ARTICLE ONE
THE MERGER
1.1 The Merger; Effect of Merger. At the Effective Time, Merger Sub shall be merged with and into the Company pursuant to Section 251 of the DGCL, the separate existence of Merger Sub shall cease, and the Company, as the surviving corporation, shall continue its corporate existence under the laws of the State of Delaware, all with the effect provided in the DGCL. The Company, as the surviving corporation, shall succeed, insofar as permitted by law, to all rights, assets, liabilities and obligations of Merger Sub in accordance with the DGCL. At the Effective Time of the Conversion (as defined below), the Company, as the surviving corporation, shall be converted from a Delaware corporation to a Delaware limited liability company and continue as a wholly owned subsidiary of Holdings.
1.2 Effective Time. The Effective Time shall be the time at which a duly executed copy of a Certificate of Merger with respect to the Merger is filed in the office of the Secretary of State of Delaware in accordance with the provisions of the DGCL, or at such later time as is agreed to by the parties to this Agreement and specified in the Certificate of Merger (the “Effective Time”). The Effective Time of the Conversion will be 12:01 A.M. of the day immediately following the effective date of the Merger (the “Effective Time of the Conversion”).
1.3 Company Certificate of Incorporation. The certificate of incorporation of the Company, as in effect immediately prior to the Effective Time, shall be, from and after the Effective Time, amended and restated by virtue of the Merger as set forth on Annex A attached hereto, and as so amended shall thereafter continue in full force and effect as the certificate of incorporation of the surviving corporation until it shall thereafter be amended as provided by law.
1.4 Company By-laws. The amended and restated by-laws of the Company, as in effect immediately prior to the Effective Time, shall be amended and restated to read as the bylaws of Merger Sub in effect immediately prior to the Effective Time, except that “ContextLogic Inc.” shall replace each instance where “Easter Merger Sub, Inc.” appears , as the surviving corporation, following the Effective Time until the same shall thereafter be altered, amended or repealed.
1.5 Company’s and Holdings’ Directors and Officers. The directors and officers, respectively, of the Company immediately prior to the Effective Time shall continue as the directors and officers, respectively, of Holdings following the Effective Time, to hold office until their successors have been duly elected and qualified in accordance with the certificate of incorporation and bylaws of Holdings.
1.6 Holdings Certificate of Incorporation and By-laws. Prior to the Effective Time, Holdings and the Company shall take all action reasonably necessary to cause Holdings’ Certificate of Incorporation and by-laws to read in their entirety substantially as set forth in Annex B and C, attached hereto, respectively.
1.7 Tax Treatment. For US federal income tax purposes, the parties intend that the Reorganization qualify as a tax-free reorganization within the meaning of Section 368(a) of the Code, or alternatively as a tax-free exchange within the meaning of Section 351 of the Code followed by a liquidation Company under Section 332 of the Code.
1.8 Tax Benefit Preservation Plan. Prior to the Effective Time, the Company shall cause the Tax Benefits Preservation Plan, dated as of February 10, 2024, by and between the Company and Equiniti Trust Company, LLC, as rights agent (the “Tax Benefits Preservation Plan”) to have been terminated pursuant to the terms thereunder.
ARTICLE TWO
CONVERSION OF SHARES
2.1 Company Common Stock. At the Effective Time, automatically by virtue of the Merger and without any further action by any of the parties hereto or any other person, each share of Company Common Stock issued and outstanding immediately prior to the Effective Time shall be converted into the right to receive one duly issued, fully paid and nonassessable share of Holdings Common Stock upon compliance with the procedures specified in Article Three of this Agreement. No shares of Company Common Stock shall be issued or outstanding after the Effective Time, except as set forth in Section 2.2 below. Each share of Company Common Stock held in the Company’s treasury shall be converted into one validly issued, fully paid and nonassessable share of Holdings Common Stock to be held immediately after completion of the Merger in the treasury of Holdings.

2.2 Merger Sub Common Stock. At the Effective Time, automatically by virtue of the Merger and without any further action by any of the parties hereto or any other person, each share of Merger Sub Common Stock outstanding immediately prior to the Effective Time shall be converted into one share of Company Common Stock and, as a result thereof, Holdings shall become the sole stockholder of the Company. At the Effective Time of the Conversion, all of the outstanding shares of Company Common Stock will be converted to limited liability interests pursuant to the Conversion, whereupon Holdings will own all of the limited liability interests in the Company.
2.3 Holdings Common Stock. At the Effective Time, automatically by virtue of the Merger and without any further action by any of the parties hereto or any other person, each share of Holdings Common Stock issued and outstanding and held by the Company immediately prior to the Effective Time shall be cancelled and cease to be issued or outstanding.
2.4 Stock Plans. At the Effective Time, Holdings shall assume and continue the Company’s obligations under the 2010 Equity Incentive Plan (the “2010 Incentive Plan”), and continue the Company’s 2020 Equity Incentive Plan (the “2020 Incentive Plan”) and the 2022 Inducement Plan (the “Inducement Plan,” and together with the 2010 Incentive Plan, the 2020 Incentive Plan, and the Inducement Plan, each a “Plan” and together, the “Plans”) and shall be substituted as the “Company” under the terms and provisions of the Plan and assume all rights and obligations of the Company under the each Plan as theretofore in effect and all stock options, restricted stock units, and other awards outstanding thereunder (the “Outstanding Awards”). The Plans and the Outstanding Awards shall, pursuant to their terms, thereafter apply to shares of Holdings Common Stock in the same manner as they theretofore applied to shares of Company Common Stock. Prior to the Effective Time, the Company shall take such action with respect to each Plan as is appropriate to facilitate performance of the foregoing provisions of this Section 2.4.
2.5 Dissenting Shares.
(a) Notwithstanding any provision of this Agreement to the contrary, shares of Company Common Stock that are outstanding immediately prior to the Effective Time and that are held by stockholders or owned by beneficial owners who shall have neither voted in favor of the Reorganization nor consented thereto in writing and who shall have demanded, properly in writing, appraisal for such shares of Company Common Stock in accordance with Section 262 of the DGCL (collectively, the “Dissenting Shares”) shall not be converted into, or represent the right to receive, Holdings Common Stock in accordance with Section 2.1 unless such holder or beneficial owner fails to perfect, withdraws or otherwise loses the right to appraisal. At the Effective Time, all Dissenting Shares will no longer be outstanding and automatically will be cancelled and will cease to exist, and, except as otherwise provided by applicable law, each holder or beneficial owner of Dissenting Shares will cease to have any rights with respect to the Dissenting Shares, other than such rights as are granted under such Section 262 of the DGCL. Such holders or beneficial owners shall be entitled to receive payment of the appraised value of such shares of Company Common Stock held by them in accordance with the provisions of such Section 262 of the DGCL, except that all Dissenting Shares held by holders or beneficial owners who shall have failed to perfect or who effectively shall have withdrawn or lost their rights to appraisal of such shares of Company Common Stock under such Section 262 of the DGCL shall thereupon be canceled and deemed to have been converted into, and to have become exchangeable for, as of the Effective Time, the right to receive the Holdings Common Stock in accordance with Section 2.1, without any interest thereon, upon surrender, in the manner provided in Article Three, of such shares of Company Common Stock.
ARTICLE THREE
EXCHANGE OF STOCK CERTIFICATES
3.1 Appointment of Transfer Agent. At or prior to the Effective Time, Holdings shall appoint a transfer agent (“Transfer Agent”) for the purpose of facilitating the exchange of securities of the Company for securities of Holdings including certificates evidencing shares of Company Common Stock (“Company Certificates”) for certificates evidencing such shares of Holdings Common Stock (“Holdings Certificates”).
3.2 Exchange Procedures for certificated shares. As promptly as reasonably practicable after the Effective Time, Holdings and the Company shall cause the Transfer Agent to mail to each person who was, at the Effective Time, a holder of record of certificated shares of Company Common Stock: (i) a letter of transmittal (which shall be in customary form and shall specify that delivery shall be effected, and risk of loss and title to the certificates evidencing such shares of Company Certificates shall pass, only upon proper delivery of the Company

Certificates to the Transfer Agent) and (ii) instructions for use in effecting the surrender of the Company Certificates pursuant to such letter of transmittal. Upon surrender to the Transfer Agent of a Company Certificate for cancellation, together with such letter of transmittal, duly completed and validly executed in accordance with the instructions thereto, and such other documents as may be required pursuant to such instructions, the holder of such Company Certificate shall be entitled to receive in exchange therefor, as applicable: a Holdings Certificate representing that number of shares of Holdings Common Stock as the number of shares of Company Common Stock represented by the surrendered Company Certificate and any dividends or other distributions to which such holder is entitled pursuant to Section 3.3 or, and the Company Certificate so surrendered shall forthwith be cancelled and the Company Certificates so surrendered shall forthwith be cancelled. In addition, each outstanding book-entry that, immediately prior to the Effective Time, evidenced shares of Company Common Stock shall, from and after the Effective Time, be deemed and treated for all corporate purposes to evidence the ownership of the same number of shares of Holdings Common Stock.
3.3 Restriction on Payment of Dividends and Distributions. No dividends or other distributions declared after the Effective Time with respect to Holdings Common Stock shall be paid to the holder of any unsurrendered Company Certificate until the holder thereof shall surrender such Company Certificate in accordance with Section 3.2. After the surrender of a Company Certificate in accordance with Section 3.2, the record holder thereof shall be entitled to receive any such dividends or other distributions, without any interest thereon, which theretofore had become payable with respect to shares of Holdings Common Stock represented by such Company Certificate. Notwithstanding the foregoing, to the fullest extent permitted by law, none of Holdings, the Company, the Transfer Agent or any other person shall be liable to any former holder of shares of Company Common Stock or for any amount properly delivered to a public official pursuant to applicable abandoned property, escheat or similar laws.
3.4 Issuance of Holdings Certificate in a Different Name. If any Holdings Certificate is to be issued pursuant to Section 3.2 in a name other than that in which the Company Certificate surrendered in exchange therefor is registered, it shall be a condition of the issuance thereof that the Company Certificate so surrendered shall be properly endorsed (or accompanied by an appropriate instrument of transfer) and otherwise in proper form for transfer, and that the person requesting such exchange shall pay to the Transfer Agent in advance any transfer or other taxes required by reason of the issuance of any Holdings Certificate in any name other than that of the registered holder of the Company Certificate surrendered, or required for any other reason, or shall establish to the satisfaction of the Transfer Agent that such tax has been paid or is not payable.
3.5 No Transfers of Company’s Common Stock or Company Preferred Stock after the Effective Time. After the Effective Time, there shall be no transfers on the stock transfer books of the Company of the shares of Company Common Stock which were issued and outstanding immediately prior to the Effective Time. If, after the Effective Time, Company Certificates representing such shares are presented for transfer, no transfer shall be effected on the stock transfer books of Holdings with respect to such shares and no Holdings Certificates shall be issued in exchange for such shares of Company Common Stock unless and until such Company Certificate is delivered to the Transfer Agent together with properly completed and duly executed copies of all documents required by Section 3.2 (or such other documents as are satisfactory to Holdings and the Transfer Agent in their sole discretion).
3.6 Lost Certificates. In the event any Company Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Company Certificate to be lost, stolen or destroyed and, if required by Holdings, the posting by such person of a bond in such amount as Holdings may determine is reasonably necessary as indemnity against any claim that may be made against it with respect to such Company Certificate, the Transfer Agent will issue in exchange for such lost, stolen or destroyed Company Certificate a Holdings Certificate representing the shares of Holdings Common Stock to which the holder thereof is entitled pursuant to Section 2.1 and any dividends or other distributions to which the holders thereof are entitled pursuant to Section 3.3.
3.7 Uncertificated Shares. In the case of each share of Company Common Stock that is not represented by a certificate, the Transfer Agent shall issue at the Effective Time one share of Holdings Common Stock to the holders of such security without any action by such holder, and in the case of Company Common Stock, such holder shall be deemed to have surrendered Company Certificates in accordance with Section 3.2.

ARTICLE FOUR
CONDITIONS TO REORGANIZATION
4.1 Conditions to Reorganization. The consummation of the Reorganization is subject to the satisfaction, or (to the extent permitted by law) waiver by the Company, of the following conditions prior to the Effective Time:
a)	Consents. Any consents, approvals or authorizations that the Company deems necessary or appropriate to be obtained in connection with the consummation of the Reorganization shall have been obtained;
b)
Stockholder Approval. This Agreement shall have been adopted by holders of a majority of the issued and outstanding shares of Company Common Stock, voting together as a single class in accordance with the DGCL;

c)	Stockholder Approval. This Agreement shall have been adopted by the sole stockholder of Merger Sub;
d)	Tax Benefits Preservation Plan: The Company shall have terminated the Tax Benefits Preservation Plan pursuant to the terms thereunder; and
e)
Dissenting Shares. Holders or beneficial owners of no more than one percent (1%) of the issued and outstanding shares of Company Common Stock as of immediately prior to the closing of the polls on the stockholder vote to adopt this Agreement, in the aggregate, shall have exercised, or remain entitled to exercise appraisal rights pursuant to Section 262 of the DGCL with respect to such Dissenting Shares as described in Section 2.5.

ARTICLE FIVE
AMENDMENT, DEFERRAL AND TERMINATION
5.1 Amendment. Subject to Section 251(d) of the DGCL, the parties hereto, by mutual consent of their respective boards of directors, may amend this Agreement prior to the filing of the Certificate of Merger with the Secretary of State of Delaware.
5.2 Deferral. Consummation of the Reorganization may be deferred by the board of directors of the Company or any authorized officer of the Company following the Annual Meeting if said board of directors or authorized officer determines that such deferral would be advisable and in the best interests of the Company and its stockholders.
5.3 Termination. This Agreement may be terminated and the Reorganization abandoned at any time prior to the filing of the Certificate of Merger with the Secretary of State of Delaware, whether before or after adoption of this Agreement by the stockholders of the Company, by action of the board of directors of the Company, if the board of directors determines that the consummation of the Reorganization would not, for any reason, be advisable and in the best interests of the Company and its stockholders.
ARTICLE SIX
MISCELLANEOUS
6.1 Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware.
6.2 Further Assurances. From time to time on and after the Effective Time, each party hereto agrees that it will execute and deliver or cause to be executed and delivered all such further assignments, assurances or other instruments, and shall take or cause to be taken all such further actions, as may be necessary or desirable to consummate the Reorganization. Merger Sub hereby authorizes and empowers the Company, as the surviving corporation, to execute and deliver all such assignments, assurances and other instruments and to take all such further actions in the name of Merger Sub following the Effective Time.
6.3 Counterparts. This Agreement may be executed in one or more counterparts and each such counterpart hereof shall be deemed to be an original instrument but all such counterparts together shall constitute but one agreement.
6.4 Description Headings. The descriptive headings herein are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement.
[REMAINDER OF PAGE LEFT INTENTIONALLY BLANK]

IN WITNESS WHEREOF, the undersigned have duly executed this Agreement on the date first written above.

CONTEXTLOGIC INC., a Delaware corporation

By:	/s/ Rishi Bajaj
	Name:	Rishi Bajaj
	Title:	Chief Executive Officer

EASTER MERGER SUB, INC., a Delaware corporation

By:	/s/ Rishi Bajaj
	Name:	Rishi Bajaj
	Title:	President

EASTER PARENT, INC., a Delaware corporation

By:	/s/ Rishi Bajaj
	Name:	Rishi Bajaj
	Title:	President

[Amended and Restated Agreement and Plan of Reorganization]

ANNEX A
CERTIFICATE OF INCORPORATION OF THE COMPANY
[Attached.]
[Annex A]

ANNEX B
CERTIFICATE OF INCORPORATION OF HOLDINGS
[Attached.]
[Annex B]

ANNEX C
BYLAWS OF HOLDINGS
[Attached.]
[Annex C]